As filed with the Securities and Exchange Commission on June 25, 1997
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               (INCLUDING EXHIBITS)

                          OREGON TRAIL FINANCIAL CORP.
               (Exact name of registrant as specified in charter)

         Oregon                           6035                    Applied For
(State or other jurisdiction of     (Primary SICC No.)         (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                2055 First Street
                            Baker City, Oregon 97814
                                 (541) 523-6327
          (Address and telephone number of principal executive offices)

                          John F. Breyer, Jr., Esquire
                          Victor L. Cangelosi, Esquire
                                BREYER & AGUGGIA
                                 Suite 470 East
                              1300 I Street, N.W.
                             Washington, D.C. 20005
                     (Name and address of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

============================================================================================================================
                                                Calculation of Registration Fee
============================================================================================================================
Title of Each Class of Securities        Proposed Maximum   Proposed Offering         Proposed Maximum       Amount of
Being Registered                         Amount Being       Price(1)                  Aggregate Offering     Registration Fee
                                         Registered(1)                                Price(1)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 Par Value            4,377,475           $10.00                  $43,774,750               $13,266

Participation interests                    240,000             --                           --                      (2)
============================================================================================================================

     (1) Estimated solely for purposes of calculating the registration fee. As described in the Prospectus, the actual number of shares to be issued and sold are subject to adjustment based upon the estimated pro forma market value of the registrant and market and financial conditions.

     (2) The securities of Oregon Trail Financial Corp. to be purchased by the Pioneer Bank, A Federal Savings Bank 401(k) Plan are included in the amount shown for Common Stock. Accordingly, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Cross Reference Sheet showing the location in the Prospectus of the Items of Form S-1


1.     Forepart of the Registration                        Forepart of the Registration Statement;
       Statement and Outside Front                         Outside Front Cover Page
       Cover of Prospectus

2.     Inside Front and Outside Back                       Inside Front Cover Page; Outside Back
       Cover Pages of Prospectus                           Cover Page

3.     Summary Information, Risk Factors                   Prospectus Summary; Risk Factors
       and Ratio of Earnings
       to Fixed Charges

4.     Use of Proceeds                                     Use of Proceeds; Capitalization

5.     Determination of Offering Price                     Market for Common Stock

6.     Dilution                                            *

7.     Selling Security Holders                            *

8.     Plan of Distribution                                The Conversion

9.     Description of Securities to be                     Description of Capital Stock
       Registered

10.    Interests of Named Experts and                      Legal and Tax Opinions; Experts
       Counsel

11.    Information with Respect to the
       Registrant

       (a) Description of Business                         Business of the Holding Company;
                                                           Business of the Savings Bank

       (b) Description of Property                         Business of the Savings Bank -- Properties

       (c) Legal Proceedings                               Business of the Savings Bank -- Legal
                                                           Proceedings

       (d) Market Price of and Dividends                   Outside Front Cover Page; Market for
       on the Registrant's Common Equity                   Common Stock; Dividend Policy
       and Related Stockholder Matters

       (e) Financial Statements                            Financial Statements; Pro Forma Data

       (f) Selected Financial Data                         Selected Financial and Other Data

       (g) Supplementary Financial                         *
       Information

       (h) Management's Discussion and                     Management's Discussion and Analysis of
       Analysis of Financial Condition                     Financial Condition and Results of Operations
       and Results of Operations

       (i) Changes in and Disagreements                    *
       with Accountants on Accounting
       and Financial Disclosure

       (j) Directors and Executive                         Management of the Holding Company; Management of
       Officers                                            the Savings Bank

       (k) Executive Compensation                          Management of the Holding Company; Management of
                                                           the Savings Bank -- Benefits -- Executive Compensation

       (l) Security Ownership of Certain                   *
       Beneficial Owners and Management

       (m) Certain Relationships and                       Management of the Savings Bank -- Transactions with
       Related Transactions                                the Savings Bank

12.    Disclosure of Commission Position                   Part II - Item 17
       on Indemnification for Securities
       Act Liabilities

----------
*Item is omitted because answer is negative or item inapplicable.

PROSPECTUS SUPPLEMENT

                          OREGON TRAIL FINANCIAL CORP.

                                PIONEER BANK, FSB
                           PROFIT SHARING 401(K) PLAN

     This Prospectus Supplement relates to the offer and sale to participants ("Participants") in the Pioneer Bank, FSB Profit Sharing 401(k) Plan ("Plan" or "401(k) Plan") of participation interests and shares of Oregon Trail Financial Corp. common stock, par value $.01 per share ("Common Stock"), as set forth herein.

     In connection with the proposed conversion of Pioneer Bank, FSB ("Savings Bank" or "Employer") from a federally chartered mutual savings bank to a federally chartered stock savings bank, a holding company, Oregon Trail
Financial Corp. ("Holding Company"), has been formed. The simultaneous conversion of the Savings Bank to stock form, the issuance of the Savings Bank's common stock to the Holding Company and the offer and sale of the Holding Company's Common Stock to the public are herein referred to as the "Conversion." Applicable provisions of the 401(k) Plan permit the investment of the Plan assets in Common Stock of the Holding Company at the direction of a Plan Participant. This Prospectus Supplement relates to the election of a Participant to direct the purchase of Common Stock in connection with the Conversion.

     The Prospectus dated ______, 1997 of the Holding Company ("Prospectus") which is attached to this Prospectus Supplement includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operation and business of the Savings Bank and the Holding Company. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus. Terms not otherwise defined in this Prospectus Supplement are defined in the Plan or the Prospectus.

     A Participant's eligibility to purchase Common Stock in the Conversion through the Plan is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan of Conversion. See "THE CONVERSION" and "-- Limitations on Purchases of Shares" in the Prospectus.

     For a discussion of certain factors that should be considered by each Participant, see "RISK FACTORS" in the Prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), THE OFFICE OF THRIFT SUPERVISION ("OTS"), THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR ANY OTHER FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus Supplement is ______, 1997.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement in connection with the offering made hereby, and, if given or made, such information and representations must not be relied upon as having been authorized by the Holding Company, the Savings Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Savings Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof. This Prospectus Supplement should be read only in conjunction with the Prospectus that is attached herein and should be retained for future reference.

                                TABLE OF CONTENTS

                                                                            PAGE

The Offering
     Securities Offered ....................................................
     Election  to  Purchase Common  Stock  in  the  Conversion .............
     Value  of Participation Interests .....................................
     Method of Directing Transfer ..........................................
     Time for Directing Transfer ...........................................
     Irrevocability  of Transfer  Direction ................................
     Direction to Purchase Common Stock After the Conversion ...............
     Purchase Price of Common Stock ........................................
     Nature of a Participant's Interest in the Holding
       Company Common Stock ................................................
     Voting and Tender Rights of Common Stock ..............................

Description of the Plan
     Introduction ..........................................................
     Eligibility and Participation .........................................
     Contributions Under the Plan ..........................................
     Limitations on Contributions ..........................................
     Investment of Contributions ...........................................
     The Employer Stock Fund ...............................................
     Benefits Under the Plan ...............................................
     Withdrawals and Distributions from the Plan ...........................
     Administration of the Plan ............................................
     Reports to Plan Participants ..........................................
     Plan Administrator ....................................................
     Amendment and Termination .............................................
     Merger, Consolidation or Transfer .....................................
     Federal Income Tax Consequences .......................................
     Restrictions on Resale ................................................

Legal Opinions .............................................................

Investment Form ............................................................

                                  THE OFFERING

Securities Offered

     The securities offered hereby are participation interests in the Plan and up to ______ shares, at the actual purchase price of $10.00 per share, of Common Stock which may be acquired by the Plan for the accounts of employees participating in the Plan. The Holding Company is the issuer of the Common Stock. Only employees and former employees of the Savings Bank and their beneficiaries may participate in the Plan. Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operation and business of the Savings Bank and the Holding Company is contained in the attached Prospectus. The address of the principal executive office of the Savings Bank is 2055 First Street, Baker City, Oregon 97814. The Savings Bank's telephone number is (541) 523-6327.

Election to Purchase Common Stock in the Conversion

     In connection with the Savings Bank's Conversion, each Participant in the 401(k) Plan may direct the trustees of the Plan (collectively, the "Trustees") to transfer up to ___% of a Participant's beneficial interest in the assets of the Plan to a newly created Employer Stock Fund and to use such funds to purchase Common Stock issued in connection with the Conversion. Amounts transferred may include salary deferral, Employer matching and profit sharing contributions. The Employer Stock Fund will consist of investments in the Common Stock made on or after the effective date of the Conversion. Funds not transferred to the Employer Stock Fund will be invested at the Participant's discretion in the other investment options available under the Plan. See "DESCRIPTION OF THE PLAN -- Investment of Contributions" below. A Participant's ability to transfer funds to the Employer Stock Fund in the Conversion is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion. For general information as to the ability of the Participants to purchase shares in the Conversion, see "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" in the attached Prospectus.

Value of Participation Interests

     The assets of the Plan are valued on an ongoing basis and each Participant is informed of the value of his or her beneficial interest in the Plan on a _______ basis. This value represents the market value of past contributions to the Plan by the Savings Bank and by the Participants and earnings thereon, less previous withdrawals, and transfers from the Savings Fund.

Method of Directing Transfer

     The last page of this Prospectus Supplement is an investment form to direct a transfer to the Employer Stock Fund ("Investment Form"). If a Participant wishes to transfer funds to the Employer Stock Fund to purchase Common Stock issued in connection with the Conversion, the

Participant should indicate that decision in Part 2 of the Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund in order to purchase Common Stock issued in connection with the Conversion is _____, 1997. The Investment Form should be returned to ___________ at the Savings Bank no later than the close of business on such date.

Irrevocability of Transfer Direction

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund in order to purchase shares of Common Stock in connection with the Conversion shall be irrevocable. Participants, however, will be able to direct the sale of Common Stock, as explained below.

Direction to Purchase Common Stock After the Conversion

     After the Conversion, a Participant will be able to direct that a certain percentage of such Participant's interests in the trust assets ("Trust") be transferred to the Employer Stock Fund and invested in Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred from the Employer Stock Fund to other investment funds available under the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf be invested in Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed by the Participant on a _______ basis. Special restrictions may apply to transfers directed by those Participants who are executive officers, directors and principal stockholders of the Holding Company who are subject to the provisions of Section 16(b) of the Securities and Exchange Act of 1934, as amended ("Exchange Act").

Purchase Price of Common Stock

     The funds transferred to the Employer Stock Fund for the purchase of Common Stock in connection with the Conversion will be used by the Trustees to purchase shares of Common Stock. The price paid for such shares of Common Stock will be the same price as is paid by all other persons who purchase shares of Common Stock in the Conversion.

Nature of a Participant's Interest in the Holding Company Stock

     The Holding Company Stock purchased for an account of a Participant will be held in the name of the Trustees of the Plan in the Employer Stock Fund. Any earnings, losses or expenses with respect to the Holding Company Stock, including dividends and appreciation or depreciation in value, will be credited or debited to the account and will not be credited to or borne by any other accounts.

Voting and Tender Rights of Common Stock

     The Trustees generally will exercise voting and tender rights attributable to all Common Stock held by the Trust as directed by Participants with an interest in the Employer Stock Fund. With respect to each matter as to which holders of Common Stock have the right to vote, each Participant will be allocated a number of voting instruction rights reflecting such Participant's proportionate interest in the Employer Stock Fund. The percentage of shares of Common Stock held in the Employer Stock Fund that are voted in the affirmative or negative on each matter shall be the same percentage of the total number of voting instruction rights that are exercised in either the affirmative or negative, respectively.

                             DESCRIPTION OF THE PLAN

Introduction

     The Savings Bank adopted the Plan effective April 1, 1996 as an amendment and restatement of the Savings Bank's prior retirement plan. The Plan is a cash or deferred arrangement established in accordance with the requirement under
Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

     The Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. The Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations. The Savings Bank has received a determination from the Internal Revenue Service ("IRS") that the Plan is qualified under Section 401(a) of the Code and that it satisfies the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

     Employee Retirement Income Security Act. The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Title IV of ERISA nor the plan termination insurance provisions contained in Title IV will be extended to Participants or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE SAVINGS BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2, UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THIS PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan. The following statements are summaries of the material provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan, which is filed as an exhibit to the registration statement filed with the SEC. Copies of the Plan are available to all employees by filing a request with the Plan Administrator. Each employee is urged to read carefully the full text of the Plan.

Eligibility and Participation

     Any employee of the Savings Bank is eligible to participate and will become a Participant in the Plan following completion of six months of service with the Savings Bank. The Plan fiscal year is period April 1 through March 31 ("Plan Year"). Directors who are not employees of the Savings Bank are not eligible to participate in the Plan.

     During 1996, approximately _____ employees participated in the Plan.

Contributions Under the Plan

     Participant Contributions. Each Participant in the Plan is permitted to elect to reduce such Participant's Compensation (as defined below) pursuant to a salary reduction agreement and have that amount contributed to the Plan on such Participant's behalf. Such amounts are credited to the Participant's deferral contributions account. For purposes of the Plan, "Compensation" means a Participant's total amount of earnings reportable W-2 wages for federal income tax withholding purposes plus a Participant's elective deferrals pursuant to a salary reduction agreement under the Plan or any elective deferrals to a Section 125 plan. Due to recent statutory changes, the annual Compensation of each Participant taken into account under the Plan is limited to $160,000 (as adjusted under applicable Code provisions). A Participant may elect to modify the amount contributed to the Plan under the participant's salary reduction agreement during the Plan Year. Deferral contributions are generally transferred by the Savings Bank to the Trustees of the Plan on a periodic basis.

     Employer Contributions. The Savings Bank currently matches employee deferral contributions on a discretionary basis. Additional contributions may also be made on a discretionary basis in proportion to each Participant's Compensation.

Limitations on Contributions

     Limitations on Annual Additions and Benefits. Pursuant to the requirements of the Code, the Plan provides that the amount of contributions allocated to each Participant's Account during any Plan Year may not exceed the lesser of 25% of the Participant's "Section 415 Compensation" for the Plan Year or $30,000 (as adjusted under applicable Code provisions). A Participant's "Section 415 Compensation" is a Participant's Compensation, excluding any amount contributed to the Plan under a salary reduction agreement or any employer contribution to the Plan or to any other plan or deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions are limited to the extent necessary to prevent the limitations for the combined plans of the Savings Bank from being exceeded. To the extent that these limitations would be exceeded by reason of excess annual additions to the Plan with respect to a Participant, the excess must be reallocated to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year.

     Limitation on 401(k) Plan Contributions. The annual amount of deferred compensation of a Participant (when aggregated with any elective deferrals of the Participant under any other employer plan, a simplified employee pension plan or a tax-deferred annuity) may not exceed $9,500 (as adjusted under applicable Code provisions). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the excess deferral is made.

     Limitation on Plan Contributions for Highly Compensated Employees. Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation contributed to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation contributed by or on behalf of all other employees eligible to participate in the Plan. Specifically, the actual deferral percentage for a Plan Year (I.E., the average of the ratios, calculated separately for each eligible employee in each group, by dividing the amount of salary reduction contributions credited to the salary reduction contribution account of such eligible employee by such employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual deferred percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual deferred percentage of all other eligible employees, or (ii) the actual deferral percentage of all other eligible employees plus two percentage points. In addition, the actual contribution percentage for a Plan Year (I.E., the average of the ratios calculated separately for each eligible employee in each group, by dividing the amount of employer contributions credited to the Matching contributions account of such eligible employee by each eligible employee's compensation for the Plan Year) of the Highly Compensated Employees may not exceed the greater of (a) 125% of the actual contribution percentage of all other eligible employees, or (b) the lesser of (i) 200% of the actual contribution percentage of all other eligible employees, or (ii) the actual contribution percentage of all other eligible employees plus two percentage points.

     In general, a Highly Compensated Employee includes any employee who, during the Plan Year or the preceding Plan Year, (1) was at any time a 5% owner (I.E., owns directly or indirectly more than 5% of the stock of the Employer, or stock possessing more than 5% of the total combines voting power of all stock of the Employer) or, (2) during the preceding Plan Year, received Section 415 Compensation in excess of $80,000 (as adjusted under applicable Code provisions) and, if elected by the Savings Bank, was in the top paid group of employees for such Plan Year.

     In order to prevent disqualification of the Plan, any amounts contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Savings Bank will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate. In addition, in order to avoid disqualification of the Plan, any contributions by Highly Compensated Employees that exceed the average contribution limitation in any Plan Year ("excess aggregate contributions") together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the 10% excise tax will be imposed on the Savings Bank with respect to any excess aggregate contributions, unless such amounts, plus any income allocable thereto, are distributed within 2 1/2 months following the close of the Plan Year in which they arose.

     Top-Heavy Plan Requirements. If, for any Plan Year, the Plan is a Top-Heavy Plan (as defined below), then (i) the Savings Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined plan maintained by the Savings Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year, if as of the last day of the preceding Plan Year, the aggregate balance of the accounts of all Participants who are key Employees exceeds 60% of the aggregate balance of the Accounts of the Participants. "Key Employees" generally include any employee, who at any time during the Plan Year or any other the four preceding Plan Years, if (1) an officer of the Savings Bank having annual compensation in excess of $60,000 who is in administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owing, directly or indirectly, the largest interest in the employer,
(3) a 5% owner of the employer (I.E., owns directly or indirectly more than 5% of the stock of the employer, or stock possessing more than 5% of the total combined voting power of all stock of the employer), or (4) a 1% of owner of the employer having compensation in excess of $150,000.

Investment of Contributions

     All amounts credited to Participant's Accounts under the Plan are held in the Trust which is administered by the Trustees. The Trustees are appointed by the Savings Bank's Board of Directors. The Plan provides that a Participant may direct the Trustees to invest all or a portion of his or her Accounts in various managed investment portfolios, as described below. A Participant may periodically elect to change his or her investment directions with respect to both past contributions and for more additions to the Participant's accounts invested in these investment alternatives.

     Under the Plan, the Accounts of Participant held in the Trust will be invested by the Trustees at the direction of the Participant in the following portfolios:

Investment Fund A -

Investment Fund B -

Investment Fund C -

Investment Fund D -

Investment Fund E -

Investment Fund F - The Employer Stock Fund which invests in common stock of the
                    Holding Company.

     A Participant may elect, to have both past and future contributions and additions to the Participant's Account invested either in the Employer Stock Fund or in any of the other portfolios listed above. Any amounts credited to a Participant's Accounts for which investment directions are not given will be invested in Investment Fund __.

     The net gain (or loss) in the Accounts from investments (including interest payments, dividends, realized and unrealized gains and losses on securities, and expenses paid from the Trust) are determined on a _________ basis. For purposes of such allocation, all assets of the Trust are valued at their fair market value.

The Employer Stock Fund

     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. In connection with the Conversion, pursuant to the attached Investment Form, Participants will be able to change their investments at a time other than the normal election intervals. Any cash dividends paid on Common Stock held in the Employer Stock Fund will be credited to a cash dividend subaccount for each Participant investing in the Employer Stock Fund. The Trustees will, to the extent practicable, use all amounts held by it in the Employer Stock Fund (except the amounts credited to cash dividend subaccounts) to purchase shares of Common Stock. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustees may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in bank deposits and other short-term investments.

     When Common Stock is purchased or sold, the cost or net proceeds are charged or credited to the Accounts of Participants affected by the purchase or sale. A Participant's Account will be adjusted to reflect changes in the value of shares of Common Stock resulting from stock dividends, stock splits and similar changes.

     To the extent dividends are not paid on Common Stock held in the Employer Stock Fund, the return on any investment in the Employer Stock Fund will consist only of the market value appreciation of the Common Stock subsequent to its purchase. Following the Conversion, the Board of the Holding Company may consider a policy of paying dividends on the Common Stock, however, no decision has been made by the Board of the Holding Company regarding the amount or timing of dividends, if any.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is no established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund.

     Investments in the Employer Stock Fund may involve certain risk factors associated with investments in Common Stock of the Holding Company. For a discussion of these risk factors, see "RISK FACTORS" on pages 1 through __ in the Prospectus.

Benefits Under the Plan

     Vesting. A Participant, has at all times a fully vested, nonforfeitable interest in all of his or her deferred contributions and the earnings thereon under the Plan. A Participant is 100% vested in his or her matching contributions account and employer discretionary contributions after the completion of six years of service under the Plan's vesting schedule (20% per year beginning with the completion of two years of service).

Withdrawals and Distributions from the Plan

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS OR HER BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59 1/2 UNLESS A PARTICIPANT RETIRES AS PERMITTED UNDER THE PLAN REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS OR HER EMPLOYMENT WITH THE SAVINGS BANK.

     Distribution Upon Retirement, Disability or Termination of Employment. Payment of benefits to a Participant who retires, incurs a disability, or otherwise terminates employment generally shall be made in a lump sum cash payment. At the request of the Participant, the distribution may include an in-kind distribution of Common Stock of the Holding Company credited to the Participant's Account. A Participant whose total vested account balance equals or exceeds $3,500 at the time of termination, may elect, in lieu of a lump sum payments, to be paid in annual installments over a period not exceeding the life expectancy of the Participant or the joint life expectancies of the Participant and his or her designated beneficiary. Benefits payments ordinarily shall be made not later than 60 days following the end of the Plan Year in which occurs later of the Participant's: (i) termination of employment; (ii) attainment of age 65; or (iii) tenth anniversary of commencement of participation in the Plan; but in no event later than April 1 following the calendar year in which the Participant attains age 70 1/2 (if the Participant is retired). However, if the vested portion of the Participant's Account balances exceeds $3,500, no distribution shall be made from the Plan prior to the Participant's attaining age 65 unless the Participant consents to an earlier distribution. Special rules may apply to the distribution of Common Stock of the Holding Company to those Participants who are executive officers, directors and principal shareholders of the Holding Company who are subject to the provisions of Section 16(b) of the Exchange Act.

     Distribution upon Death. A Participant who dies prior to the benefit commencement date for retirement, disability or termination of employment, and who has a surviving spouse, shall have his or her benefits paid to the surviving spouse in a lump sum, or if the payment of his or her benefits had commenced before his or her death, in accordance with the distribution method in effect at his or her death. With respect to an unmarried Participant, and in the case of a married Participant with spousal consent to the designation of another beneficiary, payment of benefits to the beneficiary, payments of benefits to the beneficiary of a deceased Participant shall be made in the form of a lump sum payment in cash or in Common Stock, or if the payment of his or her benefit had commenced before his or her death, in accordance with the distribution method if effect at death.

     Nonalienation of Benefits. Except with respect to federal income tax withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

Administration of the Plan

     Trustees. The Trustees with respect to Plan assets are currently Dan L. Webber, Jerry F. Aldape, William H. Winegar and Nadine J. Johnson.

     Pursuant to the terms of the Plan, the Trustees receive and hold contributions to the Plan in trust and have exclusive authority and discretion to manage and control the assets of the Plan pursuant to the terms of the Plan and to manage, invest and reinvest the Trust and income therefrom. The Trustees have the authority to invest and reinvest the Trust and may sell or otherwise dispose of Trust investments at any time and may hold trust funds uninvested. The Trustees have authority to invest the assets of the Trust in "any type of property, investment or security" as defined under ERISA.

     The Trustees have full power to vote any corporate securities in the Trust in person or by proxy; provided, however, that the Participants will direct the Trustees as to voting and tendering of all Common Stock held in the Employer Stock Fund.

     The Trustees receive no compensation for their services. The expenses of the Trustees are paid out of the Trust except to the extent such expenses and compensation are paid by the Savings Bank.

     The Trustees must render at least annual reports to the Savings Bank and to the Participants in such form and containing such information that the Trustees deem necessary.

Reports to Plan Participants

     The administrator will furnish to each Participant a statement at least ____________ showing (i) the balance in the Participant's Account as of the end of that period, (ii) the amount of contributions allocated to such Participant's Account for that period, and (iii) the adjustments to such Participant's Account to reflect earnings or losses (if any).

Plan Administrator

     The Savings Bank currently serves as the Plan Administrator. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to Participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Amendment and Termination

         The Savings Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee who ceases to be a Participant shall have a fully vested interest in his or her Account. The Savings Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of the Participants or their beneficiaries.

Merger, Consolidation or Transfer

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust to another plan, the Plan requires that each Participant (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

Federal Income Tax Consequences

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan has received a determination from the IRS that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan of each year; (2) Participants pay no current income tax on amounts contributed by the employer on their behalf; and
(3) earnings of the Plan are tax-exempt thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Savings Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Plan will be submitted to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under
Section 401(k) of the Code.

     Assuming that the Plan is administered in accordance with the requirements of the Code, participation in the Plan under existing federal income tax laws will have the following effects:

     (a) Amounts contributed to a Participant's 401(k) account and the investment earnings are actually distributed or withdrawn from the Plan. Special tax treatment may apply to the taxable portion of any distribution that includes Common Stock or qualified as a "Lump Sum Distribution" (as described below).

     (b) Income earned on assets held by the Trust will not be taxable to the Trust.

     Lump Sum Distribution. A distribution from the Plan to a Participant or the beneficiary of a Participant will qualify as a "Lump Sum Distribution" if it is made: (i) within a single taxable year of the Participant or beneficiary; (ii) on account of the Participant's death or separation from service, or after the Participant attains age 59 1/2; and (iii) consists of the balance to the credits of the Participant under the Plan and all other profit sharing plans, if any, maintained by the Savings Bank. The portion of any Lump Sum Distribution that is required to be included in the Participant's or beneficiary's taxable income for federal income tax purposes ("total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the Participant to any other profit sharing plans maintained by the Savings Bank which is included in such distribution.

     Averaging Rules. The portion of the total taxable amount of a Lump Sum Distribution ("ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, for distributions occurring prior to January 1, 2000, a Participant who has completed at least five years of participation in the Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the Participant's death (regardless of the period of the Participant's participation in the Plan or any other profit sharing plan maintained by the Employer), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the Participant or beneficiary, provided such amount is received on or after the Participant turns 59 1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. The special five-year averaging rule has been repealed for distributions occurring after December 31, 1999. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule (if available) or the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the Participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Common Stock Included in Lump Sum Distribution. If a Lump Sum Distribution includes Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such Common Stock, I.E., the excess of the value of such Common Stock at the time of the distribution over its cost to the Plan. The tax basis of such Common Stock to the Participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term capital gain or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations by the IRS.

     Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or Partial Distribution. Effective January 1, 1993, Participants have the right to elect to have the Trustees transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the Participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan of to an IRA, the distribution will be subject to a mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments made (not less frequently than annually) over the Participant's life of the joint life of the Participant and the Participant's designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred, I.E., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

     Additional Tax on Early Distributions. A Participant who receives a distribution from the Plan prior to attaining age 59 1/2 will be subject to an additional income tax equal to 10% of the taxable amount of the distribution. The 10% additional income tax will not apply, however, to the extent the distribution is rolled over into an IRA or another qualified plan or the distribution is (i) made to a beneficiary (or to the estate of a Participant) on or after the death of the Participant, (ii) attributable to the Participant's being disabled within the meaning of Section 72(m)(7) of the Code, (iii) part of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, (iv) made to the Participant after separation from service on account of early retirement under the Plan after attainment of age 55, (v) made to pay medical expenses to the extent deductible for federal income tax purposes, (vi) pursuant to a qualified domestic relations order, or (vii) made to effect the distribution of excess contributions or excess deferrals.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN.
ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

Restrictions on Resale

     Any person receiving shares of the Common Stock under the Plan who is an "affiliate" of the Savings Bank or the Holding Company as the term "affiliate" is used in Rules 144 and 405 under the Securities Act of 1933, as amended ("Securities Act") (e.g., directors, officers and substantial shareholders of the Savings Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act (the Holding Company and the Savings Bank having no obligation to file such registration statement) or, assuming the availability thereof, pursuant to Rule 144 or some other exemption from the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Savings Bank or the Holding Company may wish to consult with counsel before transferring any Common Stock owned by him or her. In addition, Participants are advised to consult with counsel as to the applicability of the reporting and short-swing profit liability rules of Section 16 of the Exchange Act which may affect the purchase and sale of the Common Stock where acquired or sold under the Plan or otherwise.

                                 LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Breyer & Aguggia, Washington, D.C., which firm is acting as special counsel for the Holding Company in connection with the Savings Bank's Conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank and the concurrent formation of the Holding Company.

                                 Investment Form
                              (Employer Stock Fund)

                                PIONEER BANK, FSB
                           PROFIT SHARING 401(K) PLAN


Name of Participant:__________________________


Social Security Number: ______________________


     1. Instructions. In connection with the proposed conversion of Pioneer Bank, FSB ("Savings Bank") to a stock savings bank and the simultaneous formation of a holding company ("Conversion"), participants in the Pioneer Bank, FSB Profit Sharing 401(k) Plan ("Plan") may elect to direct the investment of up to ___% of their ___________, 1997 account balances into the Employer Stock Fund ("Employer Stock Fund"). Amounts transferred at the direction of Participants into the Employer Stock Fund will be used to purchase shares of the common stock of Oregon Trail Financial Corp. ("Common Stock"), the proposed holding company for the Savings Bank. A Participant's eligibility to purchase shares of Common Stock is subject to the Participant's general eligibility to purchase shares of Common Stock in the Conversion and the maximum and minimum limitations set forth in the Plan Conversion. See the Prospectus for additional information.

     You may use this form to direct a transfer of funds credited to your account to the Employer Stock Fund, to purchase Common Stock in the Conversion. To direct such a transfer to the Employer Stock Fund, you should complete this form and return it to ___________ at the Savings Bank, no later than the close of business on ______, 1997. The Savings Bank will keep a copy of this form and return a copy to you. (If you need assistance in completing this form, please contact ___________.

     2. Transfer Direction. I hereby direct the Plan Administrator to transfer $__________ (in increments of $10) from my Plan account to the Employer Stock Fund to be applied to the purchase of Common Stock in the Conversion. Please transfer this amount from the following investments in the amounts indicated:___
________________________________________________________________________________

     3. Effectiveness of Direction. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan and the terms and conditions of the Conversion. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.


-----------------------------------                -----------------------------
               Signature                                       Date

                                    * * * * *

     4. Acknowledgement of Receipt. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.


-----------------------------------                -----------------------------
        Plan Administrator                                     Date

PROSPECTUS                OREGON TRAIL FINANCIAL CORP.
       (Proposed Holding Company for Pioneer Bank, a Federal Savings Bank)
                     Up to 3,806,500 Shares of Common Stock
                         $10.00 Purchase Price Per Share

     Oregon Trail Financial Corp. ("Holding Company"), an Oregon corporation, is offering between 2,813,500 and 3,806,500 shares of its common stock, $.01 par value per share ("Common Stock"), in connection with the conversion of Pioneer Bank, a Federal Savings Bank ("Savings Bank") from a federally chartered mutual savings bank to a federally chartered capital stock savings bank and the simultaneous issuance of all of the Savings Bank's outstanding capital stock to the Holding Company. The simultaneous conversion of the Savings Bank to stock form, the issuance of all of its outstanding capital stock to the Holding
Company, and the offer and sale of the Common Stock by the Holding Company hereby are undertaken pursuant to a plan of conversion ("Plan" or "Plan of Conversion") and are referred to herein as the "Conversion."

     Pursuant to the Plan of Conversion, nontransferable rights to subscribe for the Common Stock ("Subscription Rights") have been granted, in order of priority, to (i) depositors with $50.00 or more on deposit at the Savings Bank as of December 31, 1995 ("Eligible Account Holders"), (ii) the Savings Bank's employee stock ownership plan ("ESOP"), a tax-qualified employee benefit plan,
(iii) depositors with $50.00 or more on deposit at the Savings Bank as of _____ __, 1997 ("Supplemental Eligible Account Holders"), and (iv) depositors of the Savings Bank as of _____, 1997 ("Voting Record Date") ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan of Conversion ("Subscription Offering"). Subscription Rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for Common Stock in the Subscription Offering or subscribing for Common Stock on behalf of another person will be subject to forfeiture of such rights and possible further sanctions and penalties imposed by the Office of Thrift Supervision ("OTS") or another agency of the U.S. Government. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings" and "-- Limitations on Purchases of Shares." Concurrently, but subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock for sale to members of the general public through a direct community offering ("Direct Community Offering") with preference given to natural persons who are permanent residents of Baker, Union, Wallawa, Malheur, Harney and Grant Counties, Oregon ("Local Community"). The Subscription Offering and the Direct Community Offering are referred to herein as the "Subscription and Direct Community Offering." It is anticipated that shares of Common Stock not subscribed for or purchased in the Subscription and Direct Community Offering will be offered to eligible members of the general public on a best efforts basis by a selling group of broker-dealers managed by Charles Webb & Company ("Webb"), a division of Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette"), in a syndicated offering ("Syndicated Community Offering"). The Subscription and Direct Community Offering and the Syndicated Community Offering are referred to collectively as the "Offerings." The Holding Company and the Savings Bank reserve the right, in their absolute discretion, to accept or reject, in whole or in part, any or all orders in the Direct Community Offering or Syndicated Community Offering either at the time of receipt of an order or as soon as practicable following the termination of the Offerings. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order.

       FOR INFORMATION ON HOW TO SUBSCRIBE FOR SHARES OF COMMON STOCK,CALL
THE STOCK INFORMATION CENTER AT (___)________ AND ASK FOR A WEBB REPRESENTATIVE.

       FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY EACH
         PROSPECTIVE INVESTOR, SEE "RISK FACTORS" BEGINNING ON PAGE 1.

   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC"), THE SAVINGS
       ASSOCIATION INSURANCE FUND ("SAIF") OR ANY OTHER GOVERNMENT AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION ("SEC"), THE OTS, THE FDIC OR ANY OTHER FEDERAL AGENCY
     OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC, THE OTS, THE FDIC
       OR ANY OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       (cover continued on following page)

                             CHARLES WEBB & COMPANY,
                   a Division of Keefe, Bruyette & Woods, Inc.

                         The date of this Prospectus is
                                  _____, 1997.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                     Estimated Underwriting
                                                          Purchase                      Commissions and           Estimated Net
                                                          Price(1)                 Other Fees and Expenses(2)       Proceeds(3)
-------------------------------------------------------------------------------------------------------------------------------
Minimum Price Per Share..................................  $10.00                           $0.29                         $9.71
-------------------------------------------------------------------------------------------------------------------------------
Midpoint Price Per Share.................................  $10.00                           $0.27                         $9.73
-------------------------------------------------------------------------------------------------------------------------------
Maximum Price Per Share..................................  $10.00                           $0.25                         $9.75
-------------------------------------------------------------------------------------------------------------------------------
Maximum Price Per Share, as adjusted(4)..................  $10.00                           $0.24                         $9.76
-------------------------------------------------------------------------------------------------------------------------------
Minimum Total(5).........................................  $28,135,000                   $815,260                   $27,319,740
-------------------------------------------------------------------------------------------------------------------------------
Midpoint Total(6)........................................  $33,100,000                   $883,760                   $32,216,240
-------------------------------------------------------------------------------------------------------------------------------
Maximum Total(7).........................................  $38,065,000                   $952,300                   $37,112,700
-------------------------------------------------------------------------------------------------------------------------------
Maximum Total, as adjusted(4)(8).........................  $43,774,750                 $1,031,060                   $42,143,690
-------------------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with an independent appraisal prepared by Keller & Company, Inc. ("Keller") as of June 4, 1997, which states that the estimated aggregate pro forma market value of the Holding Company and the Savings Bank as converted ranged from $28,135,000 to $38,065,000, with a midpoint of $33,100,000 ("Estimated Valuation Range"). See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) Includes estimated expenses to the Holding Company and the Savings Bank arising from the Conversion, including fees to be paid to Webb in connection with the Offerings. Such fees may be deemed to be underwriting fees and Webb may be deemed to be an underwriter. Actual expenses, and thus net proceeds, may be more or less than estimated amounts. The Holding Company and the Savings Bank have agreed to indemnify Webb against certain liabilities, including liabilities that might arise under the Securities Act of 1933, as amended ("Securities Act"). See "USE OF PROCEEDS" and "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."
(3) Actual net proceeds can vary substantially from the estimated amounts depending upon actual expenses and the relative number of shares sold in the Offerings. See "USE OF PROCEEDS" and "PRO FORMA DATA."
(4) Gives effect to an increase in the number of shares that could be sold in the Offerings due to an increase in the pro forma market value of the Holding Company and the Savings Bank as converted up to 15% above the maximum of the Estimated Valuation Range, without the resolicitation of subscribers or any right of cancellation. The ESOP shall have a first priority right to subscribe for such additional shares up to an aggregate of 8% of the Common Stock issued in the Conversion. The issuance of such additional shares will be conditioned on a determination by Keller that such issuance is compatible with its determination of the estimated pro forma market value of the Holding Company and the Savings Bank as converted. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(5)  Assumes the issuance of 2,813,500 shares at $10.00 per share.
(6)  Assumes the issuance of 3,310,000 shares at $10.00 per share.
(7)  Assumes the issuance of 3,806,500 shares at $10.00 per share.
(8)  Assumes the issuance of 4,377,475 shares at $10.00 per share.

     Except for the ESOP, which is expected to purchase 8% of the Common Stock issued in the Conversion, subject to the approval of the OTS, no Eligible Account Holder, Supplemental Eligible Account Holder or Other Member may subscribe in their capacity as such in the Subscription Offering for shares of Common Stock having an aggregate purchase price of more than $200,000 (20,000 shares based on the Purchase Price); no person may purchase in the Direct Community Offering, if any, or the Syndicated Community Offering, if any, shares of Common Stock having an aggregate purchase price of more than $200,000 (20,000 shares based on the Purchase Price); no person (including all persons on a joint account) either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock issued in the Conversion (exclusive of any shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%). Under certain circumstances, the maximum purchase limitation may be increased or decreased at the sole discretion of the Savings Bank and the Holding Company. The minimum purchase is 25 shares. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings," "-- Limitations on

Purchases of Shares" and "-- Procedure for Purchasing Shares in the Subscription and Direct Community Offering" for other purchase and sale limitations.

     The Subscription Offering will expire at Noon, Pacific Time, on _________ __, 1997 ("Expiration Date"), unless extended by the Savings Bank and the Holding Company for up to __ days to _______ __, 1997. Such extension may be granted without additional notice to subscribers. The Direct Community Offering is also expected to terminate at Noon, Pacific Time, on ________ __, 1997 or at a date thereafter, however, in no event later than ________ __, 1997. The Holding Company must receive at an office of the Savings Bank the accompanying original Stock Order Form and a fully executed Certification Form (collectively, the "Stock Order Form") (facsimile copies and photocopies will not be accepted) along with full payment (or appropriate instructions authorizing a withdrawal from a deposit account at the Savings Bank) of $10.00 per share ("Purchase Price") for all shares subscribed for or ordered by the Expiration Date. Payment for shares of Common Stock by wire transfer will not be accepted. Funds so received will be placed in segregated accounts created for this purpose at the Savings Bank, and interest will be paid at the Savings Bank's passbook rate (____% per annum as of the date hereof) from the date payment is received until the Conversion is consummated or terminated. These funds will be otherwise unavailable to the depositor until such time. Payments authorized by withdrawals from deposit accounts will continue to earn interest at the contractual rate until the Conversion is consummated or terminated, although such funds will be unavailable for withdrawal until the Conversion is consummated or terminated. Shares of Common Stock issued in the Conversion are not deposit liabilities, will not earn interest, and will not be insured by the FDIC, the SAIF or any other government agency. Orders submitted are irrevocable until the consummation or termination of the Conversion. If the Conversion is not consummated within 45 days after the last day of the Subscription and Direct Community Offering (which date will be no later than ________ __, 1997) and the OTS consents to an extension of time to consummate the Conversion, subscribers will be notified in writing of the time period within which the subscriber must notify the Savings Bank of his or her intention to increase, decrease or rescind his or her subscription. If an affirmative response to any such resolicitation is not received by the Holding Company or the Savings Bank from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. If such period is not extended or, in any event, if the Conversion is not consummated by __________ __, 1997, all subscription funds will be promptly returned, together with accrued interest, and all withdrawal authorizations terminated.

     The Savings Bank and the Holding Company have engaged Webb as their financial advisor and to assist the Holding Company in the sale of the Common Stock in the Offerings. Neither Webb nor any other registered broker-dealer is obligated to take or purchase any shares of Common Stock in the Offerings. See "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."

     Prior to the Offerings, the Holding Company has not issued any capital stock and accordingly there has been no market for the shares offered hereby. There can be no assurance that an active and liquid trading market for the Common Stock will develop or, if developed, will be maintained. See "RISK FACTORS -- Absence of Prior Market for the Common Stock." The Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market under the symbol "OTFC." Keefe, Bruyette has advised the Holding Company that it intends to act as a market maker for the Common Stock following the Conversion. See "MARKET FOR COMMON STOCK."

                      Pioneer Bank, a Federal Savings Bank
                               Baker City, Oregon













                           [Map to be filed by amendment]





THE CONVERSION IS CONTINGENT UPON APPROVAL OF THE SAVINGS BANK'S PLAN OF CONVERSION BY AT LEAST A MAJORITY OF THE SAVINGS BANK'S ELIGIBLE VOTING MEMBERS, THE SALE OF AT LEAST 2,183,500 SHARES OF COMMON STOCK PURSUANT TO THE PLAN OF CONVERSION, AND RECEIPT OF ALL APPLICABLE REGULATORY APPROVALS.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR ACCOUNTS AND WILL NOT BE INSURED OR GUARANTEED BY THE FDIC, THE SAIF OR ANY OTHER GOVERNMENT AGENCY.

                               PROSPECTUS SUMMARY

     The information set forth below should be read in conjunction with and is qualified in its entirety by the more detailed information and Consolidated Financial Statements (including the Notes thereto) presented elsewhere in this Prospectus. The purchase of Common Stock is subject to certain risks. See "RISK FACTORS."

Oregon Trail Financial Corp.

     The Holding Company was organized on June 9, 1997 under Oregon law at the direction of the Savings Bank to acquire all of the capital stock that the Savings Bank will issue upon its conversion from the mutual to stock form of ownership. The Holding Company has engaged only in organizational activities to date. The Holding Company has applied for OTS approval to become a savings and loan holding company through the acquisition of 100% of the capital stock of the Savings Bank. Immediately following the Conversion, the only significant assets of the Holding Company will be the outstanding capital stock of the Savings Bank, 50% of the net investable proceeds of the Offerings (see table under "PRO FORMA DATA") as permitted by the OTS to be retained by it, and a note receivable from the ESOP evidencing a loan to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion. Funds retained by the Holding Company will be used for general business activities. See "USE OF PROCEEDS." Upon Conversion, the Holding Company will be classified as a unitary savings and loan holding company subject to OTS regulation. See "REGULATION -- Savings and Loan Holding Company Regulations." The main office of the Holding Company is located at 2055 First Street, Baker City, Oregon 97814 and its telephone number is (541) 523-6327.

Pioneer Bank, a Federal Savings Bank

     Chartered in 1901, the Savings Bank is a federal mutual savings bank headquartered in Baker City, Oregon. As a result of the Conversion, the Savings Bank will convert to a federal capital stock savings bank and will become a wholly-owned subsidiary of the Holding Company. The Savings Bank is regulated by the OTS, its primary regulator, and by the FDIC, the insurer of its deposits. The Savings Bank's deposits have been federally-insured since 1934 and are currently insured by the FDIC under the SAIF. The Savings Bank has been a member of the Federal Home Loan Bank ("FHLB") System since 1934. At March 31, 1997, the Savings Bank had total assets of $204.2 million, total deposits of $179.2 million and total equity of $21.0 million on a consolidated basis.

     The Savings Bank is a community oriented financial institution whose principal business is attracting retail deposits from the general public and using these funds to originate one- to- four family residential mortgage loans and consumer loans within its primary market area. At March 31, 1997, one- to-four family loans totalled $101.8 million, or 72.0%, of total loans receivable. The Savings Bank has also been active in the origination of home equity and second mortgage loans and at March 31, 1997, such loans were $17.5 million, or 12.4%, of total loans receivable. As a result of a perceived local demand for non-mortgage lending products, management's concern as to the Savings Bank's level of interest rate risk and a perception of minimal anticipated growth in residential loan demand within the Savings Bank's market primary area resulting from strong competition, the Savings Bank began supplementing its traditional lending activities in 1996 with the development of commercial business loans, agricultural loans and the purchase of dealer-originated automobile contracts. The Savings Bank has hired experienced commercial lending officers familiar with the Savings Bank's primary market area in an attempt to develop commercial business and agricultural lending and to expand the purchase of dealer-originated automobile contracts to include the purchase of dealer-originated contracts secured by recreational vehicles, trailers, motorcycles and other vehicles. As a result of these activities, at March 31, 1997 the Savings Bank had agricultural loans of $2.5

                                       (i)
million, commercial business loans of $4.1 million and automobile loans of $2.1 million (including $389,000 of purchased dealer-originated contracts). See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of Agricultural, Commercial Business and Indirect Automobile Lending," "-- Certain Lending Risks -- Risks of Agricultural Lending," "-- Interest Rate Risk" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

     In addition to its lending activities, the Savings Bank invests excess liquidity in short and intermediate term U.S. Government and government agency securities and mortgage-backed and related securities issued by U.S. Government agencies. Investment securities and mortgage-backed and related securities, which constituted 25.0% of total assets at March 31, 1997, had an amortized cost of $51.2 million at March 31, 1997. See "BUSINESS OF THE SAVINGS BANK -- Investment Activities."

     The Savings Bank conducts its operations from its main office and one branch office located in Baker City, Oregon, and six additional branch offices located in Burns (Harney County), Enterprise (Wallowa County), John Day (Grant County), La Grande (two offices; Union County) and Ontario (Malheur County), Oregon. See "BUSINESS OF THE SAVINGS BANK -- Properties." The main office is located at 2055 First Street, Baker City, Oregon 97814, and its telephone number is (541) 523-6327.

The Conversion

     The Savings Bank proposes to convert from a federally chartered mutual savings bank to a federally chartered capital stock savings bank and become a wholly-owned subsidiary of the Holding Company by issuing all of its capital stock to the Holding Company in exchange for 50% of the net investable proceeds of the Offerings. Simultaneously, the Holding Company will sell its Common Stock in the Offerings. The Conversion has been approved by the OTS, subject to approval by the Savings Bank's members at a special meeting to be held on ____ __, 1997. After consummation of the Conversion, depositors of the Savings Bank will have no voting rights in the Holding Company unless they become stockholders.

     The Plan of Conversion requires that the aggregate purchase price of the Common Stock to be issued in the Conversion be based upon an independent appraisal of the estimated pro forma market value of the Holding Company and the Savings Bank, as converted. Keller has advised the Savings Bank that in its opinion, at June 4, 1997, the aggregate estimated pro forma market value of the Holding Company and the Savings Bank, as converted, ranged from $28,135,000 to $38,065,000, with a midpoint of $33,100,000, or from 2,813,500 shares to
3,806,500 shares, with a midpoint of 3,310,000 shares, assuming a $10.00 per share Purchase Price. The appraisal of the pro forma market value of the Holding Company and the Savings Bank, as converted is based on a number of factors and should not be considered a recommendation to buy shares of the Common Stock or any assurance that after the Conversion shares of Common Stock will be able to be resold at or above the Purchase Price. The appraisal will be updated or confirmed prior to consummation of the Conversion.

     The Board of Directors and management believe that the Conversion is in the best interests of the Savings Bank, its members and the communities it serves. The capital raised in the Conversion is intended to support the Savings Bank's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such expansion or diversification. The Conversion is also expected to afford the Savings Bank's members and others the opportunity to become stockholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Savings Bank. The Conversion will also enable the Holding Company and the Savings Bank to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities. See "THE CONVERSION -- Purposes of Conversion."


                                      (ii)

The Subscription, Direct Community and Syndicated Community Offerings

     The Holding Company is offering up to 3,806,500 shares of Common Stock at $10.00 per share to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders; (ii) the Savings Bank's ESOP; (iii) Supplemental Eligible Account Holders; and (iv) Other Members. In the event the number of shares offered in the Conversion is increased above the maximum of the Estimated Valuation Range, the Savings Bank's ESOP shall have a first priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock. Concurrently, and subject to the prior rights of holders of Subscription Rights, any shares of Common Stock not subscribed for in the Subscription Offering are being offered in the Direct Community Offering to the general public with preference being given to natural persons who are permanent residents of the Local Community. The Holding Company and the Savings Bank have engaged Webb to consult with and advise the Holding Company and the Savings Bank in the Offerings, and Webb has agreed to use its best efforts to assist the Holding Company with the solicitation of subscriptions and purchase orders for shares of Common Stock in the Offerings. Webb is not obligated to take or purchase any shares of Common Stock in the Offerings. If all shares of Common Stock to be issued in the Conversion are not sold through the Subscription and Direct Community Offering, then the Holding Company expects to offer the remaining shares in the Syndicated Community Offering managed by Webb, which would occur as soon as practicable following the close of the Subscription and Direct Community Offering but may commence during the Subscription and Direct Community Offering, subject to the prior rights of subscribers in the Subscription Offering and to the right of the Holding Company to accept or reject orders in the Direct Community Offering and the Syndicated Community Offering in whole or in part. All shares of Common Stock will be sold at the same price per share in the Syndicated Community Offering as in the Subscription and Direct Community Offering. Orders submitted are irrevocable until the consummation or termination of the Conversion. See "USE OF PROCEEDS," "PRO FORMA DATA" and "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The Subscription Offering will expire at ____ _.m., Pacific Time, on ________ __, 1997, unless extended by the Savings Bank and the Holding Company for up to __ days. The Direct Community Offering and Syndicated Community Offering, if any, are also expected to terminate at ____ _.m., Pacific Time, on ________ __, 1997, and may terminate on a date thereafter, however, in no event later than ________ __, 1997.

Prospectus Delivery and Procedure for Purchasing Common Stock

     To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date, in accordance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), no Prospectus will be mailed later than five days or hand delivered any later than two days prior to the Expiration Date. Execution of the Order Form will confirm receipt or delivery of a Prospectus in accordance with Rule 15c2-8. Order Forms will be distributed only with a Prospectus. Neither the Holding Company, the Savings Bank nor Webb is obligated to deliver a Prospectus and an Order Form by any means other than the U.S. Postal Service.

     To ensure that Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members are properly identified as to their stock purchase priorities, such parties must list all deposit accounts on the Order Form giving all names on each deposit account and/or loan and the account and/or loan numbers at the applicable eligibility date.

     Full payment by check, cash (except by mail), money order, bank draft or withdrawal authorization (payment by wire transfer will not be accepted) must accompany an original Order Form. The Holding Company is not obligated to accept orders submitted on photocopied or telecopied Stock Order Forms. Orders cannot and will not be accepted without the execution of the Certification Form appearing on the reverse side of the Stock Order Form. See "THE CONVERSION -- Procedure for Purchasing Shares in the Subscription and Direct Community Offering."


                                      (iii)

Purchase Limitations

     With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Conversion, the Plan of Conversion provides for the following purchase limitations: (i) No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, including, in each case, all persons on a joint account, may purchase shares of Common Stock with an aggregate purchase price of more than $200,000, (ii) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the Direct Community Offering, if any, or in the Syndicated Community Offering, if any, shares of Common Stock with an aggregate purchase price of more than $200,000, and (iii) no person (including all persons on a joint account), either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock issued in the Conversion (exclusive of any shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%). This maximum purchase limitation may be increased consistent with OTS regulations in the sole discretion of the Holding Company and the Savings Bank subject to any required regulatory approval. The minimum purchase is 25 shares.

     The term "acting in concert" is defined in the Plan of  Conversion to mean:
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The Holding Company and the Savings Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission ("SEC") with respect to other companies. The term "associate" of a person is defined in the Plan of Conversion to mean:
(i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Savings Bank or any of its parents or subsidiaries. The Holding Company and the Savings Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.

     Stock orders received either through the Direct Community Offering or the Syndicated Community Offering, if held, may be accepted or rejected, in whole or in part, at the discretion of the Holding Company and the Savings Bank. See "THE CONVERSION -- Limitations on Purchases of Shares." If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. In the event of an oversubscription, shares will be allocated in accordance with the Plan of Conversion. See "THE CONVERSION -- The Subscription, Direct Community and Syndicated Community Offerings."

Stock Pricing and Number of Shares to be Issued in the Conversion

     The Purchase Price in the Subscription Offering is a uniform price established by the Board of Directors for all subscribers, including members of the Holding Company's and the Savings Bank's Boards of Directors, their management and tax-qualified employee plans. The number of shares to be offered at the Purchase Price is based upon an independent appraisal of the aggregate pro forma market value of the Holding Company and the Savings Bank, as converted. The aggregate pro forma market value was estimated by Keller to range from $28,135,000 to $38,065,000 as of June 4, 1997, or from 2,813,500 to
3,806,500 shares based on the Purchase Price. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued." The appraisal of the pro forma value of the Holding Company and the Savings Bank, as converted, will be updated or confirmed at the completion of the Offerings. The maximum of the Estimated Valuation Range may be increased by up to 15% and the number of shares of Common Stock to be issued in the Conversion may be increased to 4,377,475 shares due to material

                                      (iv)
changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic or regulatory conditions. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock are less than the minimum or more than 15% above the maximum of the current Estimated Valuation Range. The appraisal is not intended to be and should not be construed as a recommendation of any kind as to the advisability of purchasing Common Stock in the Offerings nor can assurance be given that purchasers of the Common Stock in the Offerings will be able to sell such shares after consummation of the Conversion at a price that is equal to or above the Purchase Price. Furthermore, the pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

Use of Proceeds

     The net proceeds from the sale of the Common Stock are estimated to range from $27.3 million to $37.1 million, or to $42.7 million if the Estimated Valuation Range is increased by 15%, depending upon the number of shares sold and the expenses of the Conversion. The Holding Company has received conditional OTS approval to purchase all of the capital stock of the Savings Bank to be issued in the Conversion in exchange for 50% of the net investable proceeds of the Offerings. This will result in the Holding Company retaining approximately $12.0 million to $16.3 million of the net proceeds, or up to $18.8 million if the Estimated Valuation Range is increased by 15%, and the Savings Bank receiving an equal amount. See "PRO FORMA DATA."

     Receipt of 50% of the net investable proceeds of the sale of the Common Stock will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities, including agricultural and commercial business lending and the purchase of dealer-originated contracts secured by automobiles, recreational vehicles, trailers, motorcycles and other vehicles. The Savings Bank will use the funds contributed to it for general corporate purposes, including, initially, lending and investment in short-term U.S. Government and government agency obligations.

     A portion of the net proceeds retained by the Holding Company will be used for a loan by the Holding Company to the ESOP to enable it to purchase 8% of the shares of Common Stock issued in the Conversion. Such loan would fund the entire purchase price of the ESOP shares ($3,045,200 at the maximum of the Estimated Valuation Range) and would be repaid principally from the Savings Bank's contributions to the ESOP and from dividends payable on the Common Stock held by the ESOP. The remaining proceeds retained by the Holding Company initially will be invested primarily in short-term U.S. Government and government agency obligations. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support future growth and diversification activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock (including possible repurchases to fund the MRP or to provide shares to be issued upon exercise of stock options) to the extent permitted under Oregon law and OTS regulations. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices and the acquisition of other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any such activities.

Market for Common Stock

     The Holding Company has never issued capital stock to the public and, consequently, there is no existing market for the Common Stock. The Holding Company has received conditional approval to have the Common Stock listed on the Nasdaq National Market System under the symbol "OTFC." Keefe, Bruyette has indicated its intention to act as a market maker in the Common Stock following the consummation of the Conversion, depending on trading volume and subject to compliance with applicable laws and regulatory requirements. Furthermore, Webb has agreed to use its best efforts to assist the Holding Company in obtaining additional market makers for the Common Stock. No assurance can be given that an active and liquid trading market for the Common Stock will develop. Further,


                                       (v)
no assurance can be given that purchasers will be able to sell their shares at or above the Purchase Price after the Conversion. See "RISK FACTORS -- Absence of Prior Market for the Common Stock" and "MARKET FOR COMMON STOCK."

Dividend Policy

     The Holding Company's Board of Directors anticipates declaring and paying quarterly cash dividends on the Common Stock at an annual rate of 2%, or $0.20 per share per year based on the Purchase Price. The first quarterly cash dividend is expected to be declared during the quarter ending March 31, 1998 and paid during the quarter ending June 30, 1998. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations and payments of any dividends (regular and special) by the Board of Directors will depend upon a number of factors, including the amount of the net proceeds retained by the Holding Company, capital requirements, regulatory limitations, the Savings Bank's and the Holding Company's financial condition and results of operations, tax considerations and general economic conditions. In order to pay such cash dividends, however, the Holding Company must have available cash either from the net proceeds raised in the Offerings and retained by the Holding Company, dividends received from the Savings Bank or earnings on Holding Company assets. There are certain limitations on the payment of dividends from the Savings Bank to the Holding Company. See "REGULATION -- Federal Regulation of Savings Banks -- Limitations on Capital Distributions." No assurances can be given that any dividends will be declared or, if declared, what the amount of dividends will be or whether such dividends, if commenced, will continue. See "DIVIDEND POLICY."

Officers' and Directors' Common Stock Purchases and Beneficial Ownership

     Officers and directors of the Savings Bank (23 persons) are expected to subscribe for an aggregate of approximately $2.2 million of Common Stock, or 7.9% and 5.8% of the shares based on the minimum and maximum of the Estimated Valuation Range, respectively. See "SHARES TO BE PURCHASED BY MANAGEMENT
PURSUANT TO SUBSCRIPTION RIGHTS." In addition, purchases by the ESOP, allocations under the Oregon Trail Financial Corp. 1997 Management Recognition Plan and Trust ("MRP"), and the exercise of stock options issued under the Oregon Trail Financial Corp. 1997 Stock Option Plan ("Stock Option Plan"), will increase the number of shares beneficially owned by officers, directors and employees. Allocations under the MRP will be at no cost to recipients. Stock options are valuable only to the extent that they are exercisable and to the extent that the market price for the underlying share of Common Stock exceeds the exercise price. An option effectively eliminates the market risk of holding the underlying security since the option holder pays no consideration for the option until it is exercised. Therefore, the option holder may, within the limits of the term of the option, wait to exercise the option until the market price exceeds the exercise price. Assuming (i) the receipt of stockholder approval for the MRP and the Stock Option Plan, (ii) the open market purchase of shares on behalf of the MRP, (iii) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, and (iv) the exercise of stock options equal to 10% of the number of shares of Common Stock issued in the Conversion, directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of 30.9% and 28.8% of the Common Stock, based on the issuance of Common Stock at the minimum and maximum of the Estimated Valuation Range, respectively. See "RISK FACTORS -- Anti-takeover Considerations -- Voting Control by Insiders." The MRP and Stock Option Plan are subject to approval by the stockholders of the Holding Company at a meeting to be held no earlier than six months following consummation of the Stock Conversion.

Risk Factors

     See "RISK FACTORS" beginning on page 1 for a discussion of certain risks related to the Offerings that should be considered by all prospective investors.


                                      (vi)

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following tables set forth certain information concerning the consolidated financial position and results of operations of the Savings Bank and its subsidiaries at the dates and for the periods indicated. This information is qualified in its entirety by reference to the detailed information contained in the Consolidated Financial Statements and Notes thereto presented elsewhere in this Prospectus. The Savings Bank changed its fiscal year end from June 30 to March 31 subsequent to June 30, 1996.

                                                                                      At June 30,
                                                     At March 31,        --------------------------------------
                                                          1997           1996        1995        1994      1993
                                                   -----------------     ----        ----        ----      ----
                                                                            (In thousands)

FINANCIAL CONDITION DATA:
Total assets...................................          $204,213       $203,457    $205,400   $196,736   $193,334
Loans receivable, net..........................           138,881        132,347     124,440    112,101     97,562
Loans held-for-sale............................               428             --          --         --         --
Investment securities held-to-maturity.........             2,763          2,609      21,657     22,735     19,888
Investment securities available-for-sale.......            15,906         19,950       2,902      2,780         --
Mortgage-backed and related securities
  held-for-trading.............................                --          2,569       3,786      3,668         --
Mortgage-backed and related securities
  available for sale...........................            19,745         19,451          --         --         --
Mortgage-backed and related securities
  held-to-maturity.............................            15,302         17,011      42,245     46,441     55,827
Cash, federal funds sold and overnight
  interest-bearing deposits ...................             4,975          3,416       4,844      4,867     15,897
Deposit accounts...............................           179,158        176,619     172,569    177,107    175,617
Borrowings.....................................             2,231          4,082      12,161      1,896      2,195
Total equity...................................            21,026         20,004      17,812     15,477     12,966

                                                   Nine Months Ended
                                                         March 31,                      Year Ended June 30,
                                                  --------------------    -------------------------------------------
                                                   1997        1996        1996         1995        1994       1993
                                                  -------     -------     -------    -------      -------     -------
                                                            (Unaudited)
                                                                              (In thousands)
OPERATING DATA:

Interest income................................   $12,030     $11,960     $16,012    $14,807      $14,621     $15,192
Interest expense...............................     5,553       6,134       8,057      7,083        6,534       7,649
                                                  -------     -------     -------    -------      -------     -------

Net interest income ...........................     6,477       5,826       7,955      7,724        8,087       7,543
Provision (credit) for loan losses.............       216          91         115         67          (90)        175
                                                  -------     -------     -------    -------      -------     -------

Net interest income
 after provision for loan losses...............     6,261       5,735       7,840      7,657        8,177       7,368

Gains from sale of securities..................        --          34          34         --           59          48
Other income...................................       661         563         677      1,141          629         919
Other expenses(1)..............................     5,075       3,647       5,009      5,027        4,602       4,507
                                                  -------     -------     -------    -------      -------     -------

Income before income taxes.....................     1,847       2,685       3,542      3,771        4,263       3,828
Provision for income taxes ....................       749       1,033       1,363      1,512        1,616       1,470
                                                  -------     -------     -------    -------      -------     -------

Net income.....................................   $ 1,098     $ 1,652     $ 2,179    $ 2,259      $ 2,647     $ 2,358
                                                  =======     =======     =======    =======      =======     =======


                                      (vii)

                                                                                     At June 30,
                                                      At March 31,         --------------------------------
                                                          1997             1996     1995      1994     1993
                                                      ------------         ----     ----      ----     ----

SELECTED OTHER DATA:

Number of:
 Real estate loans outstanding.................           2,381            2,493     2,527    2,545     2,602
 Deposit accounts..............................          29,455           30,524    30,136   28,839    28,360
 Full-service offices..........................               6                6         6        6         6



                                                    At or For
                                                  Nine Months Ended
                                                    March 31,                     Year Ended June 30,
                                                   ------------            --------------------------
                                                   1997     1996           1996     1995      1994     1993
                                                   ----     ----           ----     ----      ----     ----
                                                         (Unaudited)
SELECTED FINANCIAL RATIOS(2):

Performance Ratios:
 Return on average assets(3) ...............       0.72%     1.06%          1.06%   1.12%     1.35%     1.24%
 Return on average equity(4)................       7.09     11.67          11.40   13.59     18.57     20.00
 Interest rate spread(6)....................       3.90      3.45           3.56    3.61      3.95      3.87
 Net interest margin(7).....................       4.40      3.87           3.97    3.94      4.22      4.07
 Average interest-earning assets
  to average interest-bearing
  liabilities...............................     113.20    110.33         110.64  109.27    107.88    104.88
 Noninterest expense as a
  percent of average total assets...........       2.50      1.76           2.43    2.49      2.34      2.37
 Efficiency ratio(8)........................      73.31     57.60          58.58   57.14     51.92     54.07

Asset Quality Ratios:
 Nonaccrual and 90 days or more
  past due loans as a percent
  of total loans, net.......................       0.14      0.10           0.12    0.05      0.04      0.13
 Nonperforming assets as a
  percent of total assets...................       0.10      0.06           0.10    0.03      0.03      0.07
 Allowance for losses as a
  percent of gross
  loans receivable..........................       0.52      0.41           0.41    0.37      0.36      0.52
 Allowance for losses as a
  percent of nonperforming
  loans.....................................     381.58    424.80         331.90  679.10    982.93    389.23
 Net charge-offs to average
  outstanding loans.........................       0.03      0.02           0.02    0.01      0.02      0.01

Capital Ratios:
 Total equity-to-assets ratio(5)............      10.30      8.68           9.83    8.67      7.87      6.71
 Average equity to average assets...........      10.14      9.11           9.26    8.25      7.25      6.19

----------

(1) Includes FDIC SAIF assessment of $1.1 million during the nine months ended March 31, 1997.
(2) Annualized, where appropriate, for the nine months ended March 31, 1997 and 1996.
(3)  Net earnings divided by average total assets.
(4)  Net earnings divided by average equity.
(5)  Average total equity divided by average total assets.
(6) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(7)  Net interest income as a percentage of average interest-earning assets.
(8) Other expenses divided by the sum of net interest income and other income. Efficiency ratio without FDIC SAIF assessment was 56.75% for the nine months ended March 31, 1997.

                                     (viii)

                                  RISK FACTORS

     BEFORE INVESTING IN SHARES OF THE COMMON STOCK OFFERED HEREBY, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS PRESENTED BELOW, IN ADDITION TO MATTERS DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

Recent Growth in, Unseasoned Nature of Agricultural, Commercial Business and Indirect Automobile Lending

     The Savings Bank's lending strategy involves a shift from a primary focus on residential lending to a community banking approach. As part of the expansion of its community banking activities, the Savings Bank intends to increase its efforts to originate commercial business loans, agricultural loans and indirect automobile loans. The Savings Bank's community banking strategy may take a period of time to implement fully and may require the incurrence of additional expenses to originate the desired volume of non-residential loans. There can be no assurances that the Savings Bank will meet its objective in increasing the size of its non-mortgage loan portfolio. Factors that may effect the ability of the Savings Bank to increase its originations of such loans include the demand for such loans, interest rates and the state of the local and national economy.

     In implementing this strategy, the Savings Bank has increased recently its risk profile relative to traditional thrift institutions by significantly increasing its commercial banking activities during the nine months ended March 31, 1997. Given the relatively low market interest rates and generally favorable economic conditions in the Savings Bank's primary market area during that time period, a substantial portion of these loans have not been subject to unfavorable economic conditions, although the borrowers are generally established persons and entities who have experienced less favorable economic conditions in the past. No assurances can be given that a downturn in the local economy will not have a material adverse effect on the quality of the non-mortgage loan portfolio, thereby resulting in material delinquencies and even losses to the Savings Bank. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Agricultural Lending," "-- Commercial Business Lending" and "-- Consumer and Other Lending."

Certain Lending Risks

     Risks Of Agricultural Lending. At March 31, 1997, agricultural loans totalled $2.5 million, or 1.7% of the Savings Bank's total loans portfolio. Agricultural lending involves a greater degree of risk than residential real estate loans. Payments on agricultural real estate loans depend primarily on the successful operation and management of the farm to produce cash flows sufficient to service the loan. The success of the farm may be affected by many factors outside the control of the farm borrower, including adverse weather conditions that limit crop yields (such as hail, drought and floods), declines in market prices for agricultural products and the impact of government regulations (including changes in price supports, subsidies and
environmental  regulations).   In addition,  many farms are dependent on a
limited number of key individuals whose injury or death may significantly affect the successful operation of the farm. Generally, most of the Savings Bank's loans are agricultural operating loans that are not secured by real estate. Agricultural operating loans entail greater risk than do mortgage loans, particularly in the case of loans that are unsecured or secured by assets such as cattle or crops. In such cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. In connection with the adoption of its community banking strategy, the Savings Bank intends, subject to market conditions, to continue to expand its agricultural lending activities. The primary crops in the Savings Bank's market area are wheat, barley, mint, onions, potatoes, corn and alfalfa. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Agricultural Lending."

     Risks of Consumer Lending. At March 31, 1997, the Savings Bank had $25.4 million outstanding in consumer loans, representing 18.0% of total loans. Of the $25.4 million, $7.9 million represented loans other than home equity and
second mortgage  loans.   Consumer  loans  may  entail  greater  credit  risk
than do single-family residential mortgage loans, particularly in the case of loans secured by assets that depreciate rapidly, such as mobile homes, automobiles, boats and recreational vehicles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability and, thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. This is particularly applicable in the case of unsecured loans. At March 31, 1997, the Savings Bank had $1.6 million, or 1.1% of total loans in unsecured consumer loans. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amounts recovered on such loans. Consumer loans may also give rise to claims and defenses by the borrower against the Savings Bank as the holder of the loan, and a borrower may be able to assert claims and defenses that it has against the seller of the underlying collateral. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Consumer and Other Lending."

     Risks Of Commercial Business Lending. Because payments on commercial business loans are often dependent on successful operation of the business involved, repayment of such loans may be subject to a greater extent to adverse conditions in the economy. The Savings Bank seeks to minimize these risks through its underwriting guidelines, which require that the loan be supported by adequate cash flow of the borrower, profitability of the business, collateral and personal guarantees of the individuals in the business. In addition, the Savings Bank limits this type of lending to its primary market area and to borrowers with which it has prior experience or who are otherwise well known to the Savings Bank. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Commercial Business Lending."

Concentration of Credit Risk and Dependance on Agriculture

     At March 31, 1997, a substantial portion of the Savings Bank's loan portfolio consisted of loans made to borrowers and secured by real estate, either as primary or secondary collateral, located in its primary market area. This concentration of credit risk could be expected to have a material adverse effect on the Savings Bank's financial condition and results of operations to the extent there is a deterioration in that county's economy and real estate values. Unemployment rates in the primary market area are considerably higher than both state and national unemployment rates and have increased consistently over the past few years. This risk is further exacerbated in the case of agricultural loans, commercial real estate loans and commercial business loan portfolios, which are generally more sensitive to economic downturns than the one- to four-family loan portfolio because their repayment often depends primarily on the successful operation of the underlying business entity. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities."

     Furthermore, the economy of the Savings Bank's primary market area depends heavily on the state of its agriculture based economy. Historically, the agricultural industry has been subject to more frequent and more severe recessionary periods which would be expected to have a material adverse effect on the ability of the Savings Bank's borrowers to meet their financial obligations. See "BUSINESS OF THE SAVINGS BANK -- Market Area."

Interest Rate Risk

     General.  Like  all  financial  institutions,   the  Savings  Bank's
financial condition and operations are influenced significantly by general economic conditions, the related monetary and fiscal policies of the federal government and government regulations. Deposit flows and the cost of funds are influenced by interest rates of competing investments and general market interest rates. Lending activities are affected by the demand for mortgage financing and for consumer and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and by
other factors  affecting the supply  of  housing  and  the   availability   of
funds.   The  Savings  Bank's profitability, like that of most financial institutions, depends largely on its net interest income, which is the difference between the interest income received from its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. To mitigate the impact of changes in interest rates, the Savings Bank has sought to improve the match between asset and liability maturities or repricing periods and rates by emphasizing the origination and purchase of adjustable-rate mortgage ("ARM") loans and shorter term agricultural, commercial business, and consumer loans.

     Potential Adverse Impact On Results Of Operations. The Savings Bank's results of operations would be adversely affected by a material prolonged
increase in market  interest  rates.  At  March  31,  1997,   assuming,   for
example,   an instantaneous  200 basis point increase in market  interest rates, the Savings Bank's net portfolio value ("NPV") (the present value of expected cash flows from assets, liabilities and off-balance sheet contracts) would decrease by approximately $4.8 million, or 22.5%. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

     Potential Adverse Impact On Financial Condition. Changes in the level of interest rates also affect the volume of loans originated or purchased by the Savings Bank and, thus, the amount of loan and commitment
fees, as well as the market   value  of  the  Savings   Bank's   investment
securities   and  other interest-earning  assets.  Changes in interest rates also can affect the average life of loans. Decreases in interest rates may result in increased prepayments of loans, as borrowers refinance to reduce borrowing costs. Under these circumstances, the Savings Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the maturing loans or securities. Moreover, volatility in interest rates also can result in disintermediation, or the flow of funds away from savings institutions into direct investments, such as U.S. Government and corporate securities and other investment vehicles which, because of the absence of federal insurance premiums and reserve requirements, generally pay higher rates of return than savings institutions.

     At March 31, 1997, out of total gross loans of $141.4 million in the Savings Bank's portfolio, $66.9 million were ARM loans, the majority of which reprice every year. Furthermore, the Savings Bank's ARM loans contain periodic and lifetime interest rate adjustment limits which, in a rising interest rate environment, may prevent such loans from repricing to market interest rates. While management anticipates that ARM loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of ARM borrowers in a rising interest rate environment could potentially cause an increase in delinquencies and defaults. The Savings Bank has not historically had an increase in such delinquencies and defaults on ARM loans, but no assurance can be given that such delinquencies or defaults would not occur in the future. The marketability of the underlying property also may be adversely affected in a high interest rate environment. Moreover, the Savings Bank's ability to originate or purchase ARM loans may be affected by changes in the level of interest rates and by market acceptance of the terms of such loans. In a relatively low interest rate environment, as currently exists, borrowers generally tend to favor fixed-rate loans over ARM loans to hedge against future increases in interest rates.

Competition

     The Savings Bank has faced, and will continue to face strong competition both in making loans and attracting deposits. Many of the financial institutions in the Savings Bank's primary market area are significantly larger than the Savings Bank and have greater financial resources and compete with the Savings Bank in varying degrees. Competition for loans principally comes from commercial banks, thrift institutions, credit unions, mortgage banking companies and insurance companies. Historically, commercial banks, thrift institutions and credit unions have been the Savings Bank's most direct competition for deposits. The Savings Bank also competes with short-term money market funds and with other financial institutions, such as brokerage firms and insurance companies, for deposits. The strong competition for residential mortgage loans was a major factor in the Savings Bank's decision to pursue agricultural and commercial business lending and the purchase of dealer-originated automobile contracts. Furthermore, in competing for loans, the Savings Bank may be forced to offer lower loan interest rates periodically. Conversely, in competing for deposits, the Savings Bank may be forced to offer higher deposit interest rates periodically. Either case or both cases could adversely affect net interest income. See "BUSINESS OF THE SAVINGS BANK -- Competition."

Return on Equity After Conversion

     Return on equity (net income for a given period divided by average equity during that period) is a ratio used by many investors to compare the performance of a particular financial institution to its peers. The Savings Bank's return on equity for the nine months ended March 31, 1997 was, and the Holding Company's post-Conversion return on equity will be, less than the average return on equity for publicly traded thrift institutions and their holding companies. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION" for numerical information regarding the Savings Bank's historical return on equity and "CAPITALIZATION" for a discussion of the Holding Company's estimated pro forma consolidated capitalization as a result of the Conversion. In order for the Holding Company to achieve a return on equity comparable to the historical levels of the Savings Bank, the Holding Company either would have to increase net income or reduce stockholders' equity, or both, commensurate with the increase in equity resulting from the Conversion. Reductions in equity could be achieved by, among other things, the payment of regular or special cash dividends (although no assurances can be given as to their payment or, if paid, their amount and frequency), the repurchase of shares of Common Stock subject to applicable regulatory restrictions, or the acquisition of branch offices, other financial institutions or related businesses (neither the Holding Company nor the Savings Bank has any present plans, arrangements, or understandings, written or oral, regarding any repurchase or acquisitions). See "DIVIDEND POLICY" and "USE OF PROCEEDS." Achievement of increased net income levels will depend on several important factors outside management's control, such as general economic conditions, including the level of market interest rates, competition and related factors, among others. In addition, the expenses associated with the ESOP and the MRP (see "-- New Expenses Associated with ESOP and MRP") are expected to contribute initially to reduced earnings levels. Subject to market conditions, initially the Savings Bank intends to deploy the net proceeds of the Offerings to support its core lending activities to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity comparable to the average for publicly traded thrift institutions and their holding companies. This goal will likely take a number of years to achieve and no assurances can be given that this goal can be attained. Consequently, for the foreseeable future, investors should not expect a return on equity which will meet or exceed the average return on equity for publicly traded thrift institutions, many of which are not newly converted institutions and have had time to deploy their conversion capital.

New Expenses Associated With ESOP and MRP

     The Savings Bank will recognize additional material employee compensation and benefit expenses assuming the ESOP and the MRP are implemented. The actual aggregate amount of these new expenses cannot be currently predicted because applicable accounting practices require that they be based on the fair market value of the shares of Common Stock when the expenses are recognized, which would occur when shares are committed to be released in the case of the ESOP and over the vesting period of awards made to recipients in the case of the MRP. These expenses have been reflected in the pro forma financial information under "PRO FORMA DATA" assuming the Purchase Price ($10.00 per share) as fair market value. Actual expenses, however, will be based on the fair market value of the Common Stock at the time of recognition, which may be higher or lower than the Purchase Price. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Impact of Accounting Pronouncements and Regulatory Policies -- Accounting for Employee Stock Ownership Plans," "-- Accounting for Stock-Based Compensation," "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan" and "-- Benefits -- Management Recognition Plan."

Anti-takeover Considerations



     Provisions in the Holding Company's Governing Instruments and Oregon and Federal Law. Certain provisions included in the Holding Company's Articles of Incorporation and in the Oregon Business Corporation Act ("OBCA") will assist the Holding Company in maintaining its independence as a separate, publicly owned corporation. These provisions may discourage potential takeover attempts, particularly those which have not been negotiated with the Board of Directors. As a result, these provisions may preclude takeover attempts which certain stockholders may deem to be in their interest and perpetuate existing management. These provisions restrict, among other things, acquisitions of more than 10% of the Holding Company's outstanding voting stock for a period of five years from the date the Conversion is consummated. In addition, the Articles of Incorporation provide for the election of directors to staggered terms of three years and for their removal without cause only upon the vote of holders of 80% of the outstanding voting shares, provisions for approval of certain business combinations and provisions allowing the Board to consider non-monetary factors in evaluating a business combination or a tender or exchange offer. The Articles of Incorporation of the Holding Company also contain provisions regarding the timing and content of stockholder proposals and nominations. Certain provisions of the Articles of Incorporation of the Holding Company cannot be amended by stockholders unless an 80% stockholder vote is obtained. See "CERTAIN RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     The Holding Company's Articles of Incorporation provide that for a period of five years from the effective date of the completion of the Conversion of the Savings Bank from mutual to stock form, no person shall directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of the Holding Company, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Directors, as defined in the Articles of Incorporation. This provision does not apply to any employee stock benefit plan of the Holding Company or the Savings Bank, such as the ESOP or the MRP. In addition, for a period for five years from the completion of the Conversion of the Savings Bank, and notwithstanding any provision to the contrary in the Articles of Incorporation or in the Bylaws of the Holding Company, where any person directly or indirectly acquires beneficial ownership of more than 10% of any class of equity security of the Holding Company in violation of the provisions of the Articles of Incorporation, the securities beneficially owned in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     The Articles of Incorporation further provide that if, at any time after five years from the effective date of the completion of the Conversion, any person shall acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company without the prior approval by a two-thirds vote of the Continuing Directors, as defined in Articles of Incorporation, then, with respect to each vote in excess of 10%, the record holders of voting stock of the Holding Company beneficially owned by such person shall be entitled to cast only one-hundredth of one vote with respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of the Holding Company which such record holders would otherwise be entitled to cast without giving effect to the provision and the aggregate voting power of such record holders shall be allocated proportionately among such record holders. For a further discussion of the provisions of the Holding Company's Articles of Incorporation, see "CERTAIN RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     In connection with a proxy solicitation that is opposed by the Board of Directors, the Holding Company could assert the above-described anti-takeover provisions of its Articles of Incorporation to cancel any voting rights related to those shares owned by any person in excess of 10% of the outstanding shares of Common Stock of the Holding Company. If the Board of Directors elected to assert this provision, it would be able to deter takeover attempts or certain other transactions which have not been negotiated with and approved by its Board of Directors. The Board of Directors believes that these provisions are in the best interest of the Savings Bank and Holding Company and its stockholders. See "CERTAIN RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY -- Change of Control -- Restrictions on Acquisitions of Securities" and "-- Purpose and Takeover Defensive Effects of the Holding Company's Articles of Incorporation and Bylaws."

     Voting Control By Insiders. Directors and officers of the Savings Bank and the Holding Company (and their associates) expect to purchase 221,500 shares of Common Stock, or 7.9% and 5.8% of the shares issued in the Offerings at the minimum and the maximum of the Estimated Valuation Range, respectively. Directors and officers are also expected to control indirectly the voting of approximately 8% of the shares of Common Stock issued in the Conversion through the ESOP (assuming shares have been allocated under the ESOP). Under the terms of the ESOP, the unallocated shares will be voted by the ESOP trustees in the same proportion as the votes cast by participants with respect to the allocated shares. Four, current, officers of the Savings Bank will serve as the ESOP trustees.

     At a meeting of stockholders to be held no earlier than six months following the consummation of the Conversion, the Holding Company expects to seek approval of the Holding Company's MRP, which is a non-tax-qualified restricted stock plan for the benefit of key employees and directors of the Holding Company and the Savings Bank. The Holding Company expects to acquire common stock of the Holding Company on behalf of the MRP in an amount equal to 4% of the Common Stock issued in the Conversion, or 112,540 and 152,260 shares at the minimum and the maximum of the Estimated Valuation Range, respectively. These shares will be acquired either through open market purchases through a trust established in conjunction with the MRP or from authorized but unissued shares of Common Stock. A committee of the Board of Directors of the Holding Company will administer the MRP, the members of which would also serve as trustees of the MRP trust, if formed. Under the terms of the MRP, the MRP committee or the MRP trustees, will have the power to vote unallocated and unvested shares. In addition, the Holding Company intends to reserve for future issuance pursuant to the Stock Option Plan a number of authorized shares of Common Stock equal to 10% of the Common Stock issued in the Conversion (281,350 and 380,650 shares at the minimum and the maximum of the Estimated Valuation Range, respectively). The Holding Company also intends to seek approval of the Stock Option Plan at a meeting of stockholders to be held no earlier than six months following the consummation of the Conversion.

     Assuming (i) the implementation of the MRP and the Stock Option Plan, (ii) the open market purchase of shares on behalf of the MRP, (iii) the purchase by the ESOP of 8% of the Common Stock sold in the Offerings, and (iv) the exercise of stock options equal to 10% of the number of shares of Common Stock issued in the Conversion, directors, officers and employees of the Holding Company and the Savings Bank would have voting control, on a fully diluted basis, of an additional 30.9% and 28.8% of the Common Stock, based on the issuance of the minimum and maximum of the Estimated Valuation Range, respectively. Management's potential voting control alone, as well as together with additional stockholder support, might preclude or make more difficult takeover attempts that certain stockholders deem to be in their best interest and might tend to perpetuate existing management.

     Provisions of Employment and Severance Agreements, Severance Plan and Directors Plan. The employment and severance agreements of Dan L. Webber, President and Chief Executive Officer of the Holding Company and the Savings Bank, and other senior officers of the Holding Company and the Savings Bank provide for cash severance payments and/or the continuation of health, life and disability benefits in the event of their termination of employment following a change in control of the Holding Company or the Savings Bank. Assuming a change of control occurred as of March 31, 1997, the aggregate value of the severance benefits available to these executive officers under the agreements would have been approximately $779,000. In addition, assuming that a change in control had occurred at March 31, 1997 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would be approximately $911,000. Furthermore, assuming a change in control had occurred at March 31, 1997, the aggregate amount payable under the Pioneer Bank Directors Plan ("Directors Plan") to the Savings Bank's directors and directors emeriti would be approximately $348,000. These agreements and plans may have the effect of increasing the costs of acquiring the Holding Company, thereby discouraging future attempts to take over the Holding Company or the Savings Bank. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits," "RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY" and "DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY."

Possible Dilutive Effect of Benefit Programs

     The MRP intends to acquire an amount of Common Stock of the Holding Company equal to 4% of the shares issued in the Conversion. Such shares of Common Stock of the Holding Company may be acquired by the Holding Company in the open market or from authorized but unissued shares of Common Stock of the Holding Company. In the event that the MRP acquires authorized but unissued shares of Common Stock from the Holding Company, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan." The MRP is subject to approval by the Holding Company's stockholders.

     The Stock Option Plan will provide for options for up to a number of shares of Common Stock of the Holding Company equal to 10% of the shares issued in the Conversion. Such shares may be authorized but unissued shares of Common Stock of the Holding Company and, upon exercise of the options, will result in the dilution of the voting interests of existing stockholders and may decrease net income per share and stockholders' equity per share. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan." The Stock Option Plan is subject to approval by the Holding Company's stockholders.

     If the ESOP is not able to purchase 8% of the shares of Common Stock issued in the Offerings, the ESOP may purchase newly issued shares from the Holding Company. In such event, the voting interests of existing stockholders will be diluted and net income per share and stockholders' equity per share will be decreased. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan."

Absence of Prior Market for the Common Stock

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market under the symbol "OTFC," there can be no assurance that an active and liquid trading market for the Common Stock will develop, or once developed, will continue. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price. See "MARKET FOR COMMON STOCK."

Possible Increase in Estimated Price Range and Number of Shares Issued

     The Estimated Valuation Range may be increased up to 15% to reflect material changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic or regulatory conditions following the commencement of the Offerings. If the Estimated Valuation Range is increased, it is expected that the Holding Company would increase the Estimated Price Range so that up to 4,377,475 shares of Common Stock at the Purchase Price would be issued for an aggregate price of up to $43,774,750. This increase in the number of shares would decrease a subscriber's pro forma net income per share and stockholders' equity per share, increase the Holding Company's pro forma consolidated stockholders' equity and net income, and increase the Purchase Price as a percentage of pro forma stockholders' equity per share and net earnings per share. See "PRO FORMA DATA."

Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

     If the Subscription Rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Savings Bank are deemed to have an ascertainable value, receipt of such rights may be a taxable event (either as capital gain or ordinary income), to those Eligible Account Holders, Supplemental Eligible Account Holders or Other Members who receive and/or exercise the Subscription Rights in an amount equal to such value. Additionally, the Savings Bank could be required to recognize a gain for tax purposes on such distribution. Whether Subscription Rights are considered to have ascertainable value is an inherently factual determination. The Savings Bank has been advised by Keller that such rights have no value; however, Keller's conclusion is not binding on the Internal Revenue Service ("IRS"). See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Tax Effects."

                          OREGON TRAIL FINANCIAL CORP.

     The Holding Company was organized on June 9, 1997 under Oregon law at the direction of the Savings Bank to acquire all of the capital stock that the Savings Bank will issue upon its conversion from the mutual to stock form of ownership. The Holding Company has applied for OTS approval to become a savings and loan holding company through the acquisition of 100% of the capital stock of the Savings Bank. Prior to the Conversion, the Holding Company will not engage in any material operations. After the Conversion, the Holding Company will be classified as a unitary savings and loan holding company subject to regulation by the OTS, and its principal business will be the ownership of the Savings Bank. Immediately following the Conversion, the only significant assets of the Holding

Company will be the capital stock of the Savings Bank, 50% of the net investable proceeds of the Offerings as permitted by the OTS to be retained by it, and a note receivable from the ESOP evidencing a loan to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion. See "BUSINESS OF THE HOLDING COMPANY."

     The holding company structure will permit the Holding Company to expand the financial services currently offered through the Savings Bank. Management believes that the holding company structure and retention of a portion of the proceeds of the Offerings will, should it decide to do so, facilitate the expansion and diversification of its operations. The holding company structure will also enable the Holding Company to repurchase its stock without adverse tax consequences, subject to applicable regulatory restrictions,
including  waiting periods.  There   are   no   present   plans,   arrangements,
agreements,   or understandings,  written or oral,  regarding any such
activities or repurchases. See "REGULATION -- Savings and Loan Holding Company Regulations."

                      PIONEER BANK, A FEDERAL SAVINGS BANK

     Chartered in 1901, the Savings Bank is a federal mutual savings bank headquartered in Baker City, Oregon. As a result of the Conversion, the Savings Bank will convert to a federal capital stock savings bank and will become a wholly-owned subsidiary of the Holding Company. The Savings Bank is regulated by the OTS, its primary regulator, and by the FDIC, the insurer of its deposits. The Savings Bank's deposits have been federally-insured since 1934 and are currently insured by the FDIC under the SAIF. The Savings Bank has been a member of the Federal Home Loan Bank ("FHLB") System since 1934. At March 31, 1997, the Savings Bank had total assets of $204.2 million, total deposits of $179.2 million and total equity of $21.0 million on a consolidated basis.

     The Savings Bank is a community oriented financial institution whose principal business is attracting retail deposits from the general public and using these funds to originate one- to- four family residential mortgage loans and consumer loans within its primary market area. At March 31, 1997, one-to- four family loans totalled $101.8 million, or 72.0%, of total loans receivable. The Savings Bank has also been active in the origination of home equity and second mortgage loans and at March 31, 1997, such loans were $17.5 million, or 12.4%, of total loans receivable. As a result of a perceived local demand for non-mortgage lending products, as well as management's concern as to the Savings Bank's level of interest rate risk and a perception of minimal anticipated growth in residential loan demand within the Savings Bank's market primary area resulting from strong competition, the Savings Bank began supplementing its traditional lending activities in 1996 with the development of commercial business loans, agricultural loans and the purchase of dealer-originated automobile contracts. The Savings Bank has hired experienced commercial lending officers familiar with the Savings Bank's
primary  market  area in an attempt to develop  commercial business   and
agricultural   lending   and  to   expand   the   purchase   of
dealer-originated automobile contacts to include the purchase of dealer-originated contracts secured by recreational vehicles, trailers, motorcycles and other vehicles. As a result of these activities, at March 31, 1997 the Savings Bank had agricultural loans of $2.5 million, commercial business loans of $4.1 million and automobile loans of $2.1 million (including $371,000 of dealer-originated automobile contracts). See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of Agricultural, Commercial Business and Indirect Automobile Lending," "-- Certain Lending Risks -- Risks of Agricultural Lending," "-- Interest Rate Risk" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset and Liability Management."

     The  Savings  Bank's  business  strategy  is to operate as a
well-capitalized, profitable   and   independent    financial    institution
dedicated   to   a community-oriented   approach  that  emphasizes   management
involvement with customers and the community at large, local decision-making and quality customer service. Management believes that it can best serve an important segment of the marketplace and enhance the long-term value of the Holding Company by operating independently and continuing with and expanding its community-oriented approach, especially in light of recent consolidations of financial institutions in the Savings Bank's primary market area.

     In addition to its lending activities, the Savings Bank invests excess liquidity in short and intermediate term U.S. Government and government agency securities, and mortgage-backed and related securities issued by U.S.

Government agencies. Investment securities and mortgage-backed and related securities, which constituted 25.0% of total assets at March 31, 1997, had an amortized cost of $51.2 million at March 31, 1997. See "BUSINESS OF THE SAVINGS BANK -- Investment Activities."

     The Savings Bank conducts its operations from its main office and one branch office located in Baker City, Oregon, and six branch offices located in Burns (Harney County), Enterprise (Wallowa County), John Day (Grant County), La Grande (two offices; Union County) and Ontario (Malheur County), Oregon. See "BUSINESS OF THE SAVINGS BANK -- Properties." The main office is located at 2055 First Street, Baker City, Oregon 97814, and its telephone number is (541) 523-6327.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Common Stock offered hereby are estimated to range from $27.3 million to $37.1 million, or up to $42.7 million if the Estimated Valuation Range is increased by 15%. See "PRO FORMA DATA" for the assumptions used to arrive at such amounts. The Holding Company has received conditional OTS approval to purchase all of the capital stock of the Savings Bank to be issued in the Conversion in exchange for 50% of the net investable proceeds of the Offerings. This will result in the Holding Company retaining approximately $12.0 million to $16.3 million of net proceeds, or up to $18.8 million if the Estimated Valuation Range is increased by 15%, and the Savings Bank receiving an equal amount. See "PRO FORMA DATA."

     Receipt of 50% of the net proceeds of the sale of the Common Stock will increase the Savings Bank's capital and will support the expansion of the Savings Bank's existing business activities. The Savings Bank will use the funds contributed to it for general corporate purposes, including, initially, lending (including agricultural and commercial business lending), the purchase of dealer-originated automobile contracts and dealer-originated
contracts secured by  recreational  vehicles,  trailers,   motorcycles  and
other vehicles, and investment in short-term U.S. Government and government agency obligations.

     In connection with the Conversion and the establishment of the ESOP, the Holding Company intends to loan the ESOP the amount necessary to purchase 8% of the shares of Common Stock sold in the Conversion. The Holding Company's loan to fund the ESOP may range from $2,250,800 to $3,045,200 based on the sale of 225,080 shares to the ESOP (at the minimum of the Estimated Valuation Range) and 304,520 shares (at the maximum of the Estimated Valuation Range), respectively, at $10.00 per share. If 15% above the maximum of the Estimated Valuation Range, or 4,377,475 shares, are sold in the Conversion, the Holding Company's loan to the ESOP would be approximately $3,501,980 (based on the sale of 350,198 shares to the ESOP). It is anticipated that the ESOP loan will have a 10-year term with interest payable at the prime rate as published in THE WALL STREET JOURNAL on the closing date of the Conversion. The loan will be repaid principally from the Savings Bank's contributions to the ESOP and from any dividends paid on shares of Common Stock held by the ESOP.

     The remaining net proceeds  retained by the Holding  Company  initially
will be invested   primarily  in  short-term  U.S.   Government  and  government
agency obligations. Such proceeds will be available for additional contributions to the Savings Bank in the form of debt or equity, to support future diversification or acquisition activities, as a source of dividends to the stockholders of the Holding Company and for future repurchases of Common Stock to the extent permitted under Oregon law and federal regulations. The Holding Company will consider exploring opportunities to use such funds to expand operations through acquiring or establishing additional branch offices or acquiring other financial institutions. Currently, there are no specific plans, arrangements, agreements or understandings, written or oral, regarding any diversification activities.

     Following consummation of the Conversion, the Board of Directors will have the authority to adopt plans for repurchases of Common Stock, subject to statutory and regulatory requirements. Since the Holding Company has not yet
issued stock, there  currently  is  insufficient   information  upon  which  an
intention to repurchase stock could be based. The facts and circumstances upon which the Board of Directors may determine to repurchase stock in the future would include but are not limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the ability to improve the Holding Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Holding Company and its stockholders. Any stock repurchases will be subject to a determination by the Board of Directors that both the Holding Company and the Savings Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that capital will be adequate, taking into account, among other things, the level of nonperforming and classified assets, the Holding Company's and the Savings Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. For a discussion of the regulatory limitations applicable to stock repurchases and current OTS policy with respect thereto, see "THE CONVERSION -- Restrictions on Repurchase of Stock."

                                DIVIDEND POLICY

General

     The Holding Company's Board of Directors anticipates declaring and paying quarterly cash dividends on the Common Stock at an annual rate of 2%, or $0.20 per share per year based on the Purchase Price. The first quarterly cash dividend is expected to be declared during the quarter ending March 31, 1998 and paid during the quarter ending June 30, 1998. In addition, the Board of Directors may determine to pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. Declarations or payments of any dividends (regular and special) will be subject to determination by the Holding Company's Board of Directors, which will take into account the amount of the net proceeds retained by the Holding Company, the Holding Company's financial condition, results of operations, tax considerations, capital requirements, industry standards, economic conditions and other factors, including the regulatory restrictions that affect the payment of dividends by the Savings Bank to the Holding Company discussed below. Under Oregon law, the Holding Company will be permitted to pay cash dividends after the Conversion either out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In order to pay such cash dividends, however, the Holding Company must have available cash either from the net proceeds raised in the Offerings and retained by the Holding Company, dividends received from the Savings Bank or earnings on Holding Company assets. No assurances can be given that any dividends, either regular or special, will be declared or, if declared, what the amount of dividends will be or whether such dividends, if commenced, will continue.

Current Restrictions

     Dividends from the Holding Company may depend, in part, upon receipt of dividends from the Savings Bank because the Holding Company initially will have no source of income other than dividends from the Savings Bank and earnings from the investment of the net proceeds from the Offerings retained by the Holding Company. OTS regulations require the Savings Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Holding Company, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the Holding Company. The OTS imposes certain limitations on the payment of dividends from the Savings Bank to the Holding Company which utilize a three-tiered approach that permits various levels of distributions based primarily upon a savings association's capital level. The Savings Bank currently meets the criteria to be designated a Tier 1 association, as hereinafter defined, and consequently could at its option (after prior notice to and no objection made by the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year. In addition, the Savings Bank may not declare or pay a cash dividend on its capital stock if the effect thereof would be to reduce the regulatory capital of the Savings Bank below the amount required for the liquidation account to be established pursuant to the Savings Bank's Plan of Conversion. See "REGULATION -- Federal Regulation of Savings Banks -- Limitations on Capital Distributions," "THE CONVERSION -- Effects of Conversion to Stock

Form on Depositors and Borrowers of the Savings Bank -- Liquidation Account" and
Note 16 of Notes to the Consolidated Financial Statements included elsewhere herein.

     Under Oregon law, the Holding Company is generally limited to paying dividends in an amount equal to the excess of its net assets (total assets minus total liabilities) over its statutory capital or, if no such excess exists, to its net profits for the current and/or immediately preceding fiscal year.

     The Holding Company has committed to the OTS not to make any tax-free distributions to stockholders in the form of a return of capital, or take any action in contemplation of any such distributions, within the first year following the consummation of the Conversion.

Tax Considerations

 In addition to the foregoing, retained earnings of the Savings Bank appropriated to bad debt reserves and deducted for federal income tax purposes cannot be used by the Savings Bank to pay cash dividends to the Holding Company without the payment of federal income taxes by the Savings Bank at the then prevailing income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "TAXATION -- Federal Taxation" and Note 9 of Notes to the Consolidated Financial Statements included elsewhere herein. The Holding Company does not contemplate any distribution by the Savings Bank that would result in a recapture of the Savings Bank's bad debt reserve or create the above-mentioned federal tax liabilities.

                            MARKET FOR COMMON STOCK

     The Holding Company has never issued capital stock and, consequently, there is no existing market for the Common Stock. Although the Holding Company has received conditional approval to list the Common Stock on the Nasdaq National Market System under the symbol "OTFC," there can be no assurance that the Holding Company will meet Nasdaq National Market System listing requirements, which include a minimum market capitalization, at least two market makers and a minimum number of record holders. Keefe, Bruyette has indicated its intention to act as a market maker for the Holding Company's Common Stock following consummation of the Conversion and will assist the Holding Company in seeking to encourage at least one additional market maker to establish and maintain a market in the Common Stock. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The Holding Company anticipates that prior to the completion of the Conversion it will be able to obtain the commitment from at least one additional broker-dealer to act as market maker for the Common Stock. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Holding Company, the Savings Bank or any market maker. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if developed, it will continue. The number of active buyers and sellers of the Common Stock at any particular time may be limited. Under such circumstances, investors in the Common Stock could have difficulty disposing of their shares on short notice and should not view the Common Stock as a short-term investment. Furthermore, there can be no assurance that purchasers will be able to sell their shares at or above the Purchase Price or that
quotations   will  be  available  on  the  Nasdaq   National  Market  System  as
contemplated.

                                 CAPITALIZATION

     The following table presents the historical capitalization of the Savings Bank at March 31, 1997, and the pro forma consolidated capitalization of the Holding Company after giving effect to the assumptions set forth under "PRO FORMA DATA," based on the sale of the number of shares of Common Stock at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Valuation Range. The shares that would be issued at the maximum, as adjusted, of the Estimated Valuation Range would be subject to receipt of OTS approval of an updated appraisal confirming such valuation. A CHANGE IN THE NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION WOULD MATERIALLY AFFECT PRO FORMA CONSOLIDATED CAPITALIZATION.

                                                                             Holding Company
                                                                Pro Forma Consolidated Capitalization
                                                                        Based Upon the Sale of
                                                     -----------------------------------------------------------------
                                                     2,813,500         3,310,000        3,806,500         4,377,475
                                Capitalization       Shares at         Shares at        Shares at         Shares at
                                    as of            $10.00            $10.00           $10.00            $10.00
                               March 31, 1997        Per Share(1)      Per Share(1)     Per Share(1)      Per Share(2)
                               --------------        ------------      ------------     ------------      ------------
                                                                       (In thousands)
Deposits(3)                       $179,158            $179,158          $179,158           $179,158        $179,158
FHLB of Seattle advances               800                 800               800                800             800
Securities sold under
 agreements to repurchase            1,431               1,431             1,431              1,431           1,431
                                  --------            --------          --------           --------        --------
Total deposits and
 borrowed funds                   $181,389            $181,389          $181,389           $181,389        $181,389
                                  ========            ========          ========           ========        ========

Stockholders' equity:

   Preferred stock:
     250,000 shares, $.01
     par value per share,
     authorized; none issued
     or outstanding               $     --            $     --          $     --           $     --        $     --

   Common Stock:
     8,000,000 shares, $.01 par
     value per share, authorized;
     specified number of shares
     assumed to be issued and
     outstanding(4)                     --                  28                33                 38              44

   Additional paid-in capital           --              27,492            32,183             37,075          42,700

   Retained earnings(5)             21,148              21,148            21,148             21,148          21,148
   Unrealized loss on securities
    available for sale, net of tax    (122)               (122)             (122)              (122)           (122)

   Less:
     Common Stock acquired
      by ESOP(6)                        --               2,251             2,648              3,045           3,502
     Common Stock to be acquired
      by MRP(7)                         --               1,125             1,324              1,523           1,751
                                  --------            --------          --------           --------        --------

Total stockholders' equity        $ 21,026            $ 45,170          $ 49,270           $ 53,571        $ 58,517
                                  ========            ========          ========           ========        ========

                         (footnotes on following page)

---------------
(1) Does not reflect the possible increase in the Estimated Valuation Range to reflect material changes in the financial condition or results of operations of the Savings Bank or changes in market conditions or general financial, economic and regulatory conditions, or the issuance of additional shares under the Stock Option Plan.
(2) This column represents the pro forma capitalization of the Holding Company in the event the aggregate number of shares of Common Stock issued in the Conversion is 15% above the maximum of the Estimated Valuation Range. See "PRO FORMA DATA" and Footnote 1 thereto.
(3) Withdrawals from deposit accounts for the purchase of Common Stock are not reflected. Such withdrawals will reduce pro forma deposits by the amounts thereof.
(4) The Savings Bank's authorized capital will consist solely of 1,000 shares of common stock, par value $1.00 per share, 1,000 shares of which will be issued to the Holding Company, and 9,000 shares of preferred stock, no par value per share, none of which will be issued in connection with the Conversion.
(5) Retained earnings are substantially restricted by applicable regulatory capital requirements. Additionally, the Savings Bank will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of the Savings Bank's Eligible Account Holders and Supplemental Eligible Account Holders at the time of the Conversion and adjusted downward thereafter as such account holders reduce their balances or cease to be depositors. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Liquidation Account."
(6) Assumes that 8% of the Common Stock sold in the Conversion will be acquired by the ESOP in the Conversion with funds borrowed from the Holding Company. Under generally accepted accounting principles ("GAAP"), the amount of Common Stock to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to ESOP participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from the Holding Company, the borrowing will be eliminated in consolidation and no liability will be reflected in the consolidated financial statements of the Holding Company. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan."
(7) Assumes the purchase in the open market at the Purchase Price, pursuant to the proposed MRP, of a number of shares equal to 4% of the shares of Common Stock issued in the Conversion at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. The issuance of an additional 4% of the shares of Common Stock for the MRP from authorized but unissued shares of Holding Company Common Stock would dilute the ownership interest of stockholders by 3.85%. The shares are reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs," "PRO FORMA DATA" and "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Management Recognition Plan." The MRP is subject to stockholder approval, which is expected to be sought at a meeting to be held no earlier than six months following consummation of the Conversion.

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

         The following table presents the Savings Bank's historical and pro forma capital position relative to its capital requirements at March 31, 1997. The amount of capital infused into the Savings Bank for purposes of the following table is 50% of the net proceeds of the Offerings. For purpose of the table below, the amount expected to be borrowed by the ESOP and the cost of the shares expected to be acquired by the MRP are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "USE OF PROCEEDS," "CAPITALIZATION" and "PRO FORMA DATA." The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to the Savings Bank, see "REGULATION -- Federal Regulation of Savings Banks -- Capital Requirements."

                                                                 PRO FORMA AT MARCH 31, 1997
                     -------------------------------------------------------------------------------------------------------
                                                                                                               15% above
                                                Minimum of          Midpoint of           Maximum of           Maximum of
                                                Estimated           Estimated             Estimated           Estimated
                                            Valuation Range       Valuation Range      Valuation Range     Valuation Range
                                        -------------------    -------------------  -------------------  -------------------
                                           2,813,500 Shares      3,310,000 Shares     3,806,500 Shares     4,377,475 Shares
                       March 31, 1997    at $10.00 Per Share   at $10.00 Per Share  at $10.00 Per Share  at $10.00 Per Share
                     ------------------ --------------------   -------------------  -------------------  -------------------
                            Percent of            Percent of           Percent of           Percent of            Percent of
                             Adjusted              Adjusted             Adjusted            Adjusted               Adjusted
                              Total                 Total                Total               Total                  Total
                     Amount  Assets (1)  Amount  Assets (1)   Amount   Assets (1)   Amount  Assets (1)   Amount   Assets (1)
                     ------ -----------  ------  ----------   ------   ----------   ------  ----------   ------   ----------
                                                                  (Dollars in thousands)
GAAP capital       $ 21,026     10.3%    $ 31,310    14.6%   $ 33,162     15.3%     $ 35,015  16.0%      $ 37,145   16.9%
                   ========     ====     ========    ====    ========     ====      ========  ====       ========   ====

Tangible capital   $ 20,911     10.3%    $ 31,194    14.5%   $ 33,046     15.3%     $ 34,899  16.0%      $ 37,029   16.8%
Tangible capital
  requirement         3,061      1.5        3,217     1.5       3,245      1.5         3,273   1.5          3,305    1.5
                   --------     ----     --------    ----    --------     ----      --------  ----       --------   ----
Excess             $ 17,850      8.8%    $ 27,976    13.0%   $ 29,801     13.8%     $ 31,626  14.5%      $ 33,724   15.3%
                   ========     ====     ========    ====    ========     ====      ========  ====       ========   ====

Core capital       $ 20,911     10.2%    $ 31,194    14.5%   $ 33,046     15.3%     $ 34,899  16.0%      $ 37,029   16.8%
Core capital
  requirement(2)     6,123       3.0        6,435     3.0       6,490      3.0         6,546   3.0          6,610    3.0
                   --------     ----     --------    ----    --------     ----      --------  ----       --------   ----
Excess             $ 14,788      7.2%    $ 24,759    11.5%   $ 26,556     12.3%     $ 28,353  13.0%      $ 30,419   13.8%
                   ========     ====     ========    ====    ========     ====      ========  ====       ========   ====

Total capital(3)   $ 21,636     21.2%    $ 31,919    30.8%   $ 33,771     32.4%     $ 35,624  34.1%      $ 37,754   36.0%
Risk-based capital
  requirement         8,174      8.0        8,299     8.0       8,329      8.0         8,358   8.0          8,392    8.0
                   --------    -----     --------   -----    --------    -----      -------- -----       --------  -----
Excess             $ 13,462     13.2%    $ 23,620    22.8%   $ 25,442     24.4%     $ 27,265  26.1%       $29,362   26.0%
                   ========     ====     ========    ====    ========     ====      ========  ====        =======   ====

-------------------
(1) Based upon total adjusted assets of $204.2 million at March 31, 1997 and $214.5 million, $216.3 million, $218.2 million and $220.3 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the tangible and core capital requirements, and upon risk-weighted assets of $102.2 million at March 31, 1997 and $104.2 million, $104.6 million, $105.0 million and $105 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the risk-based capital requirement.
(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 PRO FORMA DATA

         Under the Plan of Conversion, the Common Stock must be sold at a price equal to the estimated pro forma market value of the Holding Company and the Savings Bank as converted, based upon an independent valuation. The Estimated Valuation Range as of June 4, 1997 is from a minimum of $28,135,000 to a maximum of $38,065,000 with a midpoint of $33,100,000 or, at a price per share of $10.00, a minimum number of shares of 2,813,500, a maximum number of shares of 3,806,500 and a midpoint number of shares of 3,310,000. The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds set forth on the following table are based upon the following assumptions: (i) Webb will receive fees of $424,000, $355,000, $492,000 and $571,000 at the minimum, midpoint, maximum and 15% above the Estimated Valuation Range, respectively, assuming all shares are sold to investors residing in Oregon (see "THE CONVERSION -- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings); (ii) all of the Common Stock will be sold in the Subscription and Direct Community Offerings; and (iii) Conversion expenses, excluding the fees paid to Webb, will total approximately $460,000 at each of the minimum, midpoint, maximum and 15% above the Estimated Valuation Range. Actual expenses may vary from this estimate, and the fees paid will depend upon the percentages and total number of shares sold in the Subscription, Direct Community and Syndicated Community Offerings and other factors.

         The pro forma consolidated net income of the Savings Bank for the nine months ended March 31, 1997 and the year ended June 30, 1996 have been calculated as if the Conversion had been consummated at the beginning of the respective periods and the estimated net proceeds received by the Holding Company and the Savings Bank had been invested at 5.92% and 5.55% at the beginning of the respective periods, which represent the yield on the one-year U.S. Treasury Bill as of March 31, 1997 and June 30, 1996, respectively. As discussed under "USE OF PROCEEDS," the Holding Company expects to retain 50% of the net proceeds of the Offerings from which it will fund the ESOP loan. A pro forma after-tax return of 3.64% is used for both the Holding Company and the Savings Bank for the periods, after giving effect to an incremental combined federal and state income tax rate of 38.5% for both periods. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of Common Stock indicated in the footnotes to the table. Per share amounts have been computed as if the Common Stock had been outstanding at the beginning of the respective periods or at March 31, 1997 or June 30, 1996, but without any adjustment of per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

         The following tables summarize the historical net income and retained earnings of the Savings Bank and the pro forma consolidated net income and stockholders' equity of the Holding Company for the periods and at the dates indicated, based on the minimum, midpoint and maximum of the Estimated Valuation Range and based on a 15% increase in the maximum of the Estimated Valuation Range. No effect has been given to: (i) the shares to be reserved for issuance under the Holding Company's Stock Option Plan, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion; (ii) withdrawals from deposit accounts for the purpose of purchasing Common Stock in the Conversion; (iii) the issuance of shares from authorized but unissued shares to the MRP, which is expected to be voted upon by stockholders at a meeting to be held no earlier than six months following consummation of the Conversion; or (iv) the establishment of a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan" and "THE CONVERSION -- Stock Pricing and Number of Shares Issued." Shares of Common Stock may be purchased with funds on deposit at the Savings Bank, which will reduce deposits by the amounts of such purchases. Accordingly, the net amount of funds available for investment will be reduced by the amount of deposit withdrawals used to fund stock purchases.

         THE FOLLOWING PRO FORMA INFORMATION MAY NOT BE REPRESENTATIVE OF THE FINANCIAL EFFECTS OF THE CONVERSION AT THE DATE ON WHICH THE CONVERSION ACTUALLY OCCURS AND SHOULD NOT BE TAKEN AS INDICATIVE OF FUTURE RESULTS OF OPERATIONS. STOCKHOLDERS' EQUITY REPRESENTS THE DIFFERENCE BETWEEN THE STATED AMOUNTS OF
CONSOLIDATED ASSETS AND LIABILITIES OF THE HOLDING COMPANY COMPUTED IN ACCORDANCE WITH GAAP. STOCKHOLDERS' EQUITY HAS NOT BEEN INCREASED OR DECREASED TO REFLECT THE DIFFERENCE BETWEEN THE CARRYING VALUE OF LOANS AND OTHER ASSETS AND MARKET VALUE. STOCKHOLDERS' EQUITY IS NOT INTENDED TO REPRESENT FAIR MARKET VALUE NOR DOES IT REPRESENT AMOUNTS THAT WOULD BE AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS IN THE EVENT OF LIQUIDATION.

                                                       At or For the Nine Months Ended March 31, 1997
                                             -------------------------------------------------------------------
                                             Minimum of       Midpoint of       Maximum of       15% Above
                                             Estimated        Estimated         Estimated        Maximum of
                                             Valuation        Valuation         Valuation        Estimated
                                             Range            Range             Range            Valuation Range
                                             ---------        ---------         ---------        ---------------
                                             2,813,500        3,310,000         3,806,500        4,377,475(1)
                                             Shares           Shares            Shares           Shares
                                             at $10.00        at $10.00         at $10.00        at $10.00
                                             Per Share        Per Share         Per Share        Per Share
                                             ---------        ---------         ---------        ------------
                                                            (In Thousands, Except Per Share Amounts)
Gross proceeds                                 $ 28,135        $ 33,100           $ 38,065         $ 43,775
Less: estimated expenses                           (815)           (884)              (952)          (1,031)
                                               --------        --------           --------         --------
Estimated net proceeds                           27,320          32,216             37,113           42,744
Less: Common Stock acquired by ESOP              (2,251)         (2,648)            (3,045)          (3,502)
Less: Common Stock to be acquired by MRP         (1,125)         (1,324)            (1,523)          (1,751)
                                               --------        --------           --------         --------
     Net investable proceeds                   $ 23,944        $ 28,244           $ 32,545         $ 37,491
                                               ========        ========           ========         ========

Consolidated net income:
 Historical                                    $  1,098        $  1,098           $  1,098          $ 1,098
 Pro forma income on net proceeds(2)                654             771                869            1,024
 Pro forma ESOP adjustments(3)                     (192)           (226)              (260)            (299)
 Pro forma MRP adjustments(4)                      (104)           (122)              (140)            (162)
                                               --------        --------           --------         --------
   Pro forma net income                        $  1,456        $  1,521           $  1,567         $  1,661
                                               ========        ========           ========         ========

Consolidated net income per share (5)(6):
 Historical                                    $   0.42        $   0.36           $   0.31         $   0.27
 Pro forma income on net proceeds                  0.25            0.25               0.25             0.25
 Pro forma ESOP adjustments(3)                    (0.07)          (0.07)             (0.07)           (0.07)
 Pro forma MRP adjustments(4)                     (0.04)          (0.04)             (0.04)           (0.04)
                                               --------        --------           --------         --------
   Pro forma net income per share              $   0.56        $   0.50           $   0.45         $   0.41
                                               ========        ========           ========         ========

Consolidated stockholders' equity (book value):
 Historical                                    $ 21,026        $ 21,026           $ 21,026         $ 21,026
 Estimated net proceeds                          27,320          32,216             37,113           42,744
 Less: Common Stock acquired by ESOP             (2,251)         (2,648)            (3,045)          (3,502)
 Less: Common Stock to be acquired by MRP(4)     (1,125)         (1,324)            (1,523)          (1,751)
                                               --------        --------           --------         --------
   Pro forma stockholders' equity(7)           $ 44,970        $ 49,270           $ 53,571         $ 58,517
                                               ========        ========           ========         ========

Consolidated stockholders' equity per share(6)(8):
 Historical(6)                                 $   7.47        $   6.35           $   5.52         $   4.80
 Estimated net proceeds                            9.71            9.73               9.75             9.76
 Less: Common Stock acquired by ESOP              (0.80)          (0.80)             (0.80)           (0.80)
 Less: Common Stock to be acquired by MRP(4)      (0.40)          (0.40)             (0.40)           (0.40)
                                               --------        --------           --------         --------
   Pro forma stockholders' equity per share(9) $  15.98        $  14.88           $  14.07         $  13.36
                                               ========        ========           ========         ========

Purchase Price as a percentage of pro forma
 stockholders' equity per share                   62.58%          66.93%             73.86%           74.85%
                                               ========        ========           ========         ========

Purchase Price as a multiple of pro forma
 net income per share (annualized)                17.85x           20.00x             22.22x          24.39x
                                                  =====            =====              =====           =====

                      (footnotes on second following page)

                                                              At or For the Year Ended June 30, 1996
                                             -------------------------------------------------------------------
                                             Minimum of       Midpoint of       Maximum of       15% Above
                                             Estimated        Estimated         Estimated        Maximum of
                                             Valuation        Valuation         Valuation        Estimated
                                             Range            Range             Range            Valuation Range
                                             ---------        ---------         ---------        ---------------
                                             2,813,500        3,310,000         3,806,500        4,377,475(1)
                                             Shares           Shares            Shares           Shares
                                             at $10.00        at $10.00         at $10.00        at $10.00
                                             Per Share        Per Share         Per Share        Per Share
                                             ---------        ---------         ---------        ------------
                                                              (In Thousands, Except Per Share Amounts)
Gross proceeds                                 $ 28,135        $ 33,100           $ 38,065         $ 43,775
Less: estimated expenses                           (815)           (884)              (952)          (1,031)
                                               --------        --------           --------         --------
Estimated net proceeds                           27,320          32,216             37,113           42,744
Less: Common Stock acquired by ESOP              (2,251)         (2,648)            (3,045)          (3,502)
Less: Common Stock to be acquired by MRP         (1,125)         (1,324)            (1,523)          (1,751)
                                               --------        --------           --------         --------
     Net investable proceeds                   $ 23,944        $ 28,244           $ 32,545         $ 37,491
                                               ========        ========           ========         ========

Consolidated net income:
 Historical                                    $  2,179        $  2,179           $  2,179         $  2,179
 Pro forma income on net proceeds(2)                817             964              1,111            1,280
 Pro forma ESOP adjustments(3)                     (256)           (301)              (346)            (398)
 Pro forma MRP adjustments(4)                      (138)           (163)              (187)            (215)
                                               --------        --------           --------         --------
   Pro forma net income                        $  2,602        $  2,679           $  2,757         $  2,846
                                               ========        ========           ========         ========

Consolidated net income per share (5)(6):
 Historical                                    $   0.83        $   0.71           $   0.62         $   0.54
 Pro forma income on net proceeds                  0.31            0.31               0.31             0.31
 Pro forma ESOP adjustments(3)                    (0.10)          (0.10)             (0.10)           (0.10)
 Pro forma MRP adjustments(4)                     (0.05)          (0.05)             (0.05)           (0.05)
                                                -------        --------           --------         --------
   Pro forma net income per share               $  0.99        $   0.87           $   0.78         $   0.70
                                                =======        ========           ========         ========

Consolidated stockholders' equity (book value):
 Historical                                    $ 20,004        $ 20,004           $ 20,004         $ 20,004
 Estimated net proceeds                          27,320          32,216             37,113           42,744
 Less: Common Stock acquired by ESOP             (2,251)         (2,648)            (3,045)          (3,502)
 Less: Common Stock to be acquired by MRP(4)     (1,125)         (1,324)            (1,523)          (1,751)
                                               --------        --------           --------         --------
   Pro forma stockholders' equity(7)           $ 43,948        $ 48,248           $ 52,549         $ 57,495
                                               ========        ========           ========         ========

Consolidated stockholders' equity per share(6)(8):
 Historical(6)                                 $   7.11        $   6.04           $   5.26         $   4.57
 Estimated net proceeds                            9.71            9.73               9.75             9.76
 Less: Common Stock acquired by ESOP              (0.80)          (0.80)             (0.80)           (0.80)
 Less: Common Stock to be acquired by MRP(4)      (0.40)          (0.40)             (0.40)           (0.40)
                                               --------        --------           --------         --------
   Pro forma stockholders' equity per share(9) $  15.62        $  14.57           $  13.81         $  13.13
                                               ========        ========           ========         ========

Purchase Price as a percentage of pro forma
 stockholders' equity per share                   64.02%          68.63%             72.41%           76.16%
                                                  =====           =====              =====            =====

Purchase Price as a multiple of pro forma
 net income per share                             10.10x           11.49x             12.82x          14.29x
                                                  =====            =====              =====           =====

                      (footnotes on second following page)

-------------------
(1) Gives effect to the sale of an additional 570,975 shares in the Conversion, which may be issued to cover an increase in the pro forma market value of the Holding Company and the Savings Bank as converted, without the resolicitation of subscribers or any right of cancellation. The issuance of such additional shares will be conditioned on a determination  by  Keller  that  such  issuance  is  compatible  with  its determination of the estimated pro forma market value of the Holding Company and the Savings Bank as converted. See "THE CONVERSION -- Stock Pricing and Number of Shares to be Issued."
(2) No effect has been given to withdrawals from savings accounts for the purpose of purchasing Common Stock in the Conversion. Since funds on deposit at the Savings Bank may be withdrawn to purchase shares of Common Stock (which will reduce deposits by the amount of such purchases), the net amount of funds available to the Savings Bank for investment following receipt of the net proceeds of the Offerings will be reduced by the amount of such withdrawals.
(3) It is assumed that 8% of the shares of Common Stock offered in the Conversion will be purchased by the ESOP. The funds used to acquire such shares will be borrowed by the ESOP (at an interest rate equal to the prime rate as published in THE WALL STREET JOURNAL on the closing date of the Conversion, which rate is currently 8.50%) from the net proceeds from the Offerings retained by the Holding Company. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. The Savings Bank intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. The Savings Bank's payment of the ESOP debt is based upon equal installments of principal over a 10-year period, assuming a combined federal and state income tax rate of 38.5%. Interest income earned by the Holding Company on the ESOP debt offsets the interest paid by the Savings Bank on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense reflects adoption of Statement of Position ("SOP") 93-6, which will require recognition of expense based upon shares committed to be released and the exclusion of unallocated shares from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share Purchase Price. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan."

(4) In calculating the pro forma effect of the MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the MRP at the beginning of the period presented in open market purchases at the Purchase Price, that 20% of the amount contributed was an amortized expense during such period, and that the combined federal and state income tax rate is 38.5%. The issuance of authorized but unissued shares of the Common Stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85% and pro forma net income per share would be $0.59, $0.53, $0.48 and $0.44 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the nine months ended March 31, 1997, respectively, and $1.02, $0.90, $0.82 and $0.74 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended June 30, 1996, respectively, and pro forma stockholders' equity per share would be $15.75, $14.70, $13.92 and $13.24 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at March 31, 1997, respectively, and $15.40, $14.40, $13.66 and $13.01 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range at June 30, 1996, respectively. Shares issued under the MRP vest 20% per year and, for purposes of this table, compensation expense is recognized on a straight-line basis over each vesting period. In the event the fair market value per share is greater than $10.00 per share on the date shares are awarded under the MRP, total MRP expense would increase. The total estimated MRP expense was multiplied by 20% (the total percent of shares for which expense is recognized in the first year) resulting in pre-tax MRP expense of $168,810, $198,600, $228,390 and $262,649 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the nine months ended March 31, 1997, respectively, and $225,080, $264,800, $304,520 and $350,198 at
      the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the year ended June 30, 1996, respectively. No effect has been given to the shares reserved for issuance under the proposed Stock Option Plan. If stockholders approve the Stock Option Plan following the Conversion, the

      Holding Company will have reserved for issuance under the Stock Option Plan authorized but unissued shares of Common Stock representing an amount of shares equal to 10% of the shares sold in the Conversion. If all of the options were to be exercised utilizing these authorized but unissued shares rather than treasury shares which could be acquired, the voting and ownership interests of existing stockholders would be diluted by approximately 9.1%. Assuming stockholder approval of the Stock Option Plan and that all options were exercised at the end of the nine months ended March 31, 1997 and the year ended June 30, 1996, respectively, at an exercise price of $10.00 per share, pro forma net earnings per share would be $0.51, $0.45, $0.41 and $0.37, respectively, for the nine months ended March 31, 1997, and $0.91, $0.79, $0.71 and $0.64, respectively, for the year ended June 30, 1996, and pro forma stockholders' equity per share would be $14.53, $13.53, $12.79 and $12.15, respectively, for the nine months ended March 31, 1997, and $14.20, $13.25, $12.55 and $11.94, respectively, for the year ended June 30, 1996 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. See "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- 1997 Stock Option Plan" and "-- Benefits -- Management Recognition Plan" and "RISK FACTORS -- Possible Dilutive Effect of Benefit Programs."
(5) Per share amounts are based upon shares outstanding of 2,605,301, 3,065,060, 3,524,819 and 4,053,542 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range for the nine months ended March 31, 1997, respectively and 2,610,928, 3,071,680, 3,532,432 and
      4,062,297 for the year ended June 30, 1996, respectively, which includes the shares of Common Stock sold in the Conversion less the number of shares assumed to be held by the ESOP not committed to be released within the first year following the Conversion.
(6) Historical per share amounts have been computed as if the shares of Common Stock expected to be issued in the Conversion had been outstanding at the beginning of the period or on the date shown, but without any adjustment of historical net income or historical retained earnings to reflect the investment of the estimated net proceeds of the sale of shares in the Conversion, the additional ESOP expense or the proposed MRP expense, as described above.
(7) "Book value" represents the difference between the stated amounts of the Savings Bank's assets and liabilities. The amounts shown do not reflect the liquidation account which will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in the Conversion, or the federal income tax consequences of the restoration to income of the Savings Bank's special bad debt reserves for income tax purposes which would be required in the unlikely event of liquidation. See "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank" and "TAXATION." The amounts shown for book value do not represent fair market values or amounts distributable to stockholders in the unlikely event of liquidation.
(8) Per share amounts are based upon shares outstanding of 2,813,500, 3,310,000, 3,806,500 and 4,377,475 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively.
(9) Does not represent possible future price appreciation or depreciation of the Common Stock.

      SHARES TO BE PURCHASED BY MANAGEMENT PURSUANT TO SUBSCRIPTION RIGHTS

         The following table sets forth certain information as to the approximate purchases of Common Stock by each director and executive officer of the Savings Bank, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement with respect to such intended purchases, and, therefore, actual purchases could be more or less than indicated below. Directors and officers of the Savings Bank and their associates may not purchase in excess of 31% of the shares sold in the Conversion. For purposes of the following table, it has been assumed that sufficient shares will be available to satisfy subscriptions in all categories. Directors, officers and employees will pay the same price for the shares for which they subscribe as the price that will be paid by all other subscribers.

                                                                                   Percent of          Percent of
                                                                                    Shares at           Shares at
                                                                                   Minimum of          Maximum of
     Name and                  Anticipated Number of     Anticipated Dollar         Estimated           Estimated
     Position                   Shares Purchased (1)      Amount Purchased       Valuation Range     Valuation Range
     --------                -------------------------    ----------------       ---------------     ---------------
Dan L. Webber                         15,000               $  150,000                   0.53%                0.39%
President and Chief
  Executive Officer

Jerry F. Aldape                       10,000                  100,000                   0.36                 0.26
Senior Vice President/Support
  Services and Corporate Secretary

Don S. Reay                            4,000                   40,000                   0.14                 0.11
Senior Vice President
  of Customer Services

Nadine J. Johnson                      2,500                   25,000                   0.09                 0.07
Vice President and
  Treasurer/Controller

John Gentry                           20,000                  200,000                   0.71                 0.53
Chairman of the Board

Albert H. Durgan                      10,000                  100,000                   0.36                 0.26
Director

Edward H. Elms                        20,000                  200,000                   0.71                 0.53
Director

John A. Lienkaemper                   27,000                  270,000                   0.96                 0.71
Director

Charles Rouse                         20,000                  200,000                   0.71                 0.53
Director

Stephen R. Whittemore                 20,000                  200,000                   0.71                 0.53
Director

Other officers (13 persons)           73,000                  730,000                   2.59                 1.92
                                    --------             ------------                   ----                 ----

     Total                           221,500               $2,215,000                   7.87%                5.84%
                                    ========             ============                   ====                 ====

---------------------
(1) Excludes any shares awarded pursuant to the ESOP and MRP and options to acquire shares pursuant to the Stock Option Plan. For a description of the number of shares to be purchased by the ESOP and intended awards under the MRP and Stock Option Plan, see "MANAGEMENT OF THE SAVINGS BANK -- Benefits -- Employee Stock Ownership Plan," "-- Benefits -- 1997 Stock Option Plan" and "-- Benefits -- Management Recognition Plan."

             PIONEER BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

     THE FOLLOWING CONSOLIDATED STATEMENT OF INCOME OF PIONEER BANK, A FEDERAL SAVINGS BANK AND SUBSIDIARIES FOR THE NINE MONTHS ENDED MARCH 31, 1997 HAS BEEN AUDITED BY DELOITTE & TOUCHE LLP, PORTLAND, OREGON, INDEPENDENT AUDITORS, WHOSE REPORT THEREON APPEARS ELSEWHERE IN THIS PROSPECTUS. THE CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED JUNE 30, 1996 AND 1995 HAVE BEEN AUDITED BY COOPERS & LYBRAND L.L.P., WHOSE REPORT THEREON APPEARS ELSEWHERE IN THIS PROSPECTUS. THESE STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE HEREIN.

                                                                                             Years
                                                          Nine Months                    Ended June 30,
                                                        Ended March 31,              --------------------
                                                             1997                     1996          1995
                                                     --------------------            ------        ------
INVESTMENT INCOME:
 Interest and fees on loans receivable                   $8,916,375            $11,154,250       $9,680,067
  Securities:
   Mortgage-backed and related securities                 2,058,194              3,123,102        3,361,726
   U.S. Government and government agencies                  901,456              1,550,094        1,622,604
   Other interest and dividends                             154,212                184,659          142,166
                                                        -----------            -----------      -----------

       Total interest income                             12,030,237             16,012,105       14,806,563
                                                        -----------            -----------      -----------

INTEREST EXPENSE:
 Deposits                                                 5,484,996              7,579,041        6,789,749
 Securities sold under agreements to repurchase              36,329                 44,795           50,477
 FHLB of Seattle advances                                    31,578                432,896          242,843
                                                        -----------            -----------      -----------

       Total interest expense                             5,552,903              8,056,732        7,083,069
                                                        -----------            -----------      -----------

       Net interest income                                6,477,334              7,955,373        7,723,494

PROVISION FOR LOAN LOSSES                                   216,063                115,397           66,548
                                                        -----------            -----------      -----------

Net interest income after provision for loan losses       6,261,271              7,839,976        7,656,946
                                                        -----------            -----------      -----------

OTHER INCOME:
 Service charges on deposit accounts                        482,713                520,346          505,613
 Loan servicing fees                                         49,932                 64,905           82,978
 Net gain (loss) on trading securities                       (2,151)               (71,274)         279,545
 Other income                                               130,217                196,913          272,262
                                                        -----------            -----------      -----------

       Total non interest income                            660,711                710,890        1,140,398
                                                        -----------            -----------      -----------

OTHER EXPENSES:
 Employee compensation and benefits                       2,168,413              2,685,328        2,848,950
 Special SAIF assessment                                  1,146,387                     --               --
 Supplies, postage, and telephone                           284,567                361,913          299,742
 Depreciation                                               271,012                299,611          243,569
 Occupancy and equipment                                    231,803                273,109          347,585
 FDIC insurance premium.                                    209,188                402,572          409,707
 Customer account                                           187,021                272,919          239,307
 Advertising                                                172,606                202,292          151,137
 Professional fees                                          125,413                138,832          105,516
 Other                                                      278,309                372,254          381,265
                                                        -----------            -----------      -----------

       Total other expenses                               5,074,719              5,008,830        5,026,778
                                                        -----------            -----------      -----------

       Income before income taxes                         1,847,263              3,542,036        3,770,566

PROVISION FOR INCOME TAXES                                  749,669              1,362,907        1,511,724
                                                        -----------            -----------      -----------

NET INCOME                                              $ 1,097,594            $ 2,179,129      $ 2,258,842
                                                        ===========            ===========      ===========

                See Notes to Consolidated Financial Statements.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

General

     Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Savings Bank. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and accompanying Notes thereto and the other sections contained in this Prospectus.

Operating Strategy

     The Savings Bank's results of operations depend primarily on net interest income, which is the difference between the income earned on its interest-earning assets, such as loans and investments, and the cost of its interest-bearing liabilities, consisting of deposits, repurchase agreements and FHLB-Seattle borrowings. The Savings Bank's net income is also affected by, among other things, fee income, provisions for loan losses, operating expenses and income tax provisions. The Savings Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and policies concerning monetary and fiscal affairs, housing and financial institutions and the attendant actions of the regulatory authorities.

     The Savings Bank operates, and intends to continue to operate, as a community oriented financial institution devoted to serving the needs of its customers. The Savings Bank's business consists primarily of attracting retail deposits from the general public and using those funds to originate one- to four-family residential and consumer loans in its primary market area. To a lesser but growing extent, the Savings Bank also originates agricultural loans, commercial business loans and indirect automobile loans. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities."

     As a result of management's concern regarding the Savings Bank's level of interest rate risk, management's perception of minimal anticipated growth in residential loan demand within its market area resulting from strong competition, and a local demand for agricultural, commercial business and indirect dealer automobile loans, the Savings Bank determined to reduce its interest rate risk by increasing the Savings Bank's credit risk through the origination of agricultural, commercial and, recently, indirect dealer automobile loans. Management's strategy to balance interest rate risk with credit risk was enhanced by the experience of its Senior Vice President of Customer Services, Don S. Reay, who was hired in September 1995. In addition, the Savings Bank hired three additional officers from a large commercial bank, two of whom have extensive commercial lending and agricultural lending experience and one of whom has indirect dealer lending and commercial lending experience. With over 25 years of commercial lending experience in the Savings Bank's primary market area, Mr. Reay and the other commercial lending personnel have brought several lending relationships to the Savings Bank. Consequently, in July 1996, the Savings Bank began originating commercial business loans, in October 1996 agricultural loans and the purchase of dealer-originated automobile contracts began in January 1997. Subject to market conditions and other factors, the Savings Bank intends to expand the purchase of dealer-originated contracts to include contracts secured by recreational vehicles, trailers, motorcycles and other vehicles. As a result of these lending activities, at March 31, 1997 the Savings Bank had agricultural loans of $2.5 million, commercial business loans of $4.1 million and automobile loans of $2.1 million. While such loans generally have shorter terms to maturity and carry higher rates of interest, which mitigate the Savings Bank's exposure to interest rate risk, there are certain credit risks associated with such loans that are greater than the risk associated with one- to four-family residential mortgage loans. Difficulty in estimating collateral values accurately, greater sensitivity of borrowers to changing economic conditions, among other things, are major factors that contribute to this higher risk. The Savings Bank's agricultural and indirect automobile lending activities also have added risk in that the Savings Bank lacks significant prior history with such lending. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of Agricultural, Commercial Business and Indirect Automobile Lending," "-- Certain Lending Risks -- Risks of Agricultural Lending," "-- Interest Rate Risk" and "-- Asset and Liability Management." In addition to mitigating interest rate risk by originating agricultural and commercial business loans and purchasing dealer-originated automobile contracts, since January 1997 the Savings Bank also has attempted to mitigate interest rate risk by selling all conforming fixed rate residential mortgage loans with maturities of over 15 years. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Loan Originations, Sales and Purchases."

     Subject to market conditions and the Savings Bank's underwriting guidelines, the Savings Bank expects to continue to emphasize commercial banking activities to provide a larger array of loan products to meet the financial needs of customers in its primary market area other than the need for residential mortgage financing. Currently, the Savings Bank's Board of Directors has established a maximum dollar limit of $10 million on outstanding agricultural loans (exclusive of any unused portions of commitments to extend agricultural credit). However, there can be no assurances that the Savings Bank will meet its objectives in increasing the size of its agricultural, commercial business and indirect dealer automobile loan portfolio. Factors that may affect the ability of the Savings Bank to increase its originations in this area include the demand for such loans, interest rates and the local and national economic conditions.

Comparison of Financial Condition at March 31, 1997 and June 30, 1996

     Total assets of the Savings Bank were $204.2 million at March 31, 1997 and $203.5 million at June 30, 1996. This slight increase resulted primarily from growth in the loan portfolio, which was funded primarily by maturities of investment securities and retained earnings.

     Loans receivable, net, were $138.9 million at March 31, 1997 compared to $132.3 million at June 30, 1996, a 5.0% increase. A substantial portion of the Savings Bank's loan portfolio is secured by real estate, either as primary or secondary collateral, located in its primary market area. There are certain risks associated with this credit concentration. See "RISK FACTORS -- Concentration of Credit Risk." In addition, the period between June 30, 1996 and March 31, 1997 saw a continuing trend in the growth of the consumer and commercial business loan portfolios as the Savings Bank emphasized the origination of loans with shorter maturities for asset and liability management purposes (see "-- Asset and Liability Management"), as well as the development of an agricultural loan portfolio that amounted to $2.5 million at March 31, 1997.

     Loans held-for-sale were $428,000 at March 31, 1997. No loans were classified as held-for-sale at June 30, 1996. To mitigate interest rate risk, the Savings Bank occasionally classifies fixed rate one- to- four family mortgage loans that conform to secondary market standards and with terms of 15 years or more as held for sale. The Savings Bank generally sells such loans and the related servicing rights to private investors. See "-- Asset and Liability Management."

     Cash and cash equivalents were $5.0 million at March 31, 1997 compared to $3.4 million at June 30, 1996. The increase between June 30, 1996 and March 31, 1997 primarily reflects the increase in deposits and the proceeds from maturing securities.

     Trading securities totaled $2.6 million at June 30, 1996. There were no trading securities at March 31. 1997. During the nine months ended March 31, 1997, the Savings Bank reclassified, under SFAS No. 115 guidelines, $2.4 million of trading securities (at fair value) to available-for-sale as management had not purchased such securities with the principal intent of selling them in the near term. See Note 1 of Notes to Consolidated Financial Statements. Trading of investment securities is not part of the Savings Bank's operating strategy.

     Available-for-sale securities were $35.7 million at March 31, 1997, compared to $39.4 million at June 30, 1996. This decrease primarily resulted from maturities and the redemption prior to maturity of $5.0 million of callable U.S. government agency obligations, as well as maturities of mortgage-backed and related securities. These decreases were primarily offset by the transfer of trading securities to available-for-sale classification and the purchase during April and May 1997 of $8.0 million of intermediate term FNMA obligations and $2.0 of intermediate term FHLB agency securities.

     Held-to-maturity securities declined to $15.3 million at March 31, 1997 from $17.0 million at June 30, 1996 because of principal reductions on mortgage-backed and related securities.

     Premises and equipment, net, increased to $4.6 million at March 31, 1997 from $4.4 million at June 30, 1996 primarily as a result of construction in process associated with the construction of the Island City branch office. See "BUSINESS OF THE SAVINGS BANK -- Properties" and Note 5 of Notes to Consolidated Financial Statements.

     Total deposits were $179.2 million at March 31, 1997, compared to $176.6 million at June 30, 1996. Management attributes the increase primarily to seasonal deposit flows (I.E., deposit balances are typically higher immediately before the April 15th federal income tax deadline) and an attempt to attract core deposits.

     FHLB of Seattle advances decreased to $800,000 at March 31, 1997 from $2.7 million at June 30, 1996 as deposit growth and funds generated from maturing securities and retained earnings were sufficient to meet liquidity needs. Subject to market conditions, the Savings Bank intends to engage in "wholesale leveraging" by investing FHLB of Seattle advances in investment securities of the type in which the Savings Bank currently invests, with the goal of recognizing income on the difference between the interest rate paid on the advances and the interest rate earned on the securities. Accordingly, FHLB advances could be expected to increase to approximately $25 million to support such "wholesale leveraging," which may commence prior to the consummation of the Conversion. To the extent any such FHLB advances would be outstanding before the consummation of the Conversion, the Savings Bank may use a portion of the net proceeds to repay them. See "USE OF PROCEEDS," "BUSINESS OF THE SAVINGS BANK -- Investment Activities" and "-- Deposit Activities and Other Sources of Funds -- Borrowings."

     Advances from borrowers for taxes and insurance decreased to $678,000 at March 31, 1997 from $1.4 million at June 30, 1996 as a result of timing differences in annual mortgage escrow payments.

     Total equity increased to $21.0 million at March 31, 1997 from $20.0 million at June 30, 1996.

Comparison  of  Operating  Results for the Nine Months  Ended March 31, 1997 and
1996

     General. Subsequent to June 30, 1996, the Savings Bank changed its fiscal year end from June 30 to March 31. To assist in the analysis of the results of operations for the nine months ended March 31, 1997, the results of operations for such period have been compared to the results of operations for the nine months ended March 31, 1996, rather than the year ended June 30, 1996. See "SELECTED CONSOLIDATED FINANCIAL INFORMATION" for summary numerical information regarding the results of operations for the nine months ended March 31, 1996.

     Net Income. Net income was $1.1 million for the nine months ended March 31, 1997, compared to $1.7 million for the nine months ended March 31, 1996. This 35.3% decline, resulted primarily from an increase in other expenses and, to a lesser extent, an increase in the provision for loan losses. The increase in other expenses was primarily the result of the legislatively-mandated, one-time assessment levied by the FDIC on all SAIF-insured institutions to recapitalize the SAIF. Without this assessment, which amounted to $1.1 million ($707,000 after tax), net income would have been $1.8 million for the nine months ended March 31, 1997.

     Net Interest Income. Net interest income increased 12.1% to $6.5 million for the nine months ended March 31, 1997 from $5.8 million for the nine months ended March 31, 1996 primarily as a result of a decrease in interest expense. Interest income was $12.0 million for both the nine months ended March 31, 1997 and 1996. Interest expense decreased 8.2% from $6.1 million for the nine months ended March 31, 1996 to $5.6 million for the nine months ended March 31, 1997 primarily as a result of a decrease in the average cost of all interest-bearing liabilities. The average cost of deposits decreased from 4.43% for the nine months ended March 31, 1996 to 4.27% for the nine months ended March 31, 1997, primarily as a result of a lower average rate paid on all deposits, other than passbook accounts. The Savings Bank has been able to maintain its deposit base without resorting to aggressive deposit pricing. The average rate paid on securities sold under agreements to repurchase decreased from 3.58% for the nine months ended March 31, 1996 to 3.47% for the nine months ended March 31, 1997, primarily as a result of a general decline in interest rates. The average rate paid on FHLB of Seattle advances decreased from 6.08% for the nine months ended March 31, 1996 to 4.88% for the nine months ended March 31, 1997, as a result of the repayment of higher cost longer term advances. Interest rate spread increased to 3.90% for the nine months ended March 31, 1997 from 3.45% for the nine months ended March 31, 1996.

     Provision for Loan Losses. Provisions for loan losses are charges to earnings to bring the total allowance for loan losses to a level considered by management as adequate to provide for known and inherent risks in the loan portfolio, including management's continuing analysis of factors underlying the quality of the loan portfolio. These factors include changes in portfolio size and composition, actual loan loss experience, current and anticipated economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loans. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Nonperforming Assets and Delinquencies" and Note 1 of Notes to Consolidated Financial Statements.

     The provision for loan losses was $216,000 for the nine months ended March 31, 1997 compared to $91,000 for the same period in 1996. Management deemed the increase in the provision for loan losses necessary in light of the increase in the relative level of estimated losses caused by the growth of the loan portfolio, particularly in the higher risk areas of agricultural, commercial business and consumer loans. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of Agricultural, Commercial Business and Indirect Automobile Lending." Management deemed the allowance for loan losses adequate at March 31, 1997.

     Other Income. Other income was $661,000 for the nine months ended March 31, 1997, compared to $597,000 for the nine months ended March 31, 1996. This 10.7% increase resulted primarily from a general increase in the Savings Bank's service charge and fee schedule.

     Other Expenses. Other expenses were $5.1 million for the nine months ended March 31, 1997, compared to $3.6 million for the same period in 1996. This increase resulted primarily from the FDIC special assessment on all SAIF-insured institutions to recapitalize the SAIF. The Savings Bank's assessment amounted to $1.1 million, pre-tax, and was accrued during the quarter ended September 30, 1996. Prior to the SAIF recapitalization, the Savings Bank's total annual deposit insurance premiums amounted to 0.23% of assessable deposits. Effective January 1, 1997, the rate decreased to 0.065% of assessable deposits. See "REGULATION -- Federal Regulation of the Savings Bank -- Federal Deposit Insurance Corporation" and Note 10 of Notes to the Consolidated Financial Statements. Other expenses also increased as a result of increases in occupancy, compensation and marketing expenses. Occupancy expenses increased from $206,000 for the nine months ended March 31, 1996 to $232,000 for the same period in 1997 as a result of remodeling expenses of two branch facilities. Compensation expenses increased from $2.0 million for the nine months ended March 31, 1996 to $2.2 million for the same period in 1997 as a result of the hiring of new employees. Marketing expenses increased from $107,000 for the nine months ended March 31, 1996 to $173,000 for the same period in 1997 as a result of general increases in marketing expenses. The general growth of the Savings Bank and inflation also resulted in normal increases in the various other categories of other expenses. The Savings Bank anticipates that other expenses will increase in subsequent periods following the consummation of the Conversion as a result of increased costs associated with operating as a public company and increased compensation expense as a result of the adoption of the ESOP and, if approved by the Holding Company's stockholders, the MRP. See "RISK FACTORS -- Return on Equity After Conversion," and "-- New Expenses Associated With ESOP and MRP."

     Income Taxes. The provision for income taxes was $749,000 for the nine months ended March 31, 1997 compared to $1.0 million for the nine months ended March 31, 1996 as a result of lower income before income taxes.

Comparison of Operating Results for the Years Ended June 30, 1996 and 1995

     Net Income. Net income was $2.2 million for the year ended June 30, 1996 compared to $2.3 million a year earlier. This 4.3% decline resulted primarily from an increase in the provision for loan losses and a decrease in other income that together more than offset an increase in net interest income.

     Net Interest Income. Net interest income was $8.0 million for the year ended June 30, 1996, compared to $7.7 million for the year ended June 30, 1995, a 3.9% increase. The increase in interest income from $14.8 million in 1995 to $16.0 million in 1996 more than offset the increase in interest expense from $7.1 million in 1995 to $8.1 million in 1996. The increase in interest income resulted primarily from an increase in the average yield on interest-earning assets from 7.56% in 1995 to 8.02% in 1996 and, to a lesser extent, to an increase in the average balance of interest earning assets from $195.8 million in 1995 to $199.7 million in 1996. Both the average balance (from $118.7 million in 1995 to $129.0 million in 1996) and the average yield earned (from 8.16% in 1995 to 8.65% in 1996) on loans receivable, net, increased as a result of growth in one- to- four family mortgage loans, growth in higher yielding commercial business and consumer loans and the upward repricing of approximately $44.8 million of ARM loans tied to the Eleventh District Cost of Funds Index ("COFI"), a lagging index. The increase in interest expense was primarily the result of an increase in the average cost of deposits and an increase in the average cost of FHLB of Seattle advances. The average cost of deposits increased from 3.92% in 1995 to 4.40% in 1996 as lower cost passbook and NOW accounts were replaced by higher cost certificates of deposit. The average cost of FHLB of Seattle advances increased from 5.18% in 1995 to 6.21% in 1996 as longer term advances were used to meet liquidity needs as the average balance of deposits decreased from $173.0 million in 1995 to $172.2 million in 1996. Interest rate spread declined from 3.61% in 1995 to 3.56% in 1996.

     Provision for Loan Losses. The provision for loan losses was $115,000 for the year ended June 30, 1996, compared to $67,000 for the year ended June 30, 1995. Management increased the provision for loan losses primarily to replenish the allowance for loan losses depleted by the charge-off of $41,000 of outstanding credit card balances during 1996. See "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Allowance for Loan Losses."

     Other Income. Other income was $711,000 for the year ended June 30, 1996, compared to $1.1 million for the year ended June 30, 1995. Service charges on deposit accounts increased from $506,000 in 1995 to $520,000 in 1996 as the Savings Bank collected insufficient funds fees and other account service charges more aggressively. Loan servicing fees decreased from $83,000 in 1995 to $65,000 in 1996 as a result of the origination of no fee loan products during 1996. Net losses on trading securities of $71,000 were realized in 1996, as opposed to net gains of $280,000 in 1995. During the nine months ended March 31, 1997, the Savings Bank reclassified all trading securities and available-for-sale securities. See "-- Comparison of Financial Condition at March 31, 1997 and June 30, 1996."

     Other Expenses. Other expenses were $5.0 million for the years ended June 30, 1996 and 1995. Employee compensation and benefits decreased from $2.8 million in 1995 to $2.7 million in 1996 as a result of normal attrition. Occupancy and equipment expense decreased from $348,000 in 1995 to $273,000 in 1996 as a result of the implementation of cost controls. Supplies, postage and telephone increased from $300,000 in 1995 to $362,000 in 1996 primarily as a result of increased telephone costs associated with an upgrade in the data processing communications equipment. Depreciation expense increased from $244,000 in 1995 to $300,000 in 1996 as a result of the depreciation of new furniture, fixtures and equipment associated with the remodeling of the Ontario branch. The Savings Bank hired an outside marketing consultant in 1996 to analyze and offer suggestions to improve the Savings Bank's competitive position in its primary market area, which resulted in an increase in advertising expense from $151,000 in 1995 to $202,000 in 1996.

     Income Taxes. The provision for income taxes was $1.4 million for the year ended June 30, 1996, compared to $1.5 million for the year ended June 30, 1995 as a result of lower income before income taxes.

Average Balances, Interest and Average Yields/Cost

     The following table sets forth certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. Such yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Average balances are derived from monthly balances. Management does not believe that the use of month-end balances instead of daily balances has caused any material inconsistencies in the information presented.

                                                                                  Nine Months Ended March 31,
                                                            ------------------------------------------------------------------------
                                                                          1997                                 1996
                                                            ---------------------------------      ---------------------------------
                                                                          Interest                                Interest
                                                            Average       and          Yield/      Average        and         Yield/
                                                            Balance       Dividends    Cost        Balance        Dividends   Cost
                                                            -------       ---------    ----        -------        ---------   ------
                                                                                      (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net (1) ............................    $135,768       $ 8,916       8.75%      $128,305       $ 8,284      8.59%
 Mortgage-backed and related securities ...............      36,942         2,058       7.42         43,580         2,378      7.26
 Investment securities ................................      17,181           860       6.67         20,788         1,122      7.18
 FHLB of Seattle stock ................................       2,672           154       7.69          2,477           135      7.25
 Federal funds sold and overnight
  interest-earning deposits ...........................       3,584            42       1.55          5,078            43      1.12
                                                           --------       -------                  --------       -------
   Total interest-earning assets ......................     196,147        12,030       8.17        200,228        11,962      7.95
                                                           --------       -------                  --------       -------

Non-interest-earning assets ...........................       7,161                                   6,607
                                                           --------                                --------
  Total-assets ........................................     203,318        12,030                   206,835
                                                           --------       -------                  --------

Interest-bearing liabilities:
 Passbook accounts ....................................      24,245           525       2.89         25,640           555      2.88
 Money market accounts ................................      15,195           404       3.54         14,242           396      3.70
 NOW accounts .........................................      27,102           318       1.56         28,470           422      1.97
 Certificates of deposit ..............................     104,480         4,238       5.40        103,971         4,365      5.59
                                                           --------       -------                  --------       -------
   Total deposits .....................................     171,022         5,485       4.27        172,323         5,738      4.43
                                                           --------       -------                  --------       -------      ----

 Securities sold under agreements
  to repurchase .......................................       1,396            36       3.47          1,215            33      3.58

 FHLB of Seattle advances .............................         862            32       4.88          7,939           363      6.08
                                                           --------       -------                  --------       -------
   Total interest-bearing liabilities .................     173,280         5,553       4.27        181,477         6,134      4.50
                                                           --------       -------                  --------       -------
Non-interest-bearing liabilities ......................       9,418                                   6,522
                                                           --------                                --------
   Total liabilities ..................................     182,698                                 187,999
                                                           --------                                --------
Retained earnings .....................................      20,610                                  18,836
                                                           --------                                --------
   Total liabilities and retained
         earnings .....................................    $203,308                                $206,835
                                                           ========                                ========

Net interest income ...................................                   $ 6,477                                 $ 5,828
                                                                          =======                                 =======

Interest rate spread ..................................                                 3.90%                                  3.45%

Net interest margin ...................................                                 4.40%                                  3.87%

Ratio of average interest-earning
 assets to average interest-
 bearing liabilities ..................................      113.20%                                 110.33%

                                                                                      Year Ended June 30,
                                                           -------------------------------------------------------------------------
                                                                     1996                               1995
                                                           -----------------------------------    ----------------------------------
                                                                         Interest                                Interest
                                                           Average         and          Yield/     Average          and       Yield/
                                                           Balance       Dividends      Cost       Balance       Dividends    Cost
                                                           -------       ---------      ----       -------       ---------    ------
                                                                                   (Dollars in thousands)
Interest-earning assets:
 Loans receivable, net (1) ............................    $128,986       $11,154       8.65%      $118,674       $ 9,680      8.16%
 Mortgage-backed and related securities ...............      42,660         3,123       7.32         47,731         3,362      7.04
 Investment securities ................................      20,673         1,445       6.99         22,945         1,530      6.67
 FHLB of Seattle stock ................................       2,500           185       7.39          2,329           142      6.10
 Federal funds sold and overnight
  interest-earning deposits ...........................       4,850           105       2.17          4,162            92      2.22
                                                            -------        ------                   -------        ------
   Total interest-earning assets ......................     199,669        16,012       8.02        195,841        14,806      7.56
                                                            -------        ------                   -------        ------


Non-interest-earning assets ...........................       6,635                                   5,743
                                                            -------                                 -------
  Total-assets ........................................     206,304                                 201,584
                                                            -------                                 -------


Interest-bearing liabilities:
 Passbook accounts ....................................      25,446           735       2.89         30,985           895      2.89
 Money market accounts ................................      14,469           530       3.67         14,140           483      3.42
 NOW accounts .........................................      28,170           532       1.89         31,134           704      2.26
 Certificates of deposit ..............................     104,156         5,782       5.55         96,740         4,707      4.87
                                                            -------        ------                   -------        ------
   Total deposits .....................................     172,241         7,579       4.40        172,999         6,789      3.92
                                                            -------        -------                  -------        ------


 Securities sold under agreements
  to repurchase .......................................       1,260            45       3.56          1,537            50      3.28

 FHLB of Seattle advances .............................       6,965           433       6.21          4,686           243      5.18
                                                            -------        ------                   -------        ------
   Total interest-bearing liabilities .................     180,466         8,057       4.46        179,222         7,082      3.95
                                                            -------        ------                   -------        ------
Non-interest-bearing liabilities ......................       6,777                                   5,736
                                                            -------                                 -------
   Total liabilities ..................................     187,243                                 184,958
                                                            -------                                 -------
Retained earnings .....................................      19,061                                  16,626
                                                            -------                                 -------
   Total liabilities and retained
         earnings .....................................    $206,304                                $201,584
                                                           ========                                ========

Net interest income ...................................    $  7,955                                               $ 7,724
                                                           ========                                               =======

Interest rate spread ..................................                      3.56%                                             3.61%

Net interest margin ...................................                      3.98%                                             3.94%

Ratio of average interest-earning
 assets to average interest-
 bearing liabilities ..................................      110.64%                                 109.27%


(1) Does not include interest on loans 90 days or more past due. Includes loans originated for sale.

Yields Earned and Rates Paid

     The following table sets forth for the periods and at the dates indicated, the weighted average yields earned on the Savings Bank's assets, the weighted average interest rates paid on the Savings Bank's liabilities, together with the net yield on interest-earning assets.



                                                                       At            Nine Months Ended                  Year
                                                                     March 31,            March 31,                Ended June 30,
                                                                       1997          1997          1996          1996          1995
                                                                     ---------       ------------------          -------------------
Weighted average yield on:
  Loans receivable .............................................       8.77%         8.75%         8.59%         8.65%         8.16%
  Mortgage-backed and related securities .......................       7.28          7.42          7.26          7.32          7.04
  Investment securities ........................................       6.54          6.67          7.18          6.99          6.67
  FHLB of Seattle stock ........................................       7.25          7.69          7.25          7.39          6.10
  Federal funds sold and overnight
   interest-bearing deposits ...................................       1.22          1.55          1.12          2.17          2.22
  All interest-earning assets ..................................       8.11          8.17          7.95          8.02          7.56

Weighted average rate paid on:
  Passbook savings accounts ....................................       2.89          2.89          2.89          2.89          2.89
  NOW accounts .................................................       1.56          1.56          1.97          1.89          2.26
  Money market accounts ........................................       3.53          3.54          3.70          3.67          3.42
  Certificate accounts .........................................       5.44          5.40          5.59          5.55          4.87
  Securities sold under agreements
   to repurchase ...............................................       3.50          3.47          3.58          3.56          3.28
  FHLB advances ................................................       5.70          4.88          6.08          6.21          5.18
  All interest-bearing liabilities .............................       4.25          4.27          4.50          4.46          3.95

Interest  rate spread spread between
  weighted average rate on all
   interest-earning assets and all interest-
   bearing liabilities) ........................................       3.86%         3.90%         3.45%         3.56%         3.61%

Net interest margin (net interest income
  (expense) as a percentage of average
  interest-earning assets) .....................................       4.31%         4.40%         3.87%         3.97%         3.94%


Rate/Volume Analysis

         The following table sets forth the effects of changing rates and volumes on net interest income of the Savings Bank. Information is provided with respect to (i) effects on interest income attributable to changes in volume (changes in volume multiplied by prior rate); (ii) effects on interest income attributable to changes in rate (changes in rate multiplied by prior volume), and (iii) the net change attributable to the combined impact of volume and rate.




                                                        Nine Months Ended March 31,                    Year Ended June 30,
                                                       1997 Compared to Nine Months                   1996 Compared to Year
                                                           Ended March 31, 1996                        Ended June 30, 1995
                                                            Increase (Decrease)                        Increase (Decrease)
                                                                  Due to                                     Due to
                                               -----------------------------------------    ---------------------------------------
                                                                       Rate/                                        Rate/
                                                 Rate      Volume      Volume     Total      Rate       Volume     Volume     Total
                                               -------    --------    -------    -------    -------    -------    -------    ------
                                                                              (Dollars in thousands)

Interest-earning assets:
 Loans receivable (1) ....................     $   154    $   481    $    12    $   647    $   582    $   841    $    51    $ 1,474
 Mortgage-backed and related securities ..          52       (362)       (11)      (321)       134       (357)       (14)      (237)
 Investment securities ...................         (80)      (194)        18       (256)        73       (152)        (7)       (86)
 FHLB stock ..............................           8         11          1         20         30         10          2         42
 Federal funds sold and overnight
  interest-bearing deposits ..............          16        (13)        (6)        (3)        (2)        15         --         13
                                               -------    --------    -------    -------    -------    -------    -------    -------

Total net change in income
 on interest-earning assets ..............         150        (77)        14         87        817        357         32      1,206
                                               -------    --------    -------    -------    -------    -------    -------    -------

Interest-bearing liabilities:
 Passbook accounts .......................          --        (30)        --        (30)        --       (160)        --       (160)
 NOW accounts ............................         (17)        26         (2)         7         35         11          1         47
 Money market accounts ...................         (88)       (20)         6       (102)      (115)       (67)        11       (171)
 Certificate accounts ....................        (148)        21         (1)      (128)       658        361         50      1,069
 Securities sold under agreements
  to repurchase ..........................          (1)         5         --          4          4         (9)        (1)        (6)
 FHLB advances ...........................         (72)      (323)        85       (310)        48        118         23        189
                                               -------    --------    -------    -------    -------    -------    -------    -------

Total net change in expense
 on interest-bearing liabilities .........        (326)      (321)        88       (559)       630        254         84        968
                                               -------    --------    -------    -------    -------    -------    -------    -------

Net change in net interest income.........     $   476    $   244    $   (74)   $   646    $   187    $   103    $   (52)   $   238
                                               =======    =======    =======    =======    =======    =======    =======    =======



                                                   Year Ended June 30,
                                                  1995 Compared to Year
                                                   Ended June 30, 1994
                                                   Increase (Decrease)
                                                         Due to
                                            ------------------------------------
                                                                Rate/
                                            Rate     Volume     Volume     Total
                                            ----     ------     ------     -----
Interest-earning assets:
 Loans receivable (1) ................. $  (544)   $ 1,219     $  (75)   $  602
 Mortgage-backed and related securities     (20)      (212)         1      (231)
 Investment securities ................     (46)       144         (5)       93
 FHLB stock ...........................     (94)        17         (7)      (84)
 Federal funds sold and overnight
  interest-bearing deposits ...........       7       (195)        (4)     (192)
                                         -------    -------     ------    ------

Total net change in income
 on interest-earning assets ...........    (697)       973        (88)      188
                                         -------    -------     ------    ------

Interest-bearing liabilities:
 Passbook accounts ....................       3        (97)        --       (94)
 NOW accounts .........................      96        (22)        (5)       69
 Money market accounts ................     (60)       (98)         7      (151)
 Certificate accounts .................     218        272         14       504
 Securities sold under agreements
  to repurchase .......................       7        (20)        (2)      (15)
 FHLB advances ........................    --           35        242       277
                                         -------    -------     ------    ------
Total net change in expense
 on interest-bearing liabilities ......     264         70        256       590
                                         -------    -------     ------    ------

Net change in net interest income ..... $  (961)   $   903     $ (344)   $ (402)
                                        ========   ========    =======   =======

----------
(1) Does not include interest on loans 90 days or more past due. Includes loans originated for sale.

Asset and Liability Management

     The Savings Bank's principal financial objective is to achieve long-term profitability while reducing its exposure to fluctuating market interest rates. The Savings Bank has sought to reduce the exposure of its earnings to changes in market interest rates by attempting to manage the mismatch between asset and liability maturities and interest rates. The principal element in achieving this objective is to increase the interest-rate sensitivity of the Savings Bank's interest-earning assets by retaining for its portfolio loans with interest rates subject to periodic adjustment to market conditions (including commercial business, agricultural and consumer loans) and, since January 1997, selling conforming fixed-rate one- to- four family mortgage loans with maturities of over 15 years. In addition, the Savings Bank maintains an investment portfolio of U.S. Government and government agency securities with contractual maturities of generally between one and ten years. The Savings Bank relies on retail deposits as its primary source of funds. Management believes retail deposits, compared to brokered deposits, reduce the effects of interest rate fluctuations because they generally represent a more stable source of funds. As part of its interest rate risk management strategy, the Savings Bank promotes transaction accounts and certificates of deposit with terms up to six years.

     In order to encourage institutions to reduce their interest rate risk, the OTS adopted a rule incorporating an interest rate risk component into the risk-based capital rules. Using data compiled by the FHLB-Seattle, the Savings Bank receives a report which measures interest rate risk by modeling the change in NPV over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the OTS to replace the "gap" analysis (the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period). NPV is the present value of expected cash flows from assets, liabilities and off- balance sheet contracts. The calculation is intended to illustrate the change in NPV that will occur in the event of an immediate change in interest rates with no effect given to any steps that management might take to counter the effect of that interest rate movement. Under proposed OTS regulations, an institution with a greater than "normal" level of interest rate risk will be subject to a deduction from total capital for purposes of calculating its risk-based capital. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2.0%. Institutions with assets of less than $300 million and a risk-based capital ratio of more than 12.0%, like the Savings Bank, are exempt. Based on the Savings Bank's regulatory capital levels at March 31, 1997, the Savings Bank believes that, if the proposed regulation was implemented at that date, the regulation would not have had a material adverse effect on the Savings Bank's regulatory capital compliance.

     The following table is provided by the FHLB-Seattle and sets forth the change in the Savings Bank's NPV at March 31, 1997, based on FHLB-Seattle assumptions, that would occur in the event of an immediate change in interest rates, with no effect given to any steps that management might take to counteract that change.

             Basis Point ("bp")          Estimated Change in
              Change in Rates            Net Portfolio Value
              ---------------        -------------------------
                                       (Dollars in thousands)

                   400               $(11,491)        (53.54)%
                   300                 (8,013)        (37.34)
                   200                 (4,824)        (22.48)
                   100                 (2,169)        (10.11)
                     0                     --             --
                  (100)                 1,346           6.27
                  (200)                 1,786           8.32
                  (300)                 3,202          14.92
                  (400)                 5,083          23.68

     The above table illustrates, for example, that an instantaneous 200 basis point increase in market interest rates at March 31, 1997 would reduce the Savings Bank's NPV by approximately $4.8 million, or 22.5%, at that date.

     Certain assumptions utilized by the FHLB-Seattle in assessing the interest rate risk of savings associations within its region were utilized in preparing the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. In the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table. The model assumes a parallel change in rates, whereas actual market interest rates would not necessarily react in a parallel manner. Further, call provisions of certain securities, which shorten the actual term to maturity if exercised, are not taken into account in the model.

Liquidity and Capital Resources

     The Savings Bank's primary sources of funds are customer deposits, securities sold under agreements to repurchase, proceeds from principal and interest payments on and the sale of loans, maturing securities and FHLB advances. While maturities and scheduled amortization of loans are a predictable source of funds, deposit flows, mortgage prepayments and maturing securities, cash flows and anticipated maturities of mortgage-backed bonds and agency securities all of which are greatly influenced by general interest rates, economic conditions and competition.

     The Savings Bank must maintain an adequate level of liquidity to ensure the availability of sufficient funds to fund loan originations and deposit withdrawals, to satisfy other financial commitments and to take advantage of investment opportunities. The Savings Bank generally maintains sufficient cash and short-term investments to meet short-term liquidity needs. At March 31, 1997, cash and cash equivalents totaled $5.0 million, or 2.4% of total assets. The Savings Bank also maintained, an uncommitted credit facility with the FHLB-Seattle, which provided for immediately available advances up to an aggregate amount of $$40.8 million, under which $800,000 was outstanding at March 31, 1997.

     OTS regulations require savings institutions to maintain an average daily balance of liquid assets (cash and eligible investments) equal to at least 5.0% of the average daily balance of its net withdrawable deposits and short-term borrowings. In addition, short-term liquid assets currently must constitute 1.0% of the sum of net withdrawable deposit accounts plus short-term borrowings. The Savings Bank's actual short- and long-term liquidity ratios at March 31, 1997 were 2.7% and 8.3%, respectively.

     The Savings Bank's primary investing activity is the origination of one-to- four family mortgage loans within its primary market area. During the nine months ended March 31, 1997 and the years ended June 30, 1996 and 1995, the Savings Bank originated $9.0 million, $17.4 million and $16.5 million of such loans, respectively. At March 31, 1997, the Savings Bank had commitments to extend credit totaling $11.2 million and undisbursed loans in process totaling $769,000. The Savings Bank anticipates that it will have sufficient funds available to meet current loan commitments. Certificates of deposit that are scheduled to mature in less than one year from March 31, 1997 totaled $77.4 million. Historically, the Savings Bank has been able to retain a significant amount of its deposits as they mature.

     OTS regulations require the Savings Bank to maintain specific amounts of regulatory capital. As of March 31, 1997, the Savings Bank complied with all regulatory capital requirements as of that date with tangible, core and risk-based capital ratios of 10.3%, 10.2% and 21.2%, respectively. For a detailed discussion of regulatory capital requirements, see "REGULATION -- Federal Regulation of Savings Banks -- Capital Requirements." See also "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE."

Impact of Accounting Pronouncements and Regulatory Policies

     Accounting by Creditors for Impairment of a Loan. See Note 1 of Notes to the Consolidated Financial Statements for a discussion of Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." The Savings Bank adopted SFAS No. 114 and SFAS No. 118 effective July 1, 1995, and their adoption did not have a material effect on the Savings Bank's financial condition or results of operations.

     Accounting for Employee Stock Ownership Plans. In November 1993 the American Institute of Certified Public Accountants issued SOP 93-6, which requires an employer to record compensation expense in an amount equal to the fair value of shares committed to be released to employees from an employee stock ownership plan and to exclude unallocated shares from earnings per share computations. The effect of SOP 93-6 on net income and book value per share in future periods cannot be predicted due to the uncertainty of the fair value of the shares at the time they will be committed to be released. See "RISK FACTORS -- New Expenses Associated With ESOP and MRP" and "PRO FORMA DATA."

     Disclosure of Certain Significant Risks and Uncertainties. In December 1994 the Accounting Standards Executive Committee issued SOP 94-6, "Disclosure of Certain Significant Risks and Uncertainties." This SOP applies to financial statements prepared in conformity with GAAP by all nongovernmental entities. The disclosure requirements in SOP 94-6 focus primarily on risks and uncertainties that could significantly affect the amounts reported in the financial statements in the near-term functioning of the reporting entity. The risks and uncertainties discussed in SOP 94-6 stem from the nature of the entity's operations, from the necessary use of estimates in the preparation of the entity's financial statements and from significant concentrations in certain aspects of the entity's operations. SOP 94-6 is effective for financial statements issued for fiscal years ending after December 15, 1995 and did not have a material impact on the financial condition or results of operations of the Savings Bank.

     Accounting for Stock-Based Compensation. SFAS No. 123, "Accounting for Stock-Based Compensation," establishes financial accounting and reporting standards for stock-based employee compensation plans. This statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting method are required to disclose in a footnote to the financial statements pro forma net income and, if presented, earnings per share, as if this statement had been adopted. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. Management expects to use the intrinsic value method upon consummation of the Conversion and the adoption of stock based benefit plans.

     Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted.

     SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. The standards are based on consistent application of a financial-components approach that focuses on control period. Under the approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. SFAS No. 125 provides consistent standards distinguishing transfers of financial assets that are sales from transfers that are secured borrowings.

     SFAS No. 125 amends SFAS No. 122. Adoption of this statement on January 1, 1997 did not have a material impact on the Savings Bank's financial position or results of operations.

     Earnings Per Share. SFAS No. 128, "Earnings Per Share," issued in February 1997, establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly-held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basic EPS and requires the dual presentation of basic and diluted EPS on the face of the income statement. This statement is effective for financial statements issued for periods after December 15, 1997 including interim periods; earlier applications not permitted. This statement requires restatement of all prior period EPS data presented.

Effect of Inflation and Changing Prices

     The consolidated financial statements and related financial data presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of the Savings Bank's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                         BUSINESS OF THE HOLDING COMPANY

General

     The Holding Company was organized as an Oregon business corporation at the direction of the Savings Bank on June 9, 1997 for the purpose of becoming a holding company for the Savings Bank upon completion of the Conversion. As a result of the Conversion, the Savings Bank will be a wholly-owned subsidiary of the Holding Company and all of the issued and outstanding capital stock of the Savings Bank will be owned by the Holding Company.

Business

     Prior to the Conversion, the Holding Company has not and will not engage in any significant activities other than of an organizational nature. Upon completion of the Conversion, the Holding Company's sole business activity will be the ownership of the outstanding capital stock of the Savings Bank. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

     Initially, the Holding Company will neither own nor lease any property but will instead use the premises, equipment and furniture of the Savings Bank with the payment of appropriate rental fees, as required by applicable law and regulations.

     Since the Holding Company will only hold the outstanding capital stock of the Savings Bank upon consummation of the Conversion, the competitive conditions applicable to the Holding Company will be the same as those confronting the Savings Bank. See "BUSINESS OF THE SAVINGS BANK -- Competition."

                          BUSINESS OF THE SAVINGS BANK

General

     The Savings Bank operates, and intends to continue to operate, as a community oriented financial institution devoted to serving the needs of its customers. The Savings Bank's business consists primarily of attracting retail deposits from the general public and using those funds to originate real estate loans, consumer loans and more recently an increasing amount of agricultural, commercial business and indirect automobile loans. See "-- Lending Activities."

Market Area

     The Savings Bank's primary market area encompasses those regions surroundings its offices in Baker, Grant, Harney, Malheur, Union, Wallowa and Wheeler Counties in Oregon and Payette and Washington Counties in Idaho. The Savings Bank's home office is located in Baker City, Oregon with branches in Ontario, John Day, Burns, Enterprise and two locations in La Grande. One of the La Grande branches is being relocated to nearby Island City.

     The principal industries of the market area are agriculture and timber products. The Savings Bank's market area is largely rural, with most of the farms and ranches being relatively small and family owned. The local economies are also dependent on retail trade with lumber, recreation and tourism providing substantial contributions. Major employers in the market area include Boise Cascade, Ore-Ida, Grande Ronde Hospital, Holy Rosary Hospital, Snake River Correctional Institute, Powder River Correctional Facility, U.S. Forest Service and Bureau of Land Management, Oregon Department of Transportation, Treasure Valley Community College, Eastern Oregon University, local school districts and local government.

     Unemployment rates in the market area are considerably higher than both state and national unemployment rates and have increased consistently over the past few years. The market area is characterized as having average growth rates in population and household levels, while having lower than average levels of income and housing values, with the cost of living being close to the national average but remaining significantly less than in major metropolitan areas.

     The Savings Bank faces strong competition from many financial institutions for deposits and loan originations, many of whom are significantly larger than the Savings Bank. See "-- Competition" and "RISK FACTORS -- Competition."

Lending Activities

     General. The Savings Bank's loan portfolio totaled $139.0 million at March 31, 1997, representing 68.0% of total assets at that date. It is the Savings Bank's policy to concentrate its lending within its primary market area. Historically, the Savings Bank's primary lending activity has been the origination of one- to- four family residential mortgage loans and at March 31, 1997, $101.8 million, or 72.0%, of the total loan portfolio, consisted of one-to- four family, residential mortgage loans. Other loans secured by real estate include commercial, multi-family and residential real estate loans, which amounted to $4.8 million, or 3.4% and $1.8 million, or 1.3%, respectively, of the total loan portfolio at March 31, 1997. To a lesser extent, the Savings Bank makes mortgage loans for the purpose of constructing primarily single-family residences. At March 31, 1997, construction loans totaled $853,000, or 1.0% of the total loan portfolio.

     As a result of management's perception of minimal anticipated growth in residential loan demand within the Savings Bank's primary market area and a local demand for agricultural, commercial business and consumer loans, the Savings Bank has significantly increased its origination of agricultural, indirect dealer automobile and commercial business loans since July 1996. Commercial business loans include agricultural operating loans and equipment loans. At March 31, 1997, commercial business loans amounted to $4.1 million, or 2.9%, of the Savings

Bank's total loan portfolio and agricultural loans amounted to $2.5 million,  or
1.7%  of  the  total  loan  portfolio,   the  majority  of  which  consisted  of
agricultural operating loans.

     Historically, the Savings Bank has been active in the origination of consumer loans, which primarily consist of home equity loans, secured and unsecured and, to a lesser extent, automobile loans, credit card loans, home improvement loans, mobile home loans and loans secured by savings deposits. Consumer loans amounted to $25.4 million, or 18.0%, of the total loan portfolio at March 31, 1997. More recently, the Savings Bank has increased its purchase of dealer-originated automobile contracts. See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of Agricultural, Commercial Business and Indirect Automobile Lending" and "-- Certain Lending Risks -- Risks of Agricultural Lending." Subject to market conditions and other factors, the Savings Bank intends to expand its purchase of dealer-originated automobile contracts to include contracts secured by recreational vehicles, trailers, motorcycles and other vehicles.

     Loan Portfolio Analysis. The following table sets forth the composition of the Savings Bank's loan portfolio (excluding loans held-for-sale) at the dates indicated. The Savings Bank had no concentration of loans exceeding 10% of total gross loans other than as disclosed below.


                                                            At March 31, 1997
                                                         -----------------------
                                                          Amount         Percent
                                                          ------         -------


Mortgage Loans:
 One-to-four-family .............................        $101,792         71.99%
 Multi-family ...................................           1,844          1.30
 Commercial .....................................           4,768          3.37
 Construction ...................................             853          0.60
 Land ...........................................             223          0.16
                                                          -------         -----
  Total mortgage loans ..........................         109,480         77.42
                                                          -------         -----

Consumer Loans:
 Home equity and second mortgage ................          17,514         12.39
 Credit card ....................................             844          0.60
 Automobile(1) ..................................           2,064          1.46
 Loans secured by deposit accounts ..............             731          0.52
 Unsecured ......................................           1,611          1.14
 Other ..........................................           2,627          1.85
                                                          -------         -----
  Total consumer loans ..........................          25,391         17.96
                                                          -------         -----

Commercial business loans .......................           4,066          2.88
                                                          -------         -----

Agricultural loans ..............................           2,466          1.74
                                                          -------         -----

   Total loans ..................................         141,403        100.00%
                                                                         =======

Less:
 Undisbursed portion of loans
  in process.....................................             769
 Net deferred loan fees..........................           1,028
  Allowance for loan losses......................             725
                                                          -------

  Total loans receivable, net....................         $138,881
                                                          ========




                                                                                      At June 30,
                                                   ---------------------------------------------------------------------------------
                                                          1996                 1995                 1994                1993
                                                   ------------------    -----------------    -----------------    -----------------
                                                   Amount     Percent    Amount    Percent    Amount    Percent    Amount    Percent
                                                   ------     -------    ------    -------    ------    -------    ------    -------
                                                                                            (Dollars in thousands)


 Mortgage Loans:
 One-to-four-family ............................   $101,199    74.71%   $ 93,436    72.95%   $ 84,385    73.08%   $ 73,578    73.26%
 Multi-family ..................................      1,927     1.42       1,935     1.51       2,060     1.78       1,441     1.43
 Commercial ....................................      4,724     3.49       5,166     4.03       3,840     3.33       3,528     3.51
 Construction ..................................      1,745     1.29       1,798     1.40       3,114     2.70       2,006     2.00
 Land ..........................................         14     0.01          15     0.01          32     0.03          46     0.05
                                                   --------   ------    --------   ------    --------   ------    --------   ------
  Total mortgage loans .........................    109,609    80.92     102,350    79.90      93,431    80.92      80,599    80.25
                                                   --------   ------    --------   ------    --------   ------    --------   ------
Consumer Loans:
 Home equity and second mortgage ...............     12,751     9.41      12,120     9.46      10,837     9.39       9,860     9.82
 Credit card ...................................        791     0.58         712     0.56         426     0.37         263     0.26
 Automobile(1) .................................      1,405     1.04       1,507     1.18       1,382     1.19       1,216     1.21
 Loans secured by deposit accounts .............        593     0.44         589     0.46         626     0.54         703     0.70
 Unsecured .....................................      4,580     3.38       4,404     3.44       3,720     3.22       3,037     3.02
 Other .........................................      2,587     1.91       3,585     2.80       3,297     2.86       3,543     3.53
                                                   --------   ------    --------   ------    --------   ------    --------   ------
  Total consumer loans .........................     22,707    16.76      22,917    17.90      20,288    17.57      18,622    18.54
                                                   --------   ------    --------   ------    --------   ------    --------   ------

Commercial business loans ......................      3,142     2.32       2,822     2.20       1,749     1.51       1,214     1.21
                                                   --------   ------    --------   ------    --------   ------    --------   ------

Agricultural loans .............................       --       --          --       --          --       --          --       --
                                                   --------   ------    --------   ------    --------   ------    --------   ------

   Total loans .................................    135,458   100.00%    128,089   100.00%    115,468   100.00%    100,435   100.00%
                                                              ======               ======               ======               ======

Less:
 Undisbursed portion of loans
  in process............................              1,585                2,145                2,039                1,614
 Net deferred loan fees.................                985                1,049                  925                  753
  Allowance for loan losses.............                541                  455                  403                  506
                                                   --------             --------             --------             --------
  Total loans receivable, net...........           $132,347             $124,440             $112,101             $ 97,562
                                                   ========             ========             ========             ========

----------
(1) Includes dealer-originated automobile contracts of $389,000 at March 31, 1997.

     One- to- Four Family Real Estate Lending. Historically, the Savings Bank has concentrated its lending activities on the origination of loans secured by first mortgage loans on existing one- to- four family residences located in its primary market area. At March 31, 1997, $101.8 million, or 72.0% of the Savings Bank's total loan portfolio, consisted of such loans, with an average loan balance of $43,000. The Savings Bank originated $9.0 million, $17.4 million and $16.5 million of one- to- four family residential mortgage loans during the nine months ended March 31, 1997 and the years ended June 30, 1996 and 1995, respectively. One- to- four family originations were 52.9% of total loan originations during the year ended June 30, 1996 as compared to 31.1% of total originations for the nine months ended March 31, 1997.

     Generally, the Savings Bank's fixed-rate one- to- four family mortgage loans have maturities of 15 to 30 years and are fully amortizing with monthly payments sufficient to repay the total amount of the loan with interest by the end of the loan term. Generally, they are originated under terms, conditions and documentation which permit them to be sold to private investors. Since January 1997, loans with fixed rates and maturities of 15 years or more are generally sold in the secondary market. See "-- Loan Originations, Sales and Purchases." The Savings Bank's fixed-rate loans customarily include "due on sale" clauses, which give the Savings Bank the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not paid.

     At March 31, 1997, $53.5 million, or 37.8% of the total loans before net items were fixed rate one- to four-family loans and $48.3 million, or 34.2%, were adjustable rate one-to-four family mortgage ("ARM") loans. The Savings Bank currently offers an ARM product for its portfolio which adjusts on the anniversary date of the origination based on the one year Treasury constant maturity index. The Savings Bank's ARMs are typically based on a 30-year amortization schedule. The Savings Bank offers discounted or "teaser" ARM loans where the initial interest rate is 1.5 to 2.0 percentage points below the prevailing interest rate. The Savings Bank, however, qualifies the borrowers on its ARM loans based on the fully indexed rate. The Savings Bank's current ARM loans do not provide for negative amortization and generally provide for annual and lifetime interest rate adjustment limits of 2% and 6%, respectively.

     At March 31, 1997, $35.3 million or 52.8% of the Savings Bank's total ARM loans had interest rates that adjusted annually based on the COFI. The COFI is a lagging index which, together with the periodic and overall interest rate caps, may cause the yield on such loans to adjust more slowly than the cost of interest-bearing liabilities especially in a rapidly rising rate environment. In November 1995, the Savings Bank discontinued using the COFI index and began using the one year Treasury constant maturity index.

     Borrower demand for ARM loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment.

     The retention of ARM loans in the Savings Bank's loan portfolio helps reduce the Savings Bank's exposure to changes in interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the customer. It is possible that during periods of rising interest rates the risk of default on ARM loans may increase as a result of repricing and the increased payments required by the borrower. See "RISK FACTORS -- Interest Rate Risk." In addition, although ARM loans allow the Savings Bank to increase the sensitivity of its asset base to changes in the interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits. Because of these considerations, the Savings Bank has no assurance that yields on ARM loans will be sufficient to offset increases in the Savings Bank's cost of funds. The Savings Bank believes these risks, which have not had a material adverse effect on the Savings Bank to date, generally are less than the risks associated with holding fixed-rate loans in portfolio during a rising interest rate environment.

     The Savings Bank generally requires title insurance insuring the status of its lien on all loans where real estate is the primary source of security. The Savings Bank also requires that fire and casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to 80% of the value of improvements.

     The Savings Bank's one- to- four family residential mortgage loans typically do not exceed 80% of the lower of cost or appraised value of the security property. Pursuant to underwriting guidelines adopted by the Savings Bank's Board of Directors, the Savings Bank can lend up to 95% of the lower of cost or appraised value of the property securing a one- to- four family residential loan; however, the Savings Bank generally obtains private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the security property.

     Agricultural Lending. Agriculture is the major industry in the Savings Bank's market area and the Savings Bank has been making agricultural loans to satisfy the demand of its market area. The Savings Bank has particularly emphasized agricultural operating loans during the past year and intends subject to market conditions to continue such emphasis. In 1996, the Savings Bank began originating a significant number of loans to finance agriculture production and the expense of farming and agricultural related operations. Also, the Savings Bank has made agricultural loans for the purchase of farmland and equipment and loans secured by agricultural real estate. At March 31, 1997, agricultural loans amounted to $2.5 million, or 1.7%, of the total loan portfolio. The Savings Bank has sought to limit its agricultural lending to borrowers with a strong capital base, sufficient management depth, proven ability to operate through agricultural business cycles, reliable cash flow and a willingness to provide the Savings Bank with the necessary financial reporting.

     Agricultural operating loans are made to finance farm operating expenses (I.E., acquisition of seed, fertilizer, livestock and feed, among other things) together with, in some cases, family living expenses, over the course of a growing season and typically are made in amounts of $500,000 or less. However, the Savings Bank's largest agricultural operating loan at March 31, 1997 had a commitment of $1.3 million ($744,000 outstanding) and was provided to finance a cattle ranching operation. This loan was performing in accordance with its terms at March 31, 1997. Agricultural operating loans generally are made in amounts of up to 80% of the borrower's anticipated income (not including the value of the breeding herd in the case of cattle loans) and are secured by a blanket lien on all crops, livestock, equipment, accounts and products and proceeds thereof. The variables that effect income during the year are cattle production, the cost of feed and related expenses and the price to be received or in the case of crops the acreage of the farm, the crop to be planted, the crop yield and the expected price to be received for harvested crops. The interest rate is adjusted monthly based on the prime rate, as published in THE WALL STREET JOURNAL, plus a negotiated margin of up to 2%. Because such loans are made to finance a farm's annual operations, they are written on a one-year renewable basis, and renewal is dependent upon timely repayment of then outstanding advances. The Savings Bank carefully monitors these loans and prepares monthly variance reports on the income and expenses. To meet the seasonal operating needs of a farm, borrowers may qualify for single payment notes, revolving lines of credit or non-revolving lines of credit.

     In underwriting agricultural operating loans, the Savings Bank considers the cash flow of the borrower based upon the farm or ranch operations expected income stream as well as the value of collateral used to secure the loan. Collateral generally consists of cattle or cash crops produced by the farm, such as grain, grass seed, peas, sugar beets, mint, onions, potatoes, corn and alfalfa. In addition to considering cash flow and obtaining a blanket security interest in the farm's cash crop, the Savings Bank may also collateralize an operating loan with the farm's operating equipment, breeding stock, real estate, and federal agricultural program payments to the borrower.

     The Savings Bank also originates loans to finance the purchase of farm equipment and expects to pursue this type of lending in the future. Loans to purchase farm equipment are made for terms of up to seven years. Most such loans carry rates which adjust at least annually based on a rate equal to the prime rate, as published in THE WALL STREET JOURNAL, plus a negotiated margin of between 1% and 3%.

     Payments on an agricultural real estate loan depend to a large degree on the results of operations of the related farm, and repayment is also subject to adverse economic or weather conditions as well as market prices for agricultural products, which can be highly volatile and are outside the control of the farm borrower, among other things.

     In addition to disease, weather presents one of the greatest risks as hail, drought, floods, or other conditions, can severely limit or destroy crop yields and thus impair loan repayments and the value of the underlying collateral. This risk can be reduced substantially by the farmer with multi-peril crop insurance which can guarantee set yields to provide certainty of repayment. Because of its highs cost to the borrower, the Savings Bank encourages but generally does not require multi-peril crop insurance. Grain and livestock prices also present a risk as prices may decline prior to sale resulting in a failure to cover production costs. These risks may be reduced by the use of future set price contracts, which fixes in advance the price that the farmer will receive for the harvested crops.

     Another risk is the uncertainty of government support programs and other regulations. Many farmers rely on the income, in part, from support programs to make loan payments and may default on their loans if these programs are discontinued or significantly changed. If the support programs were modified or discontinued, the farmer could produce some income from crop growth on the idle acreage, albeit, at an amount presumably lower than the support payments.

     In addition, the value of collateral securing agricultural real estate loans may be affected in the coming years by the gradual release of farmland from the federal government's Conservation Reserve Program, which began in the mid-1980's and pays farmers to keep their land out of farming production for a ten-year period. Because such farmland is being released gradually over a ten year period which began in 1995 and because of the anticipated high economic costs associated with preparing such farmland for active cultivation that may discourage renewed farming thereon, management does not anticipate that release of this land will have any significant effect on the value of its current collateral.

     Finally, many farms are dependent on a limited number of key individuals whose injury or death may result in an inability to operate the farm successfully. Therefore, consideration is given to succession, life insurance and business continuation plans during underwriting.

     Construction Lending. On a limited basis, the Savings Bank also offers construction loans to qualified borrowers for construction of single-family residences in the Savings Bank's primary market area. Typically, the Savings Bank limits its construction lending to a local builder for the construction of a single-family dwelling where a permanent purchase commitment has been obtained or individuals are building their primary residences. Generally, the Savings Bank does not lend to contractors for housing construction where the house is not presold. Construction loans generally have a six-month term with only interest being paid during the term of the loan, and convert at the end of six months to permanent financing and are underwritten in accordance with the same standards as the Savings Bank's mortgages on existing properties. Construction loans generally have a maximum loan-to-value ratio of 80%. Borrowers must satisfy all credit requirements which would apply to the Savings Bank's permanent mortgage loan financing for the subject property.

     Construction financing generally is considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, the Savings Bank may be required to advance funds beyond the amount originally committed to permit completion of the development. If the estimate of value proves to be inaccurate, the Savings Bank may be confronted, at or prior to the maturity of the loan, with a project having a value which is insufficient to assure full repayment. The ability of a developer to sell developed lots or completed dwelling units will depend on, among other things, demand, pricing, availability of comparable properties and economic conditions. The Savings Bank has sought to minimize this risk by limiting construction lending to qualified borrowers in the Savings Bank's market area and by limiting the aggregate amount of outstanding construction loans. At March 31, 1997, construction loans amounted to $853,000, or 1.0%, of the loan portfolio.

     Multi-Family   and  Commercial  Real  Estate  Lending.   The   multi-family
residential loan portfolio consists primarily of loans secured by small apartment buildings and the commercial real estate loan portfolio includes loans to finance the construction or acquisition of small office buildings, retail stores, car dealerships and agricultural land. Such loans generally range in size from $50,000 to $750,000 and the largest was $643,000 at March 31, 1997. At March 31, 1997, the Savings Bank had $1.8 million of multi-family residential and $4.8 million of commercial real estate loans, which amounted to 1.3% and 3.4%, respectively of the total loan portfolio at such date. Multi-family and commercial real estate loans are generally underwritten with loan-to-value ratios of up to 75% of the lesser of the appraised value or the purchase price of the property. Such loans generally are made at the prime rate, as published in THE WALL STREET JOURNAL, for 15 to 20 year terms and they adjust at a rate equal to this prime rate plus a negotiated margin of 1% to 2%. Because of the inherently greater risk involved in this type of lending, the Savings Bank generally limits its multi-family and commercial real estate lending to borrowers within its market area with which it has had prior experience.

     Agricultural real estate loans primarily are secured by first liens on farmland or buildings thereon located in the Savings Bank's market area, primarily to the service the needs of the Savings Bank's existing customers. Such loans are made in amounts of $50,000 to $250,000 with the largest loan of $82,000 at March 31, 1997. Loans are generally written in amounts up to 50% to 75% of the tax assessed or appraised value of the property for terms of between 10 to 20 years. Such loans have interest rates that generally adjust at least annually at a rate equal to the prime rate, as published in THE WALL STREET JOURNAL, plus a negotiated margin of between 1% and 2%. In originating an agricultural real estate loan, the Savings Bank considers the debt service coverage of the borrower's cash flow and the appraised value of the underlying property, as well as the Savings Bank's experience with and knowledge of the borrower.

     Multi-family residential and commercial real estate lending entails significant additional risks as compared with single-family residential property lending. Multi-family residential and commercial real estate loans typically involve large loan balances to single borrowers or groups of related borrowers. The payment experience on such loans typically is dependent on the successful operation of the real estate project. These risks can be significantly impacted by supply and demand conditions in the market for office, retail and residential space, and, as such, may be subject to a greater extent to adverse conditions in the economy generally. To minimize these risks, the Savings Bank generally limits itself to its market area or to borrowers with which it has prior experience or who are otherwise well known to the Savings Bank. In addition, in the case of commercial mortgage loans made to a partnership or a corporation, the Savings Bank seeks, whenever possible, to obtain personal guarantees and annual financial statements of the principals of the partnership or corporation. The Savings Bank reviews all commercial real estate loans in excess of $200,000 on an annual basis to ensure that the loan meets current underwriting standards. In addition, the Savings Bank underwrites commercial real estate loans at a rate of interest significantly above that carried on the loan at the time of origination to evaluate the borrower's ability to meet principal and interest payments on the loan in the event of upward adjustments to the interest rate on the loan.

     Consumer and Other Lending. The Savings Bank originates a variety of consumer loans. Such loans generally have shorter terms to maturity and higher interest rates than mortgage loans. At March 31, 1997, the Savings Bank's consumer loans totaled approximately $25.4 million, or 18.0% of the Savings Bank's total loans. The Savings Bank's consumer loans consist primarily of secured and unsecured consumer loans, automobile loans, boat loans, recreation vehicle loans, home improvement and equity loans and deposit account loans. The growth of the consumer loan portfolio in recent years has consisted primarily of an increase in home equity loans, which the Savings Bank has more aggressively marketed. Recently the Savings Bank has significantly increased its origination of indirect dealer automobile loans, as discussed below.

     In recent periods, the Savings Bank has emphasized the origination of consumer loans, and, in particular, automobile loans due to their shorter terms and higher yields than residential mortgage loans. Consumer loans accounted for 30.4% of the Savings Bank's total loan originations in the nine-months ended March 31, 1997, and 23.2% and 27.7% in fiscal 1996 and 1995, respectively. The Savings Bank anticipates that it will continue to be an active originator of automobile and other consumer loans. Factors that may affect the ability of the Savings Bank to increase its originations in this area include the demand for such loans, interest rates and the state of the local and national economy.

     The Savings Bank offers open-ended "preferred" lines of credit on either a secured or unsecured basis to both customers and non-customers. Secured lines of credit are generally secured by a second mortgage on the borrower's primary residence. Secured lines of credit have an interest rate that is two percentage points above the prime lending rate, as published in THE WALL STREET JOURNAL, while the rate on unsecured lines is three percentage points above this prime lending rate. In both cases, the rate adjusts monthly. The Savings Bank offers a maximum line of credit of $50,000, however, the majority of the approved lines of credit at March 31, 1997 were less than $25,000. The Savings Bank requires repayment of at least 2% of the unpaid principal balance monthly. At March 31, 1997, approved lines of credit totaled $8.9 million, of which 4.8 million was outstanding.

     The Savings Bank offers closed-end, fixed-rate home equity loans that are made on the security of primary residences. Loans normally do not exceed 80% of the appraised or tax assessed value of the residence, less the outstanding principal of the first mortgage, and have terms of up to 15 years requiring monthly payments of principal and interest. At March 31, 1997, home equity loans and second mortgage loans amounted to $17.5 million, or 12.4%, of total loans.

     At March 31, 1997, the Savings Bank's automobile loan portfolio amounted to $2.1 million, or 1.5% of consumer loans at such date. Since January 1997, a substantial portion of the Savings Bank's automobile loans have been originated indirectly by a network of approximately five automobile dealers located in the Baker and La Grande market areas. Indirect automobile loans accounted for approximately 15% of the Savings Bank's total consumer loan originations during the three months ended March 31, 1997. The applications for such loans are taken by employees of the dealer, the loans are written on the dealer's contract pursuant to the Savings Bank's underwriting standards using the dealer's loan documents with terms substantially similar to the Savings Bank's. All indirect loans must be approved by specific loan officers of the Savings Bank who have experience with this type of lending. In addition to indirect automobile lending, the Savings Bank also originates automobile loans directly. Subject to market conditions and other factors, the Savings Bank intends to expand its purchase of dealer-originated contracts to include contracts secured by recreational vehicles, trailers, motorcycles, and other vehicles.

     Indirect automobile lending may involve greater risks than direct automobile lending, such as dealer fraud. To mitigate these risks, the Savings Bank has limited its indirect automobile lending relationships to dealerships that are established and well known in its market area. However, if a dealership were to enter into bankruptcy, the Savings Bank may be unable to obtain clear title to the automobiles because the floor plan lender, who originated a loan to the dealer to enable the dealer to purchase the automobiles from the manufacturer or another party, would not assign its lien to the Savings Bank.

     The maximum term for the Savings Bank's automobile loans is 72 months. The Savings Bank may lend up to 100% of the purchase price of the new or used automobile. The Savings Bank requires all borrowers to maintain automobile insurance, including collision, fire and theft, with a maximum allowable deductible and with the Savings Bank listed as loss payee.

     The Savings Bank's consumer loans also include unsecured loans and loans secured by deposit accounts and loans to purchase recreational vehicles, motor homes, boats and credit card loans. The Savings Bank generally will lend up to 100% of the purchase price of vehicles other than automobiles.

     At March 31, 1997, unsecured consumer loans amounted to $1.6 million, or 1.1% of total loans. These loans are made for a maximum of 36 months or less with fixed rates of interest and are offered primarily to existing customers of the Savings Bank.

     The Savings Bank also offers credit card loans through its participation as a VISA card issuer. The Savings Bank began offering credit cards in December 1992. Management believes that providing credit card services to its customers helps the Savings Bank remain competitive by offering customers an additional service. The Savings Bank does not actively solicit credit card business beyond its customer base and market area and has not engaged in mailing of pre-approved credit cards. The rate currently charged by the Savings Bank on its credit card loans is the prime rate, as published in THE WALL STREET JOURNAL, plus 7%, and the Savings Bank is permitted to change the interest rate quarterly. Processing of bills and payments is contracted to an outside servicer. At March 31, 1997, the Savings Bank had a commitment to fund an aggregate of $3.5 million of credit card loans, which represented the aggregate credit limit on credit cards, and had $844,000 of credit card loans outstanding, representing 0.6% of its total loan portfolio. The Savings Bank intends to continue credit card lending and estimates that at current levels of credit card loans, it makes a small monthly profit net of service expenses and write-offs.

     Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans that are unsecured or secured by rapidly depreciating assets such as automobiles and other vehicles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. At March 31, 1997, the Savings Bank had $23,000 of consumer loans accounted for on a nonaccrual basis.

     Commercial Business Lending. The Savings Bank originates commercial business loans to small and medium sized businesses in its primary market area. Commercial business loans are generally made to finance the purchase of seasonal inventory needs, new or used equipment, and for short-term working capital. Such loans are generally secured by equipment, accounts receivable and inventory, although commercial business loans are sometimes granted on an unsecured basis. Such loans are made for terms of five years or less, depending on the purpose of the loan and the collateral, with loans to finance operating expenses made for one year or less, with interest rates that adjust at least annually at a rate equal to the prime rate, as published in The Wall Street Journal, plus a margin of between one and three percentage points. At March 31, 1997, the commercial business loans amounted to $4.1 million, or 2.9%, of the total loan portfolio.

     At March 31, 1997, the largest outstanding commercial business loan was a $160,000 loan to an oil dealership for equipment and a line of credit. The real estate underlying the oil dealership's facility is not collateral on this loan. Such loan was performing according to its terms at March 31, 1997. Most of the Savings Bank's commercial business loans range in size from $5,000 to $250,000.

     The Savings Bank is an approved Small Business Administration ("SBA") lender and at March 31, 1997, had one SBA loan for $131,000. The Savings Bank intends to continue to originate these loans in amounts up to $250,000 to local businesses within its market area.

     The Savings Bank underwrites its commercial business loans on the basis of the borrower's cash flow and ability to service the debt from earnings rather than on the basis of underlying collateral value, and the Savings Bank seeks to structure such loans to have more than one source of repayment. The borrower is required to provide the Savings Bank with sufficient information to allow the Savings Bank to make its lending determination. In most instances, this information consists of at least three years of financial statements, a statement of projected cash flows, current financial information on any guarantor and any additional information on the collateral. Generally, for loans with balances exceeding $100,000, the Savings Bank requires that borrowers and guarantors provide updated financial information at least annually.

     The Savings Bank's commercial business loans may be structured as term loans or as lines of credit. Commercial business term loans are generally made to finance the purchase of assets and have maturities of five years or less. Commercial business lines of credit are typically made for the purpose of providing working capital and are usually approved with a term of between six months and one year.

     Commercial business loans are often larger and may involve greater risk than other types of lending. Because payments on such loans are often dependent on successful operation of the business involved, repayment of such loans may be subject to a greater extent to adverse conditions in the economy. The Savings Bank seeks to minimize these risks through its underwriting guidelines, which require that the loan be supported by adequate cash flow of the borrower, profitability of the business, collateral and personal guarantees of the individuals in the business. In addition, the Savings Bank limits this type of lending to its market area and to borrowers with which it has prior experience or who are otherwise well known to the Savings Bank.

     Maturity of Loan Portfolio. The following table sets forth certain information at March 31, 1997 regarding the dollar amount of loans maturing in the Savings Bank's portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loans losses.



                                                                     After         After
                                                                     One Year      3 Years      5 Years
                                                      Within         Through       Through      Through      Over
                                                      One Year       3 Years       5 Years      10 Years     Ten Years        Total
                                                      --------       -------       -------      --------     ---------        -----
                                                                                                (Dollars in thousands)
Mortgage loans:
 One-to four-family ............................      $     11      $    311      $  1,315      $  7,985      $ 92,170      $101,792
 Multi-family ..................................            --            12            --           698         1,134         1,844
 Commercial ....................................            19           123           385         1,453         2,788         4,768
 Construction ..................................           853            --            --            --            --           853
 Land ..........................................            --            --            --           157            66           223
                                                      --------      --------      --------      --------      --------      --------
                                                           883           446         1,700        10,293        96,158       109,480
                                                      --------      --------      --------      --------      --------      --------

Consumer loans:
 Home equity and second mortgage ...............            78         1,474         2,494         6,505         6,963        17,514
 Automobile ....................................            14           541         1,098           378            33         2,064
 Credit card ...................................           159           313           170           202            --           844
 Loans secured by deposit accounts .............           205           492            34            --            --           731
 Unsecured .....................................            25           259           246         1,002            79         1,611
 Other .........................................            68           438           516           678           927         2,627
                                                      --------      --------      --------      --------      --------      --------
                                                           549         3,517         4,558         8,765         8,002        25,391
                                                      --------      --------      --------      --------      --------      --------

Commercial business loans ......................         1,578           662         1,826            --            --         4,066
Agricultural loans .............................         2,427            39            --            --            --         2,466
                                                      --------      --------      --------      --------      --------      --------
     Total .....................................      $  5,437      $  4,664      $  8,084      $ 19,058      $104,160      $141,403
                                                      ========      ========      ========      ========      ========      ========


     The following table sets forth the dollar amount of all loans due after March 31, 1998, which have fixed interest rates and have floating or adjustable interest rates.

                                             Fixed           Floating or
                                             Rates          Adjustable Rates
                                             -----          ----------------
                                                   (In thousands)
Mortgage loans:
One-to four-family......................   $53,942              $47,841
 Multi-family...........................       491                1,353
 Commercial.............................     1,468                3,281
 Construction...........................        --                   --
 Land...................................       223                   --
                                           -------              -------
                                            56,124               52,475
                                           -------              -------

Consumer loans:
 Home equity and second mortgage........     9,882                7,554
 Automobile.............................     2,024                   26
 Credit card............................        --                  685
 Loans secured by deposit accounts......       526                   --
 Unsecured..............................       137                1,449
 Other..................................     2,268                  289
                                           -------              -------
                                            14,837               10,003
                                           -------              -------

Commercial business loans...............        --                2,488
Agricultural loans......................        --                   39
                                           -------              -------
    Total...............................   $70,961              $65,005
                                           =======              =======

     Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of a loan is substantially less than its contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Savings Bank the right to declare loans immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates. Furthermore, management believes that a significant number of the Savings Bank's residential mortgage loans are outstanding for a period less than their contractual terms because of the transitory nature of many of the borrowers who reside in its primary market area.

     Loan Solicitation and Processing. The Savings Bank's lending activities are subject to the written, non-discriminatory, underwriting standards and loan origination procedures established by the Savings Bank's Board of Directors and management. The customary sources of loan originations are realtors, walk-in customers, referrals and existing customers. The Savings Bank also advertises its loan products by radio and newspaper. The Savings Bank does not employ commissioned loan originators.

     In its marketing, the Savings Bank emphasizes its community ties, customized personal service and an efficient underwriting and approval process. The Savings Bank uses professional fee appraisers. The Savings Bank generally requires hazard, title and, to the extent applicable, flood insurance on all security property.

     Mortgage loan applications are initiated, underwritten and preliminarily approved by loan officers before they are recommended for final review and approval. All one- to- four family and commercial real estate loans in excess of $135,000 but less than $175,000 (or between $200,000 and $250,000 in the case of commercial business loans) must be approved by the Executive Board Loan Committee, which consists of the Savings Bank's President, Senior Vice President of Customer Services and either the La Grande Branch Manager or Loan Center Manager. Loans over those amounts and less than $1 million require the approval of the Board Loan Committee, which consists of three members of the Board of Directors, and loans over $1 million require the unanimous approval of the Board of Directors.

     Loan Originations, Sales and Purchases. Historically, the Savings Bank's primary lending activity has been the origination of one- to four-family residential mortgage loans. During the nine months ended March 31, 1997, however, the Savings Bank has increased substantially its origination of consumer, commercial business and agricultural loans. During the nine months ended March 31, 1997, consumer loans increased by $2.7 million (11.8%), commercial business loans by $924,000 (29.4%), and agricultural loans by $2.5 million (no agricultural loans were outstanding as of March 31, 1996). See "RISK FACTORS -- Recent Growth in, Unseasoned Nature of Agricultural, Commercial Business and Indirect Automobile Lending."

     Beginning in January 1997, the Savings Bank began selling conforming conventional fixed-rate one- to four-family residential mortgage loans with maturities of over 15 years, servicing released to private investors. A large portion of the Savings Bank's residential mortgage loans do not conform to secondary market sales guidelines because of excess acreage, drinking wells located on the property, and other characteristics common to properties located in the Savings Bank's primary market area. The Savings Bank generally sells these loans without recourse. In most instances, sales of fixed rate loans are made against forward commitments, which alleviates the Savings Bank's exposure to pipeline risk. Pipeline risk is the risk that the value of the loan will decline during the period between the time the loan is originated and the time of sale because of changes in market interest rates. By retaining the servicing, the Savings Bank receives fees for performing the traditional services of processing payments, accounting for loan funds, and collecting and paying real estate taxes, hazard insurance and other loan-related items, such as private mortgage insurance. At March 31, 1997, the Savings Bank's servicing portfolio was $1.4 million. In addition, the Savings Bank retains certain amounts in escrow for the benefit of investors. The Savings Bank is able to invest these funds but is not required to pay interest on them. At March 31, 1997, such escrow balances totaled $78,000.

     The following table sets forth total loans originated, purchased, sold and repaid during the periods indicated.



                                                                            Nine Months Ended                          Year
                                                                                 March 31,                        Ended June 30,
                                                                          ----------------------              ----------------------
                                                                          1997              1996              1996              1995
                                                                          ----              ----              ----              ----
                                                                                                (In thousands)
Loans originated:
 Mortgage loans:
  One-to four family .......................................           $ 8,966           $11,932           $17,416           $16,508
  Multi-family .............................................                --                --               514                --
  Commercial ...............................................                --               325               908               123
  Construction .............................................             2,216             2,856             3,958             6,800
  Land .....................................................               173                27                27                --
 Consumer ..................................................             8,769             5,548             7,642             9,854
 Commercial business loans .................................             8,698             1,367             2,484             2,316
 Agricultural loan .........................................             2,346                --                --                --
                                                                       -------           -------           -------           -------
    Total loans originated .................................            28,822            22,055            32,949            35,601

Loans purchased:
 One-to four family mortgage ...............................               183                47               256               145
 Dealer-originated automobile contracts ....................               389                --                --                --
                                                                       -------           -------           -------           -------
     Total loans purchased .................................               572                47               256               145

Loans sold:
  Total whole loans sold ...................................             1,149               652               759             1,470
                                                                       -------           -------           -------           -------
     Total loans sold ......................................             1,149               652               759             1,470

Loan principal repayments ..................................            21,711            16,712            24,539            21,937
                                                                       -------           -------           -------           -------

Net increase in loans receivable, net ......................           $ 6,534           $ 4,738           $ 7,907           $12,339
                                                                       =======           =======           =======           =======




     Loan Commitments. The Savings Bank issues commitments for mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 45 days from approval, depending on the type of transaction. At March 31, 1997, the Savings Bank had loan commitments of $11.2 million. See Note 13 of Notes to the Consolidated Financial Statements.

     Loan Fees.  In  addition  to interest  earned on loans,  the  Savings  Bank receives income from fees in connection with loan originations, loan modification, late payments and for miscellaneous service related to its loan. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

     The Savings Bank charges loan origination fees which are calculated as a percentage of the amount borrowed. In accordance with applicable accounting procedures, loan origination fees and discount points in excess of loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. Discounts and premiums on loans purchased are accredit and amortized in the same manner. The Savings Bank recognized $144,000, $195,000 and $158,000 of deferred loan fees during the nine months ended March 31, 1997 and the years ended June 30, 1996 and 1995, respectively, in connection with loan refinancings, payoffs, sales and ongoing amortization of outstanding loans.

     Nonperforming Assets and Delinquencies. Generally, all payments on the Savings Bank's loans are due on the first day of the month but borrowers are allowed to pay up to the 16th day of the month before the Savings Bank initiates collection procedures. When a borrower fails to make a required payment on a loan, the Savings Bank attempts to cure the deficiency by contacting the borrower and seeking the payment. Contacts are generally made 16 days after the due date. In most cases, deficiencies are cured promptly. If a delinquency continues, additional contact is made through a telephone call around the 20th day. While the Savings Bank generally prefers to work with borrowers to resolve such problems, the Savings Bank will institute foreclosure or other proceedings after the 90th day of delinquency, as necessary, to minimize any potential loss.

     Loans are placed on nonaccrual status when the loans becomes contractually past due 90 days or more. Interest payments received on nonaccrual loans are applied to principal if collection of principal is doubtful or reflected as interest income on a cash basis. Loans may be reinstated to accrual status when current and collectibility of principal and interest is no longer doubtful.

     The Savings Bank's Board of Directors is informed monthly of the status of all loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property owned by the Savings Bank.

     The following table sets forth information with respect to the Savings Bank's nonperforming assets and restructured loans at the dates indicated.



                                                           At March 31,                          At June 30,
                                                                              ------------------------------------------------------
                                                               1997           1996           1995           1994           1993
                                                               ----           ----           ----           ----           ----
                                                                          (Dollars in thousands)

Loans accounted for on a nonaccrual basis:
 Mortgage loans:
  One-to four-family ....................................      $    167       $    111       $     47       $     15       $    128
 Consumer loans .........................................            23             52             20             26              2
                                                               --------       --------       --------       --------       --------

      Total .............................................           190            163             67             41            130

Accruing loans which are contractually
 past due 90 days or more ...............................            --             --             --             --             --
                                                               --------       --------       --------       --------       --------
      Total .............................................            --             --             --             --             --

Total of nonaccrual and 90 days past due loans ..........           190            163             67             41            130

Foreclosed real estate ..................................            --             13             --             --             --

Other repossessed assets ................................            10             34             --             18             --
                                                               --------       --------       --------       --------       --------

     Total nonperforming assets .........................      $    200       $    210       $     67       $     59       $    130
                                                               ========       ========       ========       ========       ========

Restructured loans ......................................      $     --       $     --       $     --       $     18       $     --
                                                               ========       ========       ========       ========       ========

Nonaccrual and 90 days or more
 past due loans as a percentage
 of loans receivable, net ...............................         0.14%          0.12%          0.05%          0.04%          0.13%

Nonaccrual and 90 days or more past due
 loans as a percentage of total assets ..................         0.09%          0.08%          0.03%          0.02%          0.07%

Nonperforming assets as a
 percentage of total assets .............................         0.10%          0.10%          0.03%          0.03%          0.07%

Loans receivable, net ...................................      $138,881       $132,347       $124,440       $112,101       $ 97,562

Total assets ............................................      $204,213       $203,457       $205,400       $196,736       $193,334


     Interest income that would have been recorded for the nine months ended March 31, 1997 and the year ended June 30, 1996 had nonaccruing loans been current in accordance with their original terms, and the amount of interest included in interest income on such loans for such periods was, in both cases, immaterial.

     Real Estate Acquired in Settlement of Loans. See Note 1 of Notes to Consolidated Financial Statements regarding the Savings Bank's accounting for foreclosed real estate. At March 31, 1997, the Savings Bank had no foreclosed real estate.

     Asset  Classification.  The OTS has adopted various  regulations  regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by the Savings Bank.

     The aggregate amounts of the Savings Bank's classified and special mention assets, and of the Savings Bank's general and specific loss allowances at the dates indicated, were as follows:

                                                                  At June 30,
                                              At March 31,     -----------------
                                                  1997         1996         1995
                                              ------------     ----         ----
                                                      (In thousands)

Loss ....................................         $  7         $ --         $  4
Doubtful ................................           22           11            8
Substandard assets ......................          796          905          912
Special mention .........................          838          582          287

General loss allowances .................          718          541          451
Specific loss allowances ................            7           --            4


     At March 31, 1997, substandard assets consisted of 24 one-to-four family mortgage loans, eight secured consumer loans, two unsecured consumer loans and six VISA credit card accounts.

     At March 31, 1997, special mention assets consisted of 16 one-to-four family mortgage loans, 13 secured consumer loans, three unsecured consumer loans and 14 VISA credit card accounts.

     Allowance for Loan Losses. The Savings Bank has established a systematic methodology for the determination of provisions for loan losses. The methodology is set forth in a formal policy and takes into consideration the need for an overall general valuation allowance as well as specific allowances that are tied to individual loans.

     In originating loans, the Savings Bank recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. The Savings Bank increases its allowance for loan losses by charging provisions for loan losses against the Savings Bank's income.

     Allowances for losses on specific problem loans and real estate owned are charged to earnings when it is determined that the value of these loans and properties, in the judgement of management, is impaired. In addition to specific reserves, the Savings Bank also maintains general provisions for loan losses based on evaluating known and inherent risks in the loan portfolio, including management's continuing analysis of the factors and trends underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loans. The ultimate recovery of loans is susceptible to future market factors beyond the Savings Bank's control, which may result in losses or recoveries differing significantly from those provided in the consolidated financial statement. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Savings bank's valuation allowance on loans and real estate owned. Generally, a provision for losses is charged against income quarterly to maintain the allowance for loan losses.

     At March 31, 1997, the Savings Bank had an allowance for loan losses of $725,000. Management believes that the amount maintained in the allowances at March 31, 1997 will be adequate to absorb losses inherent in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while the Savings Bank believes it has established its existing allowance for loan losses in accordance with GAAP, there can be no assurance that regulators, in reviewing the Savings Bank's loan portfolio, will not request the Savings Bank to increase significantly its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect the Savings Bank's financial condition and results of operations.

     The following table sets forth an analysis of the Savings Bank's allowance for possible loan losses for the periods indicated.



                                                          Nine Months
                                                             Ended
                                                             March 31,                          Year Ended June 30,
                                                       ------------------          ----------------------------------------------
                                                       1997          1996          1996          1995          1994          1993
                                                       ----          ----          ----          ----          ----          ----
                                                                                  (Dollars in thousands)

Allowance at beginning of period ...............       $ 541         $ 455         $ 455         $ 403         $ 506         $ 382
                                                       ------        ------        ------        ------        ------        ------
Provision (credit) for loan losses .............         216            91           115            67           (90)          175
Recoveries:
 Mortgage loans:
  Multi-family .................................          --             9            12             5             4            --
 Consumer loans:
  Credit card ..................................           4             1             1            --            --            --
  Other ........................................           3            --             1            --             8            --
                                                       ------        ------        ------        ------        ------        ------
   Total recoveries ............................           7            10            14             5            12            --
                                                       ------        ------        ------        ------        ------        ------

Charge-offs:
 Mortgage loans:
  Multi-family .................................           5            --            --            --            21            37
 Consumer loans:
  Credit card ..................................          26            25            41            --             1            --
  Automobile ...................................          --            --            --            --            --             2
  Unsecured ....................................          --            --            --            --            --            10
  Other ........................................           8            --             2            20             3             2
                                                       ------        ------        ------        ------        ------        ------
   Total charge-offs ...........................          39            25            43            20            25            51
                                                       ------        ------        ------        ------        ------        ------
   Net charge-offs .............................         (32)          (15)          (29)          (15)          (13)          (51)
                                                       ------        ------        ------        ------        ------        ------
    Allowance at end of period .................       $ 725         $ 531         $ 541         $ 455         $ 403         $ 506
                                                       ======        ======        ======        ======        ======        ======

Allowance for loan losses as a
 percentage of total loans
 outstanding at the end of the period ..........        0.52%         0.41%         0.41%         0.37%         0.36%         0.52%
                                                       ======        ======        ======        ======        ======        ======

Net charge-offs as a percentage
 of average loans outstanding
 during the period .............................        0.02%         0.01%         0.02%         0.01%         0.01%         0.05%
                                                       ======        ======        ======        ======        ======        ======

Allowance for loan losses as
 a percentage of nonperforming
 loans at end of period ........................       381.58%       424.80%       331.90%       679.10%       982.93%       389.23%
                                                       ======        ======        ======        ======        ======        ======

     For additional discussion regarding the provisions for loan losses in recent periods, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -- Comparison of Operating Results for the Nine Months Ended March 31, 1997 and the Year Ended June 30, 1996 -- Provision for Loan Losses," "-- Results of Operations -- Comparison of Operating Results for the Years Ended June 30, 1996 and 1995 -- Provision for Loan Losses."

     The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                   At                                                            At June 30,
                                 March 31,        ----------------------------------------------------------------------------------
                                  1997                 1996                   1995                 1994             1993
                             ----------------     --------------        ----------------      ---------------   --------------
                                        Percent            Percent                 Percent             Percent           Percent
                                        of Loans           of Loans                of Loans            of Loans          of Loans
                                        in Category        in Category             in Category         in Category       in Category
                                        to Total           to Total                to Total            to Total          to Total
                             Amount     Loans     Amount   Loans        Amount     Loans      Amount   Loans    Amount   Loans
                             ------     -----     ------   -----        ------     -----      ------   -----    ------   -----
                                                                     (Dollars in thousands)
Mortgage loans:
 One-to four-family .......   $357       77.42%    $354     80.92%       $284     $79.90%      $244     80.92    $232    80.25%
Non-mortgage loans ........    173       16.84      174     18.06         162      19.08        155     18.54     270    19.05
Commercial business .......    105        2.88       --        --          --         --         --        --      --       --
Agricultural loans ........     61        1.74       --        --          --         --         --        --      --       --
 Credit cards .............     24        0.60        9      0.58           5       0.56         --        --      --       --
 Loans secured by deposit
  accounts ................      5        0.52        4      0.44           4       0.46         4       0.54       4     0.70
                              ----      ------     ----    ------        ----     ------       ----    ------    ----   ------
   Total allowance
      for loan losses .....   $725      100.00%    $541    100.00%       $455     100.00%      $403    100.00%   $506   100.00%
                              ====      ======     ====    ======        ====     ======       ====    ======    ====   ======

Investment Activities

     The Savings Bank is permitted under federal law to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, deposits at the FHLB-Seattle, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Subject to various restrictions, the Savings Bank may also invest a portion of its assets in commercial paper and corporate debt securities. Savings institutions like the Savings Bank are also required to maintain an investment in FHLB stock. The Savings Bank is required under federal regulations to maintain a minimum amount of liquid assets. See "REGULATION" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     The Savings Bank purchases investment securities with excess liquidity arising when investable funds exceed loan demand. The Savings Bank's investment securities purchases have been limited to U.S. Government and government agency securities with contractual maturities of between one and ten years and mortgage-backed and related securities issued by the FNMA, FHLMC and GNMA with maturities of up to 30 years.

     At March 31, 1997, the Savings Bank held securities classified as available-for-sale and held-to-maturity under SFAS 115. There were no trading securities at March 31, 1997. During the nine months ended March 31, 1997, the Savings Bank reclassified, under SFAS No. 115 guidelines, $2.4 million of trading securities (at fair value) to available-for-sale as management had not purchased such securities with the principal intent of selling them in the near term. See Note 1 of Notes to Consolidated Financial Statements. Trading of investment securities is not part of the Savings Bank's operating strategy.

     The Savings Bank's investment policies generally limit investments to U.S. Government and government agency securities, municipal bonds, certificates of deposits, marketable corporate debt obligations, mortgage-backed and related securities and certain types of mutual funds. The Savings Bank's investment policy does not permit engaging directly in hedging activities or purchasing high risk mortgage derivative products or non-investment grade corporate bonds. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, the Savings Bank's liquidity position, and anticipated cash needs and sources (which in turn include outstanding commitments, upcoming maturities, estimated deposits and anticipated loan amortization and repayments). The effect that the proposed investment would have on the Savings Bank's credit and interest rate risk and risk-based capital is also considered.

     At March 31, 1997, the Savings Bank did not have any securities which had an aggregate book value in excess of 10% of the Savings Bank's retained earnings at that date.

         The following table sets forth the amortized cost and fair value of the Savings Bank's securities, by accounting classification and by type of security, at the dates indicated.

                                                                                              At June 30,
                                                     At March 31,        ------------------------------------------------------
                                                        1997                      1996                         1995
                                                ----------------------   ------------------------------------------------------
                                                Carrying    Percent of   Carrying       Percent of     Carrying      Percent of
                                                 Value(1)    Total       Value(1)         Total        Value(1)        Total
                                                 --------    -----       --------         -----        --------        -----
                                                                             (In thousands)
Held to Maturity:
  U.S. Government agency obligations...........  $    --         --%   $     --              --%       $19,232          28.21%
  Mortgage-backed and related securities.......   15,302      30.03      17,011           28.84         42,245          61.98
                                                 -------     ------     -------          ------        -------         ------
Total held to maturity securities..............   15,302      30.03      17,011           28.84         61,477          90.19

Available for Sale:
U.S. Government agency obligations.............   15,857      31.12      19,900           33.74          2,903           4.26
Mortgage-backed and related securities.........   19,745      38.75      19,451           32.98             --             --
Other..........................................       50       0.10          50            0.08             --             --
                                                 -------     ------     -------          ------        -------         ------
  Total available for sale securities..........   35,652      69.97      39,401           66.80          2,903           4.26

Trading:
Mortgage-backed and related securities.........       --         --       2,569            4.36          3,786           5.55
                                                 -------     ------     -------          ------        -------         ------
Total..........................................  $50,954     100.00%    $58,981          100.00%       $68,166         100.00%
                                                 =======     ======     =======          ======        =======         ======

----------

     (1) The market value of the Savings Bank's investment portfolio amount to $51.0 million, $58.8 million and $68.6 million at March 31, 1997 and June 30, 1996 and 1995, respectively. At March 31, 1997, the market value of the principal components of the Savings Bank's investment securities portfolio was as follows: U.S. Government securities, $15.9 million; mortgage-backed and related securities, $35.1 million.

          The following table sets forth the maturities and weighted average yields of the debt and mortgage-backed and related securities in the Savings Bank's investment securities portfolio at March 31, 1997.


                                                 Less Than          One to              Five to             Over Ten
                                                 One Year         Five Years           Ten Years              Years
                                              --------------    --------------       --------------      --------------
                                              Amount   Yield    Amount   Yield       Amount   Yield      Amount    Yield     Total
                                              ------   -----    ------   -----       ------   -----      ------    -----     -----
                                                                    (Dollars in thousands)
Held to Maturity:
 Mortgage-backed and related securities.....  $ --     --%     $    --      --%    $    --      --%     $15,302     6.89%    $15,302

Available for Sale:
 U.S. Government agency obligations.........    --               9,831    6.29       6,025    6.70           --       --      15,856
 Mortgage-backed and related securities.....    --                 262    6.65         254    6.53       19,230     8.13      19,746
 Other......................................    --                  50    8.38          --      --           --       --          50
                                              ----             -------              ------              -------              -------
     Total available for sale securities....    --              10,143               6,279               19,230               35,652

Total.......................................  $ --             $10,143              $6,279              $34,532              $50,954
                                              ====             =======              ======              =======              =======

Deposit Activities and Other Sources of Funds

     General. Deposits are the major external source of funds for the Savings Bank's lending and other investment activities. In addition, the Savings Bank also generates funds internally from loan principal repayments and prepayments and maturing investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings from the FHLB-Seattle and repurchase agreements may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. Presently, the Savings Bank has no other borrowing arrangements.

     Deposit Accounts. A substantial number of the Savings Bank's depositors reside in Oregon. The Savings Bank's deposit products include a broad selection of deposit instruments, including NOW accounts, demand deposit accounts, money market accounts, regular passbook savings, statement savings accounts and term certificate accounts. Deposit account terms vary with the principal difference being the minimum balance deposit, early withdrawal penalties and the interest rate. The Savings Bank reviews its deposit mix and pricing weekly. The Savings Bank does not utilize brokered deposits, nor has it aggressively sought jumbo certificates of deposit. The Savings Bank has also begun to seek business checking accounts in connection with its community banking activities.

     The Savings Bank believes it is competitive in the type of accounts and interest rates it offers on its deposit products. The Savings Bank does not seek to pay the highest deposit rates but a competitive rate. The Savings Bank determines the rates paid based on a number of conditions, including rates paid by competitors, rates on U.S. Treasury securities, rates offered on various FHLB-Seattle lending programs, and the deposit growth rate the Savings Bank is seeking to achieve.

     In the unlikely event the Savings Bank is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Savings Bank.

     The following table sets forth information concerning the Savings Bank's time deposits and other interest-bearing deposits at March 31, 1997.


Weighted
Average                                                                                              Percentage
Interest                                                                          Minimum             of Total
Rate             Term           Category                          Amount          Balance             Deposits
----             ----           --------                          ------          -------             --------
                                                                                (In thousands)
--%            N/A              Non-interest-bearing               $ 6,282           $     10              3.51%
1.56           N/A              NOW accounts                        27,261                 10             15.22
3.53           N/A              Money market accounts               16,785              1,000              9.37
2.89           N/A              Passbook savings accounts           24,005                  5             13.40

                                Certificates of Deposit
                                -----------------------

6.18           3-5 years        Fixed-term, fixed-rate              18,623              1,000             10.39
6.24           2 1/2 years      Fixed-term, fixed-rate               3,026              1,000              1.69
4.60           3 1/2 years      Fixed-term, fixed-rate               2,718              1,000              1.52
5.41           1 1/2 years      Fixed-term, fixed-rate                 469              1,000              0.26
4.27           91 day           Fixed-term, fixed-rate               1,930              1,000              1.08
4.84           182 day          Fixed-term, fixed-rate               9,819              1,000              5.48
7.25           3 year           Fixed-term, fixed-rate               5,739              1,000              3.20
5.50           15 month         Fixed-term, fixed-rate               6,060              1,000              3.38
5.14           1 year           Fixed-term, variable-rate           27,634              1,000             15.42
5.50           2 1/2 year       Fixed-term, variable-rate           13,256              1,000              7.40
4.60           18 month         Fixed-term, adjustable-rate          1,693                  5              0.94
5.98           6 year           Fixed-term, adjustable-rate            748                  0              0.42
5.23           Varies           Various term, fixed-rate             3,478              1,000              1.94
5.62           Varies           Jumbo certificates                   9,633            100,000              5.38
                                                                  --------                               ------
                                       TOTAL                      $179,158                               100.00%
                                                                  ========                               ======


     The following table indicates the amount of the Savings Bank's jumbo certificates of deposit by time remaining until maturity as of March 31, 1997. Jumbo certificates of deposit have principal balances of $100,000 or more and generally have negotiable interest rates.

                                              Certificates
Maturity Period                               of Deposits
---------------                               -----------
                                             (In thousands)
Three months or less.........................     $1,960
Over three through six months................      2,633
Over six through twelve months...............      2,679
Over twelve months...........................      2,361
                                                  ------
    Total....................................     $9,633
                                                  ======

     Deposit Flow. The following table sets forth the balances (inclusive of interest credited) and changes in dollar amounts of deposits in the various types of accounts offered by the Savings Bank between the dates indicated.

                                                                                                          At June 30,
                                                        At March 31,              --------------------------------------------------
                                                              1997                       1996                          1995
                                               -----------------------------      -----------------------------    ----------------
                                                         Percent                              Percent                        Percent
                                                         of       Increase                    of       Increase               of
                                                Amount   Total    (Decrease)       Amount     Total    Decrease   Amount     Total
                                               --------  ------   ----------      --------    ------   --------   -------    ------

                                                                                                 (Dollars in thousands)


Non-interest-bearing........................   $  6,282    3.51%     $1,388       $  4,894      2.77%    $ 990   $  3,904      2.26%
NOW checking................................     27,261   15.22         735         26,526     15.02      (728)    27,254     15.79
Passbook savings accounts...................     24,004   13.40        (964)        24,969     14.14    (1,582)    26,551     15.39
Money market deposit........................     16,785    9.37       1,900         14,885      8.43     1,357     13,528      7.84
Fixed-rate certificates which mature:
  Within 1 year.............................     77,440   43.22       7,624         69,816     39.53     7,647     62,169     36.03
  After 1 year, but within 3 years..........     19,258   10.75      (6,097)        25,354     14.36    (3,294)    28,648     16.60
  After 3 years, but within 5 years.........      6,652    3.71        (619)         7,271      4.12       745      6,526      3.78
  Certificates maturing thereafter..........      1,476    0.82      (1,428)         2,904      1.63    (1,085)     3,989      2.31
                                               --------  ------      ------       --------    ------    ------   --------    ------

     Total..................................   $179,158  100.00%     $2,539       $176,619    100.00%   $4,050   $172,569    100.00%
                                               ========  ======      ======       ========    ======    ======   ========    ======

     Time Deposits by Rates. The following table sets forth the amount of time deposits in the Savings Bank categorized by rates at the dates indicated.

                                         At                   At June 30,
                                      March 31,        -------------------------
                                        1997             1996             1995
                                      --------         --------         --------
                                                   (In thousands)

2.00 - 3.99% ................         $    952         $    979         $ 12,936
4.00 - 4.99% ................           21,618           25,383           22,112
5.00 - 5.99% ................           58,210           53,156           44,758
6.00 - 6.99% ................           16,342           16,475            9,868
7.00% and over ..............            7,704            9,352           11,658
                                      --------         --------         --------
Total .......................         $104,826         $105,345         $101,332
                                      ========         ========         ========

     Time Deposits by Maturities. The following table sets forth the amount of time deposits in the Savings Bank categorized by maturities at March 31, 1997.

                                                               Amount Due
                               -------------------------------------------------------------------------------
                                                            After         After
                                              One to        Two to        Three
                               Less Than       Two          Three         to Four        After
                               One Year        Years        Years         Years         4 Years       Total
                               --------      --------      --------      --------      --------      --------

                                                          (In thousands)

2.00 - 3.99% ............      $    824      $     37      $     12      $     79      $   --        $    952
4.00 - 4.99% ............        18,593         2,063           403           304           255        21,618
5.00 - 5.99% ............        42,582         4,861         8,012           884         1,871        58,210
6.00 - 6.99% ............         8,811         1,565         1,759         1,689         2,518        16,342
7.00% and over ..........         6,630           243           303           516            12         7,704
                               --------      --------      --------      --------      --------      --------
Total ...................      $ 77,440      $  8,769      $ 10,489      $  3,472      $  4,656      $104,826
                               ========      ========      ========      ========      ========      ========

     Deposit Activity. The following table set forth the deposit activity of the Savings Bank for the periods indicated.

                                  Nine Months Ended              Year
                                      March 31,              Ended June 30,
                               ----------------------    ----------------------
                                 1997         1996          1996         1995
                               ---------    ---------    ---------    ---------
                                                     (In thousands)

Beginning balance ..........   $ 176,619    $ 172,569    $ 172,569    $ 177,107
                               ---------    ---------    ---------    ---------

Net withdrawals
  before interest credited .      (2,946)        (477)      (3,529)     (11,328)
Interest credited ..........       5,485        5,739        7,579        6,790
                               ---------    ---------    ---------    ---------
Net increase (decrease)
  in deposits ..............       2,539        5,262        4,050       (4,538)
                               ---------    ---------    ---------    ---------
Ending balance .............   $ 179,158    $ 177,831    $ 176,619    $ 172,569
                               =========    =========    =========    =========


     Borrowings. The Savings Bank utilizes advances from the FHLB-Seattle to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The FHLB-Seattle functions as a central reserve bank providing credit for savings associations and certain other member financial institutions. As a member of the FHLB-Seattle, the Savings Bank is required to own capital stock in the FHLB-Seattle and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the U.S. Government) provided certain creditworthiness standards have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. The Savings Bank is currently authorized to borrow from the FHLB up to an amount equal to 20% of total assets. The Savings Bank intends to increase the amount of its FHLB advances in order to fund certain investments as part of its asset/liability management. For additional information concerning the Savings Bank's proposed increase in borrowings, See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Comparison of Financial Condition at March 31, 1997 and June 30, 1996."

     The Savings Bank also uses retail repurchase agreements due generally within one day as a source of funds. At March 31, 1997, retail repurchase agreements totaling $1.4 million with an average interest rate of 3.5% for the nine months ended March 31, 1997 and were secured by a pledge of certain FNMA and FHLMC mortgage-backed and related securities with a book value of $2.0 million. See Note 7 of the Notes to the Consolidated Financial Statements.

     The following table sets forth certain information regarding borrowings by the Savings Bank at the end of and during the periods indicated:

                                                     At or For the
                                                      Nine Months
                                                         Ended                     At or For the
                                                        March 31,              Year Ended June 30,
                                                  --------------------          --------------------
                                                  1997            1996           1996          1995
                                                  ----            ----           ----          ----
                                                                    (Dollars in thousands)

Maximum amount of borrowings outstanding
  at any month end:
 Securities sold under agreements
    to repurchase ........................       $ 1,459        $ 1,432        $ 1,432        $ 1,956
 FHLB advances ...........................         2,850          9,100          9,100         11,000

Approximate average short-term borrowings
  outstanding with respect to:
   Securities sold under agreements
    to repurchase ........................         1,396          1,215          1,260          1,537
   FHLB advances .........................           861          7,939          6,965          4,686

Approximate weighted average rate paid on:
 Securities sold under agreements
    to repurchase ........................          3.50%          3.57%          3.56%          3.28%
 FHLB advances ...........................          4.88           6.08           6.21           5.18


Competition

     The Savings Bank faces strong competition in its primary market area for the attraction of savings deposits (its primary source of lendable funds) and in the origination of loans. Its most direct competition for savings deposits has historically come from commercial banks, credit unions, other thrifts operating in its market area. As of March 31, 1997, there were five commercial banks and two other thrifts operating in the Savings Bank's primary market area. Particularly in times of high interest rates, the Savings Bank has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. The Savings Bank's competition for loans comes from commercial banks, thrift institutions, credit unions and mortgage bankers. Such competition for deposits and the origination of loans may limit the Savings Bank's growth in the future. See "RISK FACTORS -- Competition."

Subsidiary Activities

     The Savings Bank has two subsidiaries, Pioneer Development Corporation ("PDC") and Pioneer Bank Investment Corporation ("PBIC"). PDC's primary interest is to purchase land sale contracts. PBIC's primary interest is to hold the Savings Bank's non-conforming assets. At March 31, 1997, the Savings Bank's equity investment in PDC and PBIC was $1.6 million and $70,000, respectively, including loans to PDC and PBIC with outstanding balances of $515,000 and $140,000, respectively, at March 31, 1997.

     Federal savings associations generally may invest up to 3% of their assets in service corporations, provided that at least one-half of any amount in excess of 1% is used primarily for community, inner-city and community development projects. The Savings Bank's investment in its subsidiaries did not exceed these limits at March 31, 1997.

Properties

         The following table sets forth certain information regarding the Savings Bank's offices at March 31, 1997, all of which are owned.

                                                 Approximate
Location                        Year Opened      Square Footage    Deposits
--------                        -----------      --------------    --------
                                                                 (In thousands)

Main Office:

2055 First Street                    1980           10,700          $54,839
Baker City, Oregon 97814

Branch Offices:

La Grande Branch                     1975            6,758           43,188
1215 Adams Avenue
La Grande, Oregon 97850

La Grande Branch                     1983            3,655            9,889
1601 Adams Avenue
La Grande, Oregon 97850

Ontario Branch                       1961            3,700           26,334
225 SW Fourth Avenue
Ontario, Oregon 97914

John Day Branch                      1973            2,420           13,226
150 West Main Street
John Day, Oregon 97845

Burns Branch                         1975            2,567           12,246
77 W. Adams Street
Burns, Oregon 97720

Enterprise Branch                    1976            3,360           19,396
205 West Main Street
Enterprise, Oregon 97828

     The Savings Bank is constructing a new office at 3100 Island Avenue, Island City (La Grande), Oregon, and will relocate its existing office at 1601 Adams Avenue, La Grande, Oregon, to that location. The property at 1601 Adams Avenue is under contract of sale.

     The Savings Bank uses the services of an in-house data processing system monitored by its Senior Vice President/Support Services. At March 31, 1997, the Savings Bank had seven proprietary automated teller machines four of which were located in existing branches. At March 31, 1997, the net book value of the Savings Bank's office properties and the Savings Bank's fixtures, furniture and equipment was $4.6 million or 2.3% of total assets.

Personnel

     As of March 31, 1997, the Savings Bank had 93 full-time and six part-time employees, none of whom is represented by a collective bargaining unit. The Savings Bank believes its relationship with its employees is good.

Legal Proceedings

     Periodically, there have been various claims and lawsuits involving the Savings Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Savings Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Savings Bank's business. The Savings Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of the Savings Bank.

                        MANAGEMENT OF THE HOLDING COMPANY

     Directors shall be elected by the stockholders of the Holding Company for staggered three-year terms, or until their successors are elected and qualified. The Holding Company's Board of Directors consists of seven persons divided into three classes, each of which contains approximately one third of the Board. One class, consisting of Messrs. Dan L. Webber, John A. Lienkaemper and John Gentry, has a term of office expiring at the first annual meeting of stockholders; a second class, consisting of Messrs. Albert H. Durgan and Edward H. Elms, has a term of office expiring at the second annual meeting of stockholders; and a third class, consisting of Messrs. Stephen R. Whittemore and Charles Rouse, has a term of office expiring at the third annual meeting of stockholders.

     The executive officers of the Holding Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of the Holding Company are:

      Name                 Position
      ----                 --------

      John Gentry          Chairman of the Board
      Dan L. Webber        President and Chief Executive Officer
      Jerry F. Aldape      Senior Vice President/Support Services and
                           Corporate Secretary

     Since the formation of the Holding Company, none of the executive officers, directors or other personnel has received remuneration from the Holding Company. For information concerning the principal occupations, employment and compensation of the directors and executive officers of the Holding Company during the past five years, see "MANAGEMENT OF THE SAVINGS BANK -- Biographical Information."

                         MANAGEMENT OF THE SAVINGS BANK

Directors and Executive Officers

     The Board of Directors of the Savings Bank is presently composed of six members who are elected for terms of three years, approximately one third of whom are elected annually in accordance with the Bylaws of the Savings Bank. The executive officers of the Savings Bank are elected annually by the Board of Directors and serve at the Board's discretion. The following table sets forth information with respect to the Directors and executive officers of the Savings Bank.

                                    Directors

                                                                                                          Current
                                                                                          Director        Term
Name                             Age (1)          Position with Savings Bank              Since           Expires
----                             -------          --------------------------              -------         -------
John Gentry                        49             Chairman of the Board                   1992            1998
John A. Lienkaemper                60             Director                                1980            1998
Albert H. Durgan                   66             Director                                1986            1999
Edward H. Elms                     49             Director                                1987            1999
Stephen R. Whittemore              47             Director                                1984            2000
Charles Rouse                      51             Director                                1992            2000

                    Executive Officers Who Are Not Directors

Name                             Age (1)          Position with Savings Bank
----                             -------          --------------------------
Dan L. Webber                      56             President and Chief Executive Officer
Jerry F. Aldape                    48             Senior Vice President/Support Services and Corporate Secretary
Don S. Reay                        50             Senior Vice President/Customer Services
Nadine J. Johnson                  48             Vice President and Treasurer/Controller

----------
(1)  As of March 31, 1997.

Biographical Information

     Set forth below is certain information regarding the Directors and executive officers of the Savings Bank. Unless otherwise stated, each Director and executive officer has held his current occupation for the last five years. There are no family relationships among or between the Directors or executive officers.

     John Gentry has been President and General Manager of Gentry Ford Sales, Inc., an automobile dealership located in Ontario, Oregon, since 1972. Prior to that time, he served as Vice President of that company between 1972 and 1985. Mr. Gentry is a member of the Ontario Chamber of Commerce, the Ontario Optimist Club. He is a past president of the Oregon Auto Dealers Association and the Ontario Chamber of Commerce and has previously served on the Ontario Golf Board and the City Budget Committee.

     John A. Lienkaemper has been a consultant and U.S. Safety Coordinator for The Loewen Group, which owns and operates funeral homes, cemeteries, and crematories, since 1993. Prior to that, Mr. Lienkaemper was a consultant for Malletta-Verton Partnership, a funeral home operator, from 1989 to 1993. Prior to 1989, he owned and operated Lienkaemper Chapels located in Nyssa, Ontario and Vale, Oregon. He is a member of the Lions Club, the Al Kadar Shrine Temple, Portland, Oregon, the Coast Guard Auxiliary, Ontario, Oregon, Ontario Executive Group and the St. Paul Lutheran Church.

     Albert H. Durgan is retired from the Savings Bank after 34 years of service. He was a member of the Baker City Rotary Club and the Salvation Army Advisory Council and was the VFW Kids Parade Coordinator.

     Edward H. Elms has been the owner of P&E Distributing Company, a beverage distributor, located in Baker City, Oregon, for 28 years and the co-owner of Heritage Chevrolet, a car dealership, Baker City, Oregon, since 1996. He is a member of the Baker City Rotary Club, the Baker City Chamber of Commerce, the Baker City Public Works Advisory Counsel, the Baker City Eagles Lodge, the National Auto Dealers Association, the Oregon Auto Dealers Association and the Rock Mountain Elk Association.

     Stephen R. Whittemore has been the owner of BesTruss, an engineered roof systems company, since 1996 and has been a partner in Wallowa Lake Tram since 1983. Prior to that, he was the owner of La Grande Lumber Company, a distributor of building materials, from 1971 to 1996.

     Charles Rouse has been self-employed as a property developer and manager since 1995. Prior to that, he was the owner of Rouse's Home Furnishings, Baker City, Oregon, from 1985 to 1995. Mr. Rouse is past Chairman of the Oregon Trail Preservation Fund Committee and the Baker City Retail Business Recruitment Committee, Secretary of the Oregon Trail Advisory Council and Chairman of its Facilities Subcommittee, and a member of the Baker City Progress Board.

     Dan L. Webber has served as the Savings Bank's President and Chief Executive Officer since 1993. Prior to his employment with the Savings Bank, Mr. Webber was a Regional Senior Vice President of Pacific First Bank, Seattle, Washington, from 1983 to 1992. He is a member of the Historic Baker City Board of Directors, the Salvation Army Advisory Board, the Baker City Progress Board and a member and Chairman of the Oregon Savings League.

     Jerry F. Aldape has served as the Savings Bank's Senior Vice President since 1994 and Corporate Secretary since 1997. Prior to his employment with the Savings Bank, Mr. Aldape was Controller/Financial Advisor/Consultant/Personnel Officer with Insight Distributing, Inc., Sandpoint, Idaho, from 1993 to 1994. From 1992 to 1993, Mr. Aldape was Personnel Manager and Director of Non-instructional Services with the Bonner County School District #82, Sandpoint, Idaho. He was a member the Board of Directors of the Festival at Sandpoint, the Bonner County Crisis Line and is a member of the Baker/Malheur Counties Regional Strategies, the Baker City Rotary Club, Pheasants Forever and Trouts Unlimited.

     Don S. Reay has served as the Savings Bank's Senior Vice President/Customer Services since 1995. Prior to his employment with the Savings Bank, Mr. Reay held various positions with First Interstate Bankin Eastern Oregon from 1966 to 1995. He is a member of the Board of Directors of the Eastern Oregon Livestock Show.

     Nadine J. Johnson has served as the Savings Bank's Vice President, Treasurer/Controller since 1995. Prior to her employment with the Savings Bank, Ms. Johnson was the Director of Finance with the Oregon Special Olympics, Portland, Oregon, from 1994 to 1995. From 1989 to 1994, she was an Accounting Manager with Bank America Business Credit, San Diego, California. Ms. Johnson is former Chairman of the Finance Committee of the Baker County Community Development Corp., Finance Coordinator of the Blue Mountain Area Oregon Special Olympics and former Regional Supervisor of the Southern California Region of United States Pony Club.

Meetings and Committees of the Board of Directors

     The business of the Savings Bank is conducted through meetings and activities of the Board of Directors and its committees. During the nine months ended March 31, 1997, the Board of Directors held 9 regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and of committees on which such director served.

     The Personnel Committee, consisting of Directors Rouse (Chairman), Lienkaemper, Durgan, Whittemore and Elms, is responsible for all personnel issues, including recommending compensation levels for all employees and senior management to the Board of Directors. The Personnel Committee meets at least twice a year and met three times during the nine months ended March 31, 1997.

     The Audit Committee, consisting of Directors Whittemore (Chairman), Lienkaemper, Elms, Rouse and Mr. Donald F. Guyer, Director Emeritus of the Savings Bank, receives and reviews all reports prepared by the Savings Bank's external auditor and the internal audit function. The Audit Committee generally meets at least four times a year and met four times during the nine months ended March 31, 1997.

     The Compliance/Internal Audit Committee, consisting of Messrs. Aldape (Chairman), Webber, Reay and Ms. Johnson, and other officers of the Savings Bank oversees compliance and the internal audit function. The Compliance/Internal Audit Committee meets at least quarterly and met seven times during the nine months ended March 31, 1997.

     The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors. The full Board of Directors met once in its capacity as Nominating Committee during the nine months ended March 31, 1997.

     The Savings Bank also maintains standing Asset/Liability Management, Investment, Asset Classification, Community Reinvestment Act ("CRA"), Property, Appraiser Review, Pricing, Donation, EDP Steering and Retirement Trustees Committees.

Directors' Compensation

     Fees. Currently, directors receive a fee of $1,075 per month and an additional $125 per month for service on the Board of Directors of PDC. The Chairman of the Board of the Savings Bank receives an additional directors' fee of $6 per month. Directors' fees (including fees paid to Directors Emeriti)
totalled $97,000 for the nine months ended March 31, 1997. Following consummation of the Conversion, directors' fees will continue to be paid by the Savings Bank to members for service on its Board of Directors. Beginning in the fourth calendar quarter of 1997, directors of the Holding Company will receive directors' fees of $1,000 per quarter and the Chairman of the Board of Directors of the Holding Company will receive a director fee of $1,250 per quarter.

     Director's Emeritus Plan. The Savings Bank maintains the Directors Plan which confers director emeritus status on a director who retires at or after attaining age 72 with 10 or more years of service. Under the Directors Plan, a director emeritus receives a fee equal to the greater or $800 or 65% of the fee payable to regular Board members for attendance at monthly Board meetings. The fee is payable for the life of the director emeritus. As a condition of the receipt of benefits under the Directors Plan, a director emeritus is expected to be available to advise and consult with the management of the Bank, represent and promote the interests of the Savings Bank in its primary market areas, serve on Board committees and refrain from business activities which are competitive with or contrary to the interests of the Savings Bank. An additional feature of the Directors Plan provides that, in the event of a change in control of the Holding Company or the Savings Bank (as defined in the Directors Plan), each active director would be treated as a director emeritus on the effective date of the change of control. Within 30 days of such date, each director emeritus would receive a payment equal to seven times the annual fees payable to the director at the effective time of the change in control. Assuming a change in control had occurred at March 31, 1997, the aggregate amount payable under the Plan to all directors would be approximately $348,000.

Executive Compensation

     Summary Compensation Table. The following information is furnished for Mr. Webber for the nine months ended March 31, 1997.

                               Annual Compensation(1)
Name and                 -------------------------------------            Other Annual              All Other
Position                 Year          Salary            Bonus            Compensation           Compensation(2)
--------                 ----          ------            -----            ------------           ---------------
Dan L. Webber            1996          $74,619           $9,750             $   --                    $5,625
President and Chief
Executive Officer

                          (footnotes on following page)

----------
(1) Compensation information for the years ended June 30, 1995 and 1994 has been omitted as the Savings Bank was not a public company nor a subsidiary thereof at such time.

(2)  Consists of employer 401(k) contributions.

     Employment  Agreements.  In  connection  with the  Conversion,  the Holding
Company and the Savings Bank (collectively, the "Employers") will enter into employment agreements ("Employment Agreements") with Messrs. Webber, Aldape and Reay (individually, the "Executive") each for terms of 30 months, respectively. Under the Employment Agreements, the initial salary levels for Messrs. Webber, Aldape and Reay will be $101,460, $70,176 and $63,036, respectively, which amounts will be paid by the Savings Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the Executive if the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Savings Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

     The Employment Agreements also provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The Employment Agreements provide that the value of the maximum benefit may be distributed, at the Executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the Executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 30-month period following the change in control, the total value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at March 31, 1997 and that each Executive elected to receive a lump sum cash payment, Messrs. Webber, Aldape and Reay would be entitled to payments of approximately $254,000, $175,000 and $158,000, respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The Employment Agreements restrict each Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

     Severance Agreements. In connection with the Conversion, the Holding Company and the Savings Bank will enter into severance agreements with two senior officers of the Savings Bank who will not receive employment

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agreements.  On each  anniversary  of the  commencement  date  of the  severance agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. It is anticipated that the severance agreements will have an initial term of eighteen months.

     The severance agreements will provide for severance payments and continuation of employee benefits in the event of involuntary termination of employment in connection with any change in control of the Employers in the same manner as provided for in the employment agreements. Severance payments and benefits also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Holding Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Holding Company representing 25% or more of the combined voting power of the Holding Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Holding Company approve a merger, consolidation, sale or disposition of all or substantially all of the Holding Company's assets, or a plan of partial or complete liquidation.

     Assuming that a change in control had occurred at March 31, 1997, and excluding any other benefits due under the severance agreements, the aggregate value of the benefits payable under the severance agreements would have been approximately $192,000.

     Employee Severance Compensation Plan. In connection with the Conversion, the Board of Directors of the Savings Bank intends to adopt the Pioneer Bank Employee Severance Compensation Plan to provide benefits to eligible employees in the event of a change in control of the Holding Company or the Savings Bank. Eligible employees are employees with a minimum of two years of service with the Savings Bank. In general, all employees (except for officers who enter into separate employment or severance agreements with the Holding Company and the Savings Bank) will be eligible to participate in the Severance Plan. Under the Severance Plan, in the event of a change in control of the Holding Company or the Savings Bank, eligible employees, other than officers of the Savings Bank, who are terminated or who terminate employment (but only upon the occurrence of events specified in the Severance Plan) within 12 months of the effective date of a change in control will be entitled to a payment based on years of service with the Savings Bank with a minimum payment equal to four weeks of compensation and a maximum payment equal to 26 weeks of compensation. However, the maximum payment for any eligible employee would be equal to 26 weeks of their then current compensation. In addition, Vice Presidents of the Savings Bank and Assistant Vice Presidents/Managers of the Savings Bank would be eligible to receive a severance payment equal to 12 and nine months, respectively, of their current compensation. Assuming that a change in control had occurred at March 31, 1997 and the termination of all eligible employees, the maximum aggregate payment due under the Severance Plan would be approximately $911,000.

Benefits

     General. The Savings Bank currently pays 100% of the premiums for medical, life and disability insurance benefits for full-time employees, subject to certain deductibles.

     401(k) Plan. The Savings Bank maintains the Pioneer Bank, FSB Profit Sharing 401(k) Plan ("401(k) Plan") for the benefit of eligible employees of the Savings Bank. The 401(k) Plan is intended to be a tax-qualified plan under Sections 401(a) and 401(k) of the Code. Employees of the Savings Bank who have completed six months of employment are eligible to participate in the 401(k) Plan. Participants may contribute from 1%-20% of their annual compensation to the 401(k) Plan through a salary reduction election. The Savings Bank matches participant contributions on a discretionary basis. In addition to employer matching contributions, the Savings Bank may contribute a discretionary amount to the 401(k) Plan in any plan year which is allocated to individual participants in the proportion that their annual compensation bears to the total compensation of all participants during the plan

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

year. Participants are at all times 100% vested in salary reduction contributions. With respect to employer matching and discretionary employer contributions, participants vest in such contributions at the rate of 20% per year beginning with the completion of two years of participation with full vesting occurring after six years of participation. For the nine months ended March 31, 1997, the Savings Bank incurred total contribution-related expenses of $92,000 in connection with the 401(k) Plan.

     Generally,  the  investment  of  401(k)  Plan  assets is  directed  by plan participants. In connection with the Conversion, the investment options available to participants will be expanded to include the opportunity to direct the investment of up to 100% of their 401(k) Plan account balance to purchase shares of the Common Stock. A participant in the 401(k) Plan who elects to purchase Common Stock in the Conversion through the 401(k) Plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See "THE CONVERSION -- Limitations on Purchases of Shares."

     Deferred Compensation Plan. The Savings Bank maintains a non-tax-qualified deferred compensation plan for the benefit of a select group of senior management  personnel.  Officers  and  employees  who  are  designated  as  plan participants may defer up to 100 percent of their base salary, bonuses, commissions and amounts that would otherwise constitute excess contributions to the Savings Bank's tax-qualified retirement plan. However, the maximum annual deferral is limited to $100,000. In addition to employee deferrals, the Savings Bank may make additional discretionary contributions on behalf of any participant. All contributions are deemed invested at the direction of the participant in a series of mutual funds and participants are deemed to earn whatever income, gains and losses are attributable to such funds. However, the employees have no direct interest in the underlying mutual funds, and all benefits under the plan are payable from general assets of the Savings Bank or from assets contributed to a "Rabbi" trust maintained in connection with the plan. At termination of employment, the employee may receive benefits under the plan in the form of a lump sum distribution or in a series of installment payments over a period not exceeding 10 years.

     Employee Stock Ownership Plan. The Board of Directors has authorized the adoption by the Savings Bank of an ESOP for employees of the Savings Bank to become effective upon the completion of the Conversion. The ESOP is intended to satisfy the requirements for an employee stock ownership plan under the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Employees of the Holding Company and the Savings Bank who have been credited with at least six months of service will be eligible to participate in the ESOP.

     In order to fund the purchase of up to 8% of the Common Stock to be issued in the Conversion, it is anticipated that the ESOP will borrow funds from the Holding Company. Such loan will equal 100% of the aggregate purchase price of the Common Stock. The loan to the ESOP will be repaid principally from the Savings Bank's contributions to the ESOP and dividends payable on Common Stock held by the ESOP over the anticipated 10 year term of the loan. The interest rate for the ESOP loan is expected to be the prime rate as published in THE WALL STREET JOURNAL on the closing date of the Conversion. See "PRO FORMA DATA." To the extent that the ESOP is unable to acquire 8% of the Common Stock issued in the Conversion, such additional shares will be acquired following the Conversion through open market purchases.

     In any plan year, the Savings Bank may make additional discretionary contributions to the ESOP for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Holding Company. The timing, amount, and manner of such discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

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     Shares  purchased by the ESOP with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Forfeitures will be reallocated among the remaining plan participants.

     Participants will vest in their accrued benefits under the ESOP at the rate of 20% per year, beginning upon the completion of two years of participation. A participant is fully vested at retirement, in the event of disability or upon termination of the ESOP. Benefits are distributable upon a participant's retirement, early retirement, death, disability, or termination of employment. The Savings Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

     It is anticipated that Messrs. Webber, Aldape and Winegar and Ms. Johnson will be appointed by the Board of Directors of the Savings Bank to serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

     Pursuant to SOP 93-6, compensation expense for a leveraged ESOP is recorded at the fair market value of the ESOP shares when committed to be released to participants' accounts. See "PRO FORMA DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Results of Operations -- Comparison of Operating Results for the Nine Months Ended March 31, 1997 and 1996."

     If the ESOP purchases newly issued shares from the Holding Company, total stockholders' equity would neither increase nor decrease. However, on a per share basis, stockholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

     The ESOP will be subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor issued thereunder. The Savings Bank
intends  to  request  a   determination   letter  from  the  IRS  regarding  the
tax-qualified status of the ESOP. Although no assurance can be given that a favorable determination letter will be issued, the Savings Bank expects that a favorable determination letter will be received by the ESOP.

     1997 Stock Option Plan. The Board of Directors of the Holding Company intends to adopt the Stock Option Plan and to submit the Stock Option Plan to the stockholders for approval at a meeting held no earlier than six months following consummation of the Conversion. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the Stock Option Plan within one year of the consummation of the Conversion. The Stock Option Plan will comply with all applicable regulatory requirements. However, the Stock Option Plan will not be approved or endorsed by the OTS.

     The Stock Option Plan will be designed to attract and retain qualified management personnel and nonemployee directors, to provide such officers, key employees and nonemployee directors with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank, and to reward officers and key employees for outstanding performance. The Stock Option Plan will provide for the grant of incentive stock options ("ISOs") intended to comply with the requirements of Section 422 of the Code and for nonqualified stock options ("NQOs"). Upon receipt of stockholder approval of the Stock Option Plan, stock options may be granted to key employees of the Holding Company and its subsidiaries, including the Savings Bank. Unless sooner terminated, the Stock Option Plan will continue in effect for a period of ten years from the date the Stock Option Plan is approved by stockholders.

     A number of authorized shares of Common Stock equal to 10% of the number of shares of Common Stock issued in connection with the Conversion will be reserved for future issuance under the Stock Option Plan (380,650 shares based on the issuance of 3,806,500 shares at the maximum of the Estimated Valuation Range). Shares

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

acquired upon exercise of options will be authorized but unissued shares or treasury shares. In the event of a stock split, reverse stock split, stock dividend, or similar event, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any award relates and the exercise price per share under any option may be adjusted by the Board to reflect the increase or decrease in the total number of shares of Common Stock outstanding.

     The Stock Option Plan will be administered and interpreted by the Board of Directors. Subject to applicable OTS regulations, the Board will determine which nonemployee directors, officers and key employees will be granted options, whether, in the case of officers and employees, such options will be ISOs or NQOs, the number of shares subject to each option, and the exercisability of such options. All options granted to nonemployee directors will be NQOs. The per share exercise price of all options will equal at least 100% of the fair market value of a share of Common Stock on the date the option is granted.

     Under current OTS regulations, if the Stock Option Plan is implemented within one year of the consummation of the Conversion, (i) no officer or employees could receive an award of options covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the Stock Option Plan.

     It is anticipated that all options granted under the Stock Option Plan will be granted subject to a vesting schedule whereby the options become exercisable over a specified period following the date of grant. Under OTS regulations, if the Stock Option plan is implemented within the first year following consummation of the Conversion the minimum vesting period will be five years.
All unvested options will be immediately exercisable in the event of the recipient's death or disability. Unvested options also will be exercisable following a change in control (as defined in the Stock Option Plan) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that if the Stock Option Plan is implemented prior to the first anniversary of the Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Savings Bank.

     Each stock option that is awarded to an officer or key employee will remain exercisable at any time on or after the date it vests through the earlier to occur of the tenth anniversary of the date of grant or three months after the date on which the optionee terminates employment (one year in the event of the optionee's termination by reason of death or disability), unless such period is extended by the Committee. Each stock option that is awarded to a nonemployee director will remain exercisable through the earlier to occur of the tenth anniversary of the date of grant or one year (two years in the event of a nonemployee director's death or disability) following the termination of a nonemployee director's service on the Board. All stock options are nontransferable except by will or the laws of descent or distribution.

     Under current provisions of the Code, the federal tax treatment of ISOs and NQOs is different. With respect to ISOs, an optionee who satisfies certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised. If the holding period requirements are satisfied, the optionee will generally recognize capital gain or loss upon a subsequent disposition of the shares of Common Stock received upon the exercise of a stock option. If the holding period requirements are not satisfied, the difference between the fair market value of the Common Stock on the date of grant and the option exercise price, if any, will be taxable to the optionee at ordinary income tax rates. A federal income tax deduction generally will not be available to the Holding Company as a result of the grant or exercise of an ISO, unless the optionee fails to satisfy the holding period requirements. With respect to NQOs, the grant of an NQO generally is not a taxable event for the optionee and no tax deduction will be available to the Holding Company. However, upon the exercise of an NQO, the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price generally will be treated as compensation to the optionee upon exercise, and the Holding Company will be entitled to a compensation expense deduction in the amount of income realized by the optionee.

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

     Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. The size of individual awards will be determined prior to submitting the Stock Option Plan for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

     Management  Recognition  Plan.  Following  the  Conversion,  the  Board  of
Directors of the Holding Company intends to adopt an MRP for officers, employees, and nonemployee directors of the Holding Company and the Savings
Bank, subject to shareholder approval. The MRP will enable the Holding Company and the Savings Bank to provide participants with a proprietary interest in the Holding Company as an incentive to contribute to the success of the Holding Company and the Savings Bank. The MRP will comply with all applicable regulatory requirements. However, the MRP will not be approved or endorsed by the OTS. Under current OTS regulations, the approval of a majority vote of the Holding Company's outstanding shares is required prior to the implementation of the MRP within one year of the consummation of the Conversion.

     The MRP expects to acquire a number of shares of Common Stock equal to 4% of the Common Stock issued in connection with the Conversion (152,260 shares based on the issuance of 3,806,650 shares in the Conversion at the maximum of the Estimated Valuation Range). Such shares will be acquired on the open market, if available, with funds contributed by the Holding Company or the Savings Bank to a trust which the Holding Company may establish in conjunction with the MRP ("MRP Trust") or from authorized but unissued shares or treasury shares of the Holding Company.

     The Board of Directors of the Holding Company will administer the MRP, members of which will also serve as trustees of the MRP Trust, if formed. The trustees will be responsible for the investment of all funds contributed by the Holding Company or the Savings Bank to the MRP Trust. The Board of Directors of the Holding Company may terminate the MRP at any time and, upon termination, all unallocated shares of Common Stock will revert to the Holding Company.

     Shares of Common Stock granted pursuant to the MRP will be in the form of restricted stock payable ratably over a specified vesting period following the date of grant. During the period of restriction, all shares will be held in escrow by the Holding Company or by the MRP Trust. Under OTS regulations, if the MRP is implemented within the first year following consummation of the Conversion, the minimum vesting period will be five years. All unvested MRP awards will vest in the event of the recipient's death or disability. Unvested MRP awards will also vest following a change in control (as defined in the MRP) of the Holding Company or the Savings Bank to the extent authorized or not prohibited by applicable law or regulations. OTS regulations currently provide that, if the MRP is implemented prior to the first anniversary of the Conversion, vesting may not be accelerated upon a change in control of the Holding Company or the Savings Bank.

     A recipient of an MRP award in the form of restricted stock generally will not recognize income upon an award of shares of Common Stock, and the Holding Company will not be entitled to a federal income tax deduction, until the termination of the restrictions. Upon such termination, the recipient will recognize ordinary income in an amount equal to the fair market value of the Common Stock at the time and the Holding Company will be entitled to a deduction in the same amount after satisfying federal income tax withholding requirements. However, the recipient may elect to recognize ordinary income in the year the restricted stock is granted in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Holding Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the recipient upon subsequent disposition of the stock will be either a capital gain or capital loss.

     Although no specific award determinations have been made at this time, the Holding Company and the Savings Bank anticipate that if stockholder approval is obtained it would provide awards to its directors, officers and employees to the extent and under terms and conditions permitted by applicable regulations. Under current OTS regulations, if the MRP is implemented within one year of the consummation of the Conversion, (i) no officer or

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employees  could receive an award covering in excess of 25%, (ii) no nonemployee director could receive in excess of 5% and (iii) nonemployee directors, as a group, could not receive in excess of 30% of the number of shares reserved for issuance under the MRP. The size of individual awards will be determined prior to submitting the MRP for stockholder approval, and disclosure of anticipated awards will be included in the proxy materials for such meeting.

Transactions with the Savings Bank

     Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and must not involve more than the normal risk of repayment or present other unfavorable features. The Savings Bank's policy is not to make any new loans or extensions of credit to the Savings Bank's executive officers and directors at different rates or terms than those offered to the general public. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his related interests, are in excess of the greater of $25,000 or 5% of the Savings Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. See "REGULATION -- Federal Regulation of Savings Banks -- Transactions with Affiliates." The aggregate amount of loans by the Savings Bank to its executive officers and directors was $326,000 at March 31, 1997, or approximately 0.6% of pro forma stockholders' equity (based on the issuance of the maximum of the Estimated Valuation Range).


                                   REGULATION

General

     The Savings Bank is subject to extensive regulation, examination and supervision by the OTS as its chartering agency, and the FDIC, as the insurer of its deposits. The activities of federal savings institutions are governed by the Home Owners' Loan Act, as amended ("HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDIA") and the regulations issued by the OTS and the FDIC to implement these statutes. These laws and regulations delineate the nature and extent of the activities in which federal savings associations may engage. Lending activities and other investments must comply with various statutory and regulatory capital requirements. In addition, the Savings Bank's relationship with its depositors and borrowers is also regulated to a great extent, especially in such matters as the ownership of deposit accounts and the form and content of the Savings Bank's mortgage documents. The Savings Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to review the Savings Bank's compliance with various regulatory requirements. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or Congress, could have a material adverse impact on the Holding Company, the Savings Bank and their operations. The Holding Company, as a savings and loan holding company, will also be required to file certain reports with, and otherwise comply with the rules and regulations of, the OTS and the Securities and Exchange Commission ("SEC").

Federal Regulation of Savings Banks

     Office of Thrift Supervision. The OTS is an office in the Department of the Treasury subject to the general oversight of the Secretary of the Treasury. The OTS generally possesses the supervisory and regulatory duties and responsibilities formerly vested in the Federal Home Loan Bank Board. Among other functions, the OTS

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issues and enforces regulations affecting federally insured savings associations and regularly examines these institutions.

     Federal Home Loan Bank System. The FHLB System, consisting of 12 FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to: supervise the FHLBs; ensure that the FHLBs carry out their housing finance mission; ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets; and ensure that the FHLBs operate in a safe and sound manner. The Savings Bank, as a member of the FHLB-Seattle, is required to acquire and hold shares of capital stock in the FHLB-Seattle in an amount equal to the greater of (i) 1.0% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (ii) 1/20 of its advances (borrowings) from the FHLB-Seattle. The Savings Bank is in compliance with this requirement with an investment in FHLB-Seattle stock of $2.8 million at March 31, 1997. Among other benefits, the FHLB-Seattle provides a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Seattle.

     Federal Deposit Insurance Corporation. The FDIC is an independent federal agency established originally to insure the deposits, up to prescribed statutory limits, of federally insured banks and to preserve the safety and soundness of the banking industry. The FDIC maintains two separate insurance funds: the BIF and the SAIF. As insurer of the Savings Bank's deposits, the FDIC has examination, supervisory and enforcement authority over all savings associations.

     The Savings Bank's deposit accounts are insured by the FDIC under the SAIF to the maximum extent permitted by law. The Savings Bank pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all SAIF-member institutions. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital ("well capitalized," "adequately capitalized" or "undercapitalized"), which are defined in the same manner as the regulations establishing the prompt corrective action system under the FDIA as discussed below. The matrix so created results in nine assessment risk classifications, with rates that until September 30, 1996 ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk of loss to the SAIF unless effective corrective action is taken. The Savings Bank's assessments expensed for the nine months ended March 31, 1997 equaled $1.4 million (including the FDIC SAIF assessment of $1.1 million).

     Pursuant to the Deposit Insurance Fund ("DIF") Act, which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions, including the Savings Bank, paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of 0.065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing
Corporation ("FICO") in the 1980s to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

     The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Savings Bank.

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     The FDIC may  terminate  the deposit  insurance  of any insured  depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Savings Bank.

     Liquidity Requirements. Under OTS regulations, each savings institution is required to maintain an average daily balance of liquid assets (cash, certain time deposits and savings accounts, bankers' acceptances, and specified U.S. Government, state or federal agency obligations and certain other investments) equal to a monthly average of not less than a specified percentage (currently 5.0%) of its net withdrawable accounts plus short-term borrowings. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1.0%) of the total of its net withdrawable savings accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet liquidity requirements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources."

     Prompt Corrective Action. Each federal banking agency is required to implement a system of prompt corrective action for institutions that it regulates. The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, an institution shall be deemed to be (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a leverage ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a leverage ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized;" (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a leverage ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a leverage ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     A federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or has received in its most recent examination, and has not corrected, a less than satisfactory rating for asset quality, management, earnings or liquidity. The OTS may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.

     An institution generally must file a written capital restoration plan that meets specified requirements, as well as a performance guaranty by each company that controls the institution, with the appropriate federal banking agency within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. Immediately upon becoming undercapitalized, an institution shall become subject to various mandatory and discretionary restrictions on its operations.

     At March 31, 1997, the Savings Bank was categorized as "well capitalized" under the prompt corrective action regulations of the OTS.

     Standards for Safety and Soundness. The FDIA requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions relating to: (i) internal controls, information systems and internal audit systems; (ii) loan documentation; (iii) credit underwriting;
(iv) interest rate risk exposure;

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(v) asset growth; and (vi) compensation,  fees and benefits. The federal banking
agencies   recently  adopted  final   regulations  and  Interagency   Guidelines
Prescribing Standards for Safety and Soundness ("Guidelines"). The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the OTS determines that the Savings Bank fails to meet any standard prescribed by the Guidelines, the agency may require the Savings Bank to submit to the agency an acceptable plan to achieve compliance with the standard. OTS regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

     Qualified Thrift Lender Test. All savings associations are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. A savings institution that fails to become or remain a QTL shall either become a national bank or be subject to the following restrictions on its operations: (i) the association may not make any new investment or engage in activities that would not be permissible for national banks; (ii) the association may not establish any new branch office where a national bank located in the savings institution's home state would not be able to establish a branch office; (iii) the association shall be ineligible to obtain new advances from any FHLB; and (iv) the payment of dividends by the association shall be subject to the statutory and regulatory dividend restrictions applicable to national banks. Also, beginning three years after the date on which the savings institution ceases to be a QTL, the savings institution would be prohibited from retaining any investment or engaging in any activity not permissible for a national bank and would be required to repay any outstanding advances to any FHLB. In addition, within one year of the date on which a savings association controlled by a company ceases to be a QTL, the company must register as a bank holding company and become subject to the rules applicable to such companies. A savings institution may requalify as a QTL if it thereafter complies with the QTL test.

     Currently, the QTL test requires that either an institution qualify as a domestic building and loan association under the Code or that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement are loans made to purchase, refinance, construct, improve or repair domestic residential housing and manufactured housing; home equity loans; mortgage-backed securities (where the mortgages are secured by domestic residential housing or manufactured housing); FHLB stock; direct or indirect obligations of the FDIC; and loans for educational purposes, loans to small businesses and loans made through credit cards. In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans; and stock issued by Federal Home Loan Mortgage Corporation or FNMA. Portfolio assets consist of total assets minus the sum of (i) goodwill and other intangible assets, (ii) property used by the savings institution to conduct its business, and (iii) liquid assets up to 20% of the institution's total assets. At March 31, 1997, the qualified thrift investments of the Savings Bank were approximately 87.5% of its portfolio assets.

     Capital Requirements. Under OTS regulations a savings association must satisfy three minimum capital requirements: core capital, tangible capital and risk-based capital. Savings associations must meet all of the standards in order to comply with the capital requirements. The Holding Company is not subject to any minimum capital requirements.

     OTS capital regulations establish a 3% core capital or leverage ratio (defined as the ratio of core capital to adjusted total assets). Core capital is defined to include common stockholders' equity, noncumulative perpetual preferred stock and any related surplus, and minority interests in equity accounts of consolidated subsidiaries, less (i) any intangible assets, except for certain qualifying intangible assets; (ii) certain mortgage servicing rights; and (iii) equity and debt investments in subsidiaries that are not "includable subsidiaries," which is defined as subsidiaries engaged solely in activities not impermissible for a national bank, engaged in activities impermissible for a national bank but only as an agent for its customers, or engaged solely in mortgage-banking activities. In calculating adjusted total assets, adjustments are made to total assets to give effect to the exclusion of certain assets from capital and to account appropriately for the investments in and assets of both includable and nonincludable subsidiaries. An

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institution that fails to meet the core capital requirement would be required to file with the OTS a capital plan that details the steps they will take to reach compliance. In addition, the OTS's prompt corrective action regulation provides that a savings institution that has a leverage ratio of less than 4% (3% for institutions receiving the highest CAMEL examination rating) will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "-- Federal Regulation of Savings Banks -- Prompt Corrective Action."

     As required by federal law, the OTS has proposed a rule revising its minimum core capital requirement to be no less stringent than that imposed on national banks. The OTS has proposed that only those savings associations rated a composite one (the highest rating) under the CAMEL rating system for savings associations will be permitted to operate at or near the regulatory minimum leverage ratio of 3%. All other savings associations will be required to maintain a minimum leverage ratio of 4% to 5%. The OTS will assess each individual savings association through the supervisory process on a case-by-case basis to determine the applicable requirement. No assurance can be given as to the final form of any such regulation, the date of its effectiveness or the requirement applicable to the Savings Bank.

     Savings associations also must maintain "tangible capital" not less than 1.5% of the Savings Bank's adjusted total assets. "Tangible capital" is defined, generally, as core capital minus any "intangible assets" other than purchased mortgage servicing rights.

     Each savings institution must maintain total risk-based capital equal to at least 8% of risk-weighted assets. Total risk-based capital consists of the sum of core and supplementary capital, provided that supplementary capital cannot exceed core capital, as previously defined. Supplementary capital includes (i) permanent capital instruments such as cumulative perpetual preferred stock, perpetual subordinated debt and mandatory convertible subordinated debt, (ii) maturing capital instruments such as subordinated debt, intermediate-term preferred stock and mandatory convertible subordinated debt, subject to an amortization schedule, and (iii) general valuation loan and lease loss allowances up to 1.25% of risk-weighted assets.

     The risk-based capital regulation assigns each balance sheet asset held by a savings institution to one of four risk categories based on the amount of credit risk associated with that particular class of assets. Assets not included for purposes of calculating capital are not included in calculating risk-weighted assets. The categories range from 0% for cash and securities that are backed by the full faith and credit of the U.S. Government to 100% for repossessed assets or assets more than 90 days past due. Qualifying residential mortgage loans (including multi-family mortgage loans) are assigned a 50% risk weight. Consumer, commercial, home equity and residential construction loans are assigned a 100% risk weight, as are nonqualifying residential mortgage loans and that portion of land loans and nonresidential construction loans that do not exceed an 80% loan-to-value ratio. The book value of assets in each category is multiplied by the weighing factor (from 0% to 100%) assigned to that category. These products are then totalled to arrive at total risk-weighted assets. Off-balance sheet items are included in risk- weighted assets by converting them to an approximate balance sheet "credit equivalent amount" based on a conversion schedule. These credit equivalent amounts are then assigned to risk categories in the same manner as balance sheet assets and included risk-weighted assets.

     The OTS has incorporated an interest rate risk component into its regulatory capital rule. Under the rule, savings associations with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (I.E., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. A savings association whose measured interest rate risk exposure exceeds 2% must deduct an interest rate risk component in calculating its total capital under the risk-based capital rule. The interest rate risk component is an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-

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based capital  requirement.  Under the rule,  there is a two quarter lag between the reporting date of an institution's financial data and the effective date for the new capital requirement based on that data. A savings association with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. The rule also provides that the Director of the OTS may waive or defer an association's interest rate risk component on a case-by-case basis. Under certain circumstances, a savings association may request an adjustment to its interest rate risk component if it believes that the OTS-calculated interest rate risk component overstates its interest rate risk exposure. In addition, certain "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to calculate their interest rate risk component in lieu of the OTS-calculated amount. The OTS has postponed the date that the component will first be deducted from an institution's total capital.

     See "HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE" for a table that sets forth in terms of dollars and percentages the OTS tangible, core and risk-based capital requirements, the Savings Bank's historical amounts and percentages at March 31, 1997 and pro forma amounts and percentages based upon the assumptions stated therein.

     Limitations on Capital Distributions. OTS regulations impose uniform limitations on the ability of all savings associations to engage in various distributions of capital such as dividends, stock repurchases and cash-out mergers. In addition, OTS regulations require the Savings Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends. The regulation utilizes a three-tiered approach which permits various levels of distributions based primarily upon a savings association's capital level.

     A Tier 1 savings association has capital in excess of its fully phased-in capital requirement (both before and after the proposed capital distribution). A Tier 1 savings association may make (without application but upon prior notice to, and no objection made by, the OTS) capital distributions during a calendar year up to 100% of its net income to date during the calendar year plus one-half its surplus capital ratio (I.E., the amount of capital in excess of its fully phased-in requirement) at the beginning of the calendar year or the amount authorized for a Tier 2 association. Capital distributions in excess of such amount require advance notice to the OTS. A Tier 2 savings association has capital equal to or in excess of its minimum capital requirement but below its fully phased-in capital requirement (both before and after the proposed capital distribution). Such an association may make (without application) capital distributions up to an amount equal to 75% of its net income during the previous four quarters depending on how close the association is to meeting its fully phased-in capital requirement. Capital distributions exceeding this amount require prior OTS approval. A Tier 3 savings association has capital below the minimum capital requirement (either before or after the proposed capital distribution). A Tier 3 savings association may not make any capital distributions without prior approval from the OTS.

     The Savings Bank currently meets the criteria to be designated a Tier 1 association and, consequently, could at its option (after prior notice to, and no objection made by, the OTS) distribute up to 100% of its net income during the calendar year plus 50% of its surplus capital ratio at the beginning of the calendar year less any distributions previously paid during the year.

     Loans to One Borrower. Under the HOLA, savings institutions are generally subject to the national bank limit on loans to one borrower. Generally, this limit is 15% of the Savings Bank's unimpaired capital and surplus, plus an additional 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. The OTS by regulation has amended the loans to one borrower rule to permit savings associations meeting certain requirements, including capital requirements, to extend loans to one borrower in additional amounts under circumstances limited essentially to loans to develop or complete residential housing units. At March 31, 1997, the Savings Bank's limit on loans to one borrower was $3.2 million. At March 31, 1997, the Savings Bank's largest aggregate committed loan relationship to one borrower was $1.3 million, of which $900,000 was outstanding.

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     Activities  of  Associations  and  their   Subsidiaries.   When  a  savings
association establishes or acquires a subsidiary or elects to conduct any new activity through a subsidiary that the association controls, the savings association must notify the FDIC and the OTS 30 days in advance and provide the information each agency may, by regulation, require. Savings associations also must conduct the activities of subsidiaries in accordance with existing regulations and orders.

     The OTS may determine that the continuation by a savings association of its ownership control of, or its relationship to, the subsidiary constitutes a serious risk to the safety, soundness or stability of the association or is inconsistent with sound banking practices or with the purposes of the FDIA. Based upon that determination, the FDIC or the OTS has the authority to order the savings association to divest itself of control of the subsidiary. The FDIC also may determine by regulation or order that any specific activity poses a serious threat to the SAIF. If so, it may require that no SAIF member engage in that activity directly.

     Transactions with Affiliates. Savings associations must comply with Sections 23A and 23B of the Federal Reserve Act ("Sections 23A and 23B") relative to transactions with affiliates in the same manner and to the same extent as if the savings association were a Federal Reserve member bank. A savings and loan holding company, its subsidiaries and any other company under common control are considered affiliates of the subsidiary savings association under the HOLA. Generally, Sections 23A and 23B: (i) limit the extent to which the insured association or its subsidiaries may engage in certain covered transactions with an affiliate to an amount equal to 10% of such institution's capital and surplus and place an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and (ii) require that all such transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, the issuance of a guarantee and similar types of transactions. Any loan or extension of credit by the Savings Bank to an affiliate must be secured by collateral in accordance with Section 23A.

     Three additional rules apply to savings associations: (i) a savings association may not make any loan or other extension of credit to an affiliate unless that affiliate is engaged only in activities permissible for bank holding companies; (ii) a savings association may not purchase or invest in securities issued by an affiliate (other than securities of a subsidiary); and (iii) the OTS may, for reasons of safety and soundness, impose more stringent restrictions on savings associations but may not exempt transactions from or otherwise abridge Section 23A or 23B. Exemptions from Section 23A or 23B may be granted only by the Federal Reserve Board, as is currently the case with respect to all FDIC-insured banks. The Savings Bank has not been significantly affected by the rules regarding transactions with affiliates.

     The Savings Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, is governed by Sections 22(g) and 22(h) of the Federal Reserve Act, and Regulation O thereunder. Among other things, these regulations generally require that such loans be made on terms and conditions substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. Generally, Regulation O also places individual and aggregate limits on the amount of loans the Savings Bank may make to such persons based, in part, on the Savings Bank's capital position, and requires certain board approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

     Community Reinvestment Act. Under the federal CRA, all federally-insured financial institutions have a continuing and affirmative obligation consistent with safe and sound operations to help meet all the credit needs of its delineated community. The CRA does not establish specific lending requirements or programs nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to meet all the credit needs of its delineated community. The CRA requires the federal banking agencies, in connection with regulatory examinations, to assess an institution's record of meeting the credit needs of its delineated community and to take such record into account in evaluating regulatory applications to establish a new branch office that will accept deposits, relocate an existing office, or merge or consolidate with, or acquire the assets or assume the liabilities of,

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a federally  regulated  financial  institution,  among others.  The CRA requires public disclosure of an institution's CRA rating. The Savings Bank received an "outstanding" rating as a result of its latest evaluation.

     Regulatory and Criminal Enforcement Provisions. The OTS has primary enforcement responsibility over savings institutions and has the authority to bring action against all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers or directors, receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $27,500 per day, or $1.1 million per day in especially egregious cases. Under the FDIA, the FDIC has the authority to recommend to the Director of the OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Savings and Loan Holding Company Regulations

     Holding Company Acquisitions. The HOLA and OTS regulations issued thereunder generally prohibit a savings and loan holding company, without prior OTS approval, from acquiring more than 5% of the voting stock of any other savings association or savings and loan holding company or controlling the assets thereof. They also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings association not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the OTS.

     Holding Company Activities. As a unitary savings and loan holding company, the Holding Company generally is not subject to activity restrictions under the HOLA. If the Holding Company acquires control of another savings association as a separate subsidiary other than in a supervisory acquisition, it would become a multiple savings and loan holding company. There generally are more restrictions on the activities of a multiple savings and loan holding company than on those of a unitary savings and loan holding company. The HOLA provides that, among other things, no multiple savings and loan holding company or subsidiary thereof which is not an insured association shall commence or continue for more than two years after becoming a multiple savings and loan association holding company or subsidiary thereof, any business activity other than: (i) furnishing or performing management services for a subsidiary insured institution, (ii) conducting an insurance agency or escrow business, (iii) holding, managing, or liquidating assets owned by or acquired from a subsidiary insured institution,
(iv) holding or managing properties used or occupied by a subsidiary insured institution, (v) acting as trustee under deeds of trust, (vi) those activities previously directly authorized by regulation as of March 5, 1987 to be engaged in by multiple holding companies or (vii) those activities authorized by the Federal Reserve Board as permissible for bank holding companies, unless the OTS by regulation, prohibits or limits such activities for savings and loan holding companies. Those activities described in (vii) above also must be approved by the OTS prior to being engaged in by a multiple savings and loan holding company.

     Qualified Thrift Lender Test. The HOLA provides that any savings and loan holding company that controls a savings association that fails the QTL test, as explained under "-- Federal Regulation of Savings Banks--Qualified Thrift Lender Test," must, within one year after the date on which the association ceases to be a QTL, register as and be deemed a bank holding company subject to all applicable laws and regulations.


                                    TAXATION

Federal Taxation

     General. The Holding Company and the Savings Bank will report their income on a fiscal year basis using the accrual method of accounting and will be subject to federal income taxation in the same manner as other

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corporations  with some  exceptions,  including  particularly the Savings Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Savings Bank or the Holding Company.

     Bad Debt Reserve. Historically, savings institutions such as the Savings Bank which met certain definitional tests primarily related to their assets and the nature of their business ("qualifying thrift") were permitted to establish a reserve for bad debts and to make annual additions thereto, which may have been deducted in arriving at their taxable income. The Savings Bank's deductions with respect to "qualifying real property loans," which are generally loans secured by certain interest in real property, were computed using an amount based on the Savings Bank's actual loss experience, or a percentage equal to 8% of the Savings Bank's taxable income, computed with certain modifications and reduced by the amount of any permitted additions to the non-qualifying reserve. Due to the Savings Bank's loss experience, the Savings Bank generally recognized a bad debt deduction equal to 8% of taxable income.

     In August 1996, the provisions repealing the current thrift bad debt rules were passed by Congress as part of "The Small Business Job Protection Act of 1996." The new rules eliminate the 8% of taxable income method for deducting additions to the tax bad debt reserves for all thrifts for tax years beginning after December 31, 1995. These rules also require that all institutions recapture all or a portion of their bad debt reserves added since the base year (last taxable year beginning before January 1, 1988). The Savings Bank has previously recorded a deferred tax liability equal to the bad debt recapture and as such the new rules will have no effect on the net income or federal income tax expense. For taxable years beginning after December 31, 1995, the Savings Bank's bad debt deduction will be determined under the experience method using a formula based on actual bad debt experience over a period of years or, if the Savings Bank is a "large" association (assets in excess of $500 million) on the basis of net charge-offs during the taxable year. The new rules allow an institution to suspend bad debt reserve recapture for the 1996 and 1997 tax years if the institution's lending activity for those years is equal to or greater than the institutions average mortgage lending activity for the six taxable years preceding 1996 adjusted for inflation. For this purpose, only home purchase or home improvement loans are included and the institution can elect to have the tax years with the highest and lowest lending activity removed from the average calculation. If an institution is permitted to postpone the reserve recapture, it must begin its six year recapture no later than the 1998 tax year. The unrecaptured base year reserves will not be subject to recapture as long as the institution continues to carry on the business of banking. In addition, the balance of the pre-1988 bad debt reserves continue to be subject to provisions of present law referred to below that require recapture in the case of certain excess distributions to shareholders.

     Distributions. To the extent that the Savings Bank makes "nondividend distributions" to the Holding Company, such distributions will be considered to result in distributions from the balance of its bad debt reserve as of December 31, 1987 (or a lesser amount if the Savings Bank's loan portfolio decreased since December 31, 1987) and then from the supplemental reserve for losses on loans ("Excess Distributions"), and an amount based on the Excess Distributions will be included in the Savings Bank's taxable income. Nondividend distributions include distributions in excess of the Savings Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Savings Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from the Savings Bank's bad debt reserve. The amount of additional taxable income created from an Excess Distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Savings Bank makes a "nondividend distribution," then approximately one and one-half times the Excess Distribution would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state and local taxes). See "REGULATION" and "DIVIDEND POLICY" for limits on the payment of dividends by the Savings Bank. The Savings Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserve.

     Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income

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method over the deduction  that would have been  allowable  under the experience method is treated as a preference item for purposes of computing the AMTI. In addition, only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which the Savings Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). For taxable years beginning after December 31, 1986, and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modification) over $2.0 million is imposed on corporations, including the Savings Bank, whether or not an Alternative Minimum Tax is paid.

     Dividends-Received Deduction. The Holding Company may exclude from its income 100% of dividends received from the Savings Bank as a member of the same affiliated group of corporations. The corporate dividends-received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Holding Company and the Savings Bank will not file a consolidated tax return, except that if the Holding Company or the Savings Bank owns more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

     Audits. The Savings Bank's federal income tax returns have not been audited within the past five years.

State Taxation

     The Savings Bank is subject to an Oregon corporate excise tax at a statutory rate of 6.6% of income. The Savings Bank's state income tax returns have not been audited during the past five years.

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
                                 THE CONVERSION

     THE OTS HAS APPROVED THE PLAN OF CONVERSION SUBJECT TO ITS APPROVAL BY THE MEMBERS OF THE SAVINGS BANK ENTITLED TO VOTE THEREON AND TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS IN ITS APPROVAL. OTS APPROVAL DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION.

General

     On February 25, 1997, the Board of Directors of the Savings Bank unanimously adopted the Plan of Conversion, pursuant to which the Savings Bank will be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank to be held as a wholly-owned subsidiary of the Holding Company, a newly formed Oregon corporation. THE FOLLOWING DISCUSSION OF THE PLAN OF CONVERSION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF CONVERSION, WHICH IS ATTACHED AS EXHIBIT A TO THE SAVINGS BANK'S PROXY STATEMENT AND IS AVAILABLE TO MEMBERS OF THE SAVINGS BANK UPON REQUEST. The Plan of Conversion is also filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION." The OTS has approved the Plan of Conversion subject to its approval by the members of the Savings Bank entitled to vote on the matter at a Special Meeting called for that purpose to be held on _____, 1997, and subject to the satisfaction of certain other conditions imposed by the OTS in its approval.

     If the Board of Directors of the Savings Bank decides for any reason, such as possible delays resulting from overlapping regulatory processing or policies or conditions that could adversely affect the Savings Bank's or the Holding Company's ability to consummate the Conversion and transact its business as contemplated herein and in accordance with the Savings Bank's operating policies, at any time prior to the issuance of the Common Stock, not to use the holding company form of organization in implementing the Conversion, the Plan of Conversion will be amended to not use the holding company form of organization in the Conversion. In the event that such a decision is made, the Savings Bank will promptly refund all subscriptions or orders received together with accrued interest, will withdraw the Holding Company's registration statement from the SEC and will take all steps necessary to complete the Conversion and proceed with a new offering without the Holding Company, including filing any necessary documents with the OTS. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Savings Bank determines not to complete the Conversion, the Savings Bank will issue and sell the common stock of the Savings Bank. There can be no assurance that the OTS would approve the Conversion if the Savings Bank decided to proceed without the Holding Company. The following description of the Plan of Conversion assumes that a holding company form of organization will be utilized in the Conversion. In the event that a holding company form of organization is not utilized, all other pertinent terms of the Plan of Conversion as described below will apply to the Conversion of the Savings Bank from mutual to stock form of organization and the sale of the Savings Bank's common stock.

     The Conversion will be accomplished through adoption of a Federal Stock Charter and Bylaws to authorize the issuance of capital stock by the Savings Bank. Pursuant to the Plan of Conversion, 2,813,500 to 3,806,500 shares of Common Stock are being offered for sale by the Holding Company at the Purchase Price of $10.00 per share. As part of the Conversion, the Savings Bank will issue all of its newly issued common stock (1,000 shares) to the Holding Company in exchange for 50% of the net proceeds from the sale of Common Stock by the Holding Company.

     The Plan of Conversion provides generally that: (i) the Savings Bank will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank; (ii) the Common Stock will be offered by the Holding Company in the Subscription Offering to persons having Subscription Rights and in a Direct Community Offering to certain members of the general public, with preference given to natural persons and trusts of natural persons residing in the Local Community; (iii) if necessary, shares of Common Stock not subscribed for in the Subscription and Direct Community Offering will be offered to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers pursuant to selected dealers agreements; and (iv) the Holding Company will purchase all of the capital stock of the Savings Bank to be issued

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in connection  with the  Conversion.  The Conversion  will be effected only upon completion of the sale of at least $28,135,000 of Common Stock to be issued pursuant to the Plan of Conversion.

     As part of the Conversion, the Holding Company is making a Subscription Offering of its Common Stock to holders of Subscription Rights in the following order of priority: (i) Eligible Account Holders (depositors with $50.00 or more on deposit as of December 31, 1995); (ii) the Savings Bank's ESOP; (iii) Supplemental Eligible Account Holders (depositors with $50.00 or more on deposit as of ________, 1997); and (iv) Other Members (depositors of the Savings Bank as of _____, 1997). Concurrent with the Subscription Offering and subject to the prior rights of holders of Subscription Rights, the Holding Company is offering the Common Stock for sale to certain members of the general public through a Direct Community Offering.

     Shares of Common Stock not subscribed for in the Subscription and Direct Community Offering may be offered for sale in the Syndicated Community Offering. Regulations require that the Syndicated Community Offering be completed within 45 days after completion of the fully extended Subscription Offering unless extended by the Savings Bank or the Holding Company with the approval of the regulatory authorities. If the Syndicated Community Offering is determined not to be feasible, the Board of Directors of the Savings Bank will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of Common Stock. The Plan of Conversion provides that the Conversion must be completed within 24 months after the date of the approval of the Plan of Conversion by the members of the Savings Bank.

     No sales of Common Stock may be completed, either in the Subscription, Direct Community or Syndicated Community Offerings unless the Plan of Conversion is approved by the members of the Savings Bank.

     The completion of the Offerings, however, is subject to market conditions and other factors beyond the Savings Bank's control. No assurance can be given as to the length of time after approval of the Plan of Conversion at the Special Meeting that will be required to complete the Direct Community or Syndicated Community Offerings or other sale of the Common Stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Holding Company and the Savings Bank as converted, together with corresponding changes in the net proceeds realized by the Holding Company from the sale of the Common Stock. In the event the Conversion is terminated, the Savings Bank would be required to charge all Conversion expenses against current income.

     Orders for shares of Common Stock will not be filled until at least 2,813,500 shares of Common Stock have been subscribed for or sold and the OTS approves the final valuation and the Conversion closes. If the Conversion is not completed within 45 days after the last day of the fully extended Subscription Offering and the OTS consents to an extension of time to complete the Conversion, subscribers will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at the Savings Bank's passbook rate (___% per annum as of the date hereof) from the date payment is received until the funds are returned to the subscriber. If such period is not extended, or, in any event, if the Conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at the Savings Bank's passbook rate from the date payment is received until the Conversion is terminated.

Purposes of Conversion

     The Board of Directors and management believe that the Conversion is in the best interests of the Savings Bank, its members and the communities it serves. The Savings Bank's Board of Directors has formed the Holding Company to serve as a holding company, with the Savings Bank as its subsidiary, upon the consummation of the Conversion. By converting to the stock form of organization, the Holding Company and the Savings Bank will be structured in the form used by holding companies of commercial banks and by a growing number of savings institutions. Management of the Savings Bank believes that the Conversion offers a number of advantages which will be important to the future growth and performance of the Savings Bank. The capital raised in the Conversion

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is  intended  to support  the Savings  Bank's  current  lending  and  investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or
understandings,   written   or   oral,   regarding   any   such   expansion   or
diversification. The Conversion is also expected to afford the Savings Bank's members and others the opportunity to become stockholders of the Holding Company and participate more directly in, and contribute to, any future growth of the Holding Company and the Savings Bank. The Conversion will also enable the Holding Company and the Savings Bank to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any such financing activities.

Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank

     Voting Rights. Savings members and borrowers will have no voting rights in the converted Savings Bank or the Holding Company and therefore will not be able to elect directors of the Savings Bank or the Holding Company or to control their affairs. Currently, these rights are accorded to savings members of the Savings Bank. Subsequent to the Conversion, voting rights will be vested exclusively in the Holding Company with respect to the Savings Bank and the holders of the Common Stock as to matters pertaining to the Holding Company. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the stockholders of the Holding Company. A stockholder will be entitled to one vote for each share of Common Stock owned.

     Savings Accounts and Loans. The Savings Bank's savings accounts, account balances and existing FDIC insurance coverage of savings accounts will not be affected by the Conversion. Furthermore, the Conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with the Savings Bank.

     Tax Effects. The Savings Bank has received an opinion from Breyer & Aguggia, Washington, D.C., that the Conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Code. Among other things, the opinion states that: (i) no gain or loss will be recognized to the Savings Bank in its mutual or stock form by reason of the Conversion; (ii) no gain or loss will be recognized to its account holders upon the issuance to them of accounts in the Savings Bank immediately after the Conversion, in the same dollar amounts and on the same terms and conditions as their accounts at the Savings Bank in its mutual form plus interest in the liquidation account; (iii) the tax basis of account holders' accounts in the Savings Bank immediately after the Conversion will be the same as the tax basis of their accounts immediately prior to Conversion; (iv) the tax basis of each account holder's interest in the liquidation account will be zero; (v) the tax basis of the Common Stock purchased in the Conversion will be the amount paid and the holding period for such stock will commence at the date of purchase; and (vi) no gain or loss will be recognized to account holders upon the receipt or exercise of Subscription Rights in the Conversion, except to the extent Subscription Rights are deemed to have value as discussed below. Unlike a private letter ruling issued by the IRS, an opinion of counsel is not binding on the IRS and the IRS could disagree with the conclusions reached therein. In the event of such disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the IRS.

     Based upon past rulings issued by the IRS, the opinion provides that the receipt of Subscription Rights by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan of Conversion will be taxable to the extent, if any, that the Subscription Rights are deemed to have a fair market value. Keller, a financial consulting firm retained by the Savings Bank, whose findings are not binding on the IRS, has issued a letter indicating that the Subscription Rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the Common Stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the Direct Community Offering for unsubscribed shares of Common Stock. If the Subscription Rights are deemed to have a fair market value, the receipt of such rights may only be taxable to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their Subscription Rights. The Savings Bank could also recognize a gain on the distribution of such Subscription Rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with

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their own tax advisors as to the tax  consequences in the event the Subscription
Rights are deemed to have a fair market value.

     The Savings Bank has also received an opinion from Deloitte & Touche LLP, Portland, Oregon, that, assuming the Conversion does not result in any federal income tax liability to the Savings Bank, its account holders, or the Holding Company, implementation of the Plan of Conversion will not result in any Oregon income tax liability to such entities or persons.

     The opinions of Breyer & Aguggia and Deloitte & Touche LLP and the letter from Keller are filed as exhibits to the Registration Statement. See "ADDITIONAL INFORMATION."

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE CONVERSION PARTICULAR TO THEM.

     Liquidation Account. In the unlikely event of a complete liquidation of the Savings Bank in its present mutual form, each depositor in the Savings Bank would receive a pro rata share of any assets of the Savings Bank remaining after payment of claims of all creditors (including the claims of all depositors up to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit account to the total value of all deposit accounts in the Savings Bank at the time of liquidation.

     After the Conversion, holders of withdrawable deposit(s) in the Savings Bank, including certificates of deposit ("Savings Account(s)"), shall not be entitled to share in any residual assets in the event of liquidation of the Savings Bank. However, pursuant to OTS regulations, the Savings Bank shall, at the time of the Conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained herein.

     The liquidation account shall be maintained by the Savings Bank subsequent to the Conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Savings Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Savings Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount").

     The initial subaccount balance for a Savings Account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of such holder's "qualifying deposit" in the Savings Account and the denominator is the total amount of the "qualifying deposits" of all such holders. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

     If the deposit balance in any Savings Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing day of the Savings Bank subsequent to December 31, 1995 or _____ __, 1997 is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on any other annual closing date subsequent to December 31, 1995 or _____ __, 1997 or (ii) the amount of the "qualifying deposit" in such Savings Account on December 31, 1995 or ______ __, 1997, then the subaccount balance for such Savings Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, such subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Savings Account. If any such Savings Account is closed, the related subaccount balance shall be reduced to zero.

     In the event of a complete liquidation of the Savings Bank (and only in such event) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for Savings Account(s) then held by such holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk

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purchase of assets with assumptions of Savings Accounts and other liabilities or similar transactions with another federally insured institution in which the Savings Bank is not the surviving institution shall be considered to be a complete liquidation. In any such transaction the liquidation account shall be assumed by the surviving institution.

     In the unlikely event the Savings Bank is liquidated after the Conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to the Holding Company as the sole stockholder of the Savings Bank.

The Subscription, Direct Community and Syndicated Community Offerings

     Subscription Offering. In accordance with the Plan of Conversion, nontransferable Subscription Rights to purchase the Common Stock have been issued to persons and entities entitled to purchase the Common Stock in the Subscription Offering. The amount of the Common Stock which these parties may purchase will be subject to the availability of the Common Stock for purchase under the categories set forth in the Plan of Conversion. Subscription priorities have been established for the allocation of stock to the extent that the Common Stock is available. These priorities are as follows:

     Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at the Savings Bank as of December 31, 1995 will receive nontransferable Subscription Rights to subscribe for up to the greater of $200,000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Eligible Account Holders so as to permit each Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make such person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Eligible Account Holders. Subscription Rights received by officers and directors in this category based on their increased deposits in the Savings Bank in the one year period preceding December 31, 1995 are subordinated to the Subscription Rights of other Eligible Account Holders.

     Category 2: ESOP. The Plan of Conversion provides that the ESOP shall receive nontransferable Subscription Rights to purchase up to 10% of the shares of Common Stock issued in the Conversion. The ESOP intends to purchase 8% of the shares of Common Stock issued in the Conversion. In the event the number of shares offered in the Conversion is increased above the maximum of the Estimated Valuation Range, the ESOP shall have a priority right to purchase any such shares exceeding the maximum of the Estimated Valuation Range up to an aggregate of 8% of the Common Stock.

     Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit as of _____ __, 1997 will receive nontransferable Subscription Rights to subscribe for up to the greater of $200,000 of Common Stock, one-tenth of one percent of the total offering of Common Stock or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders. If the exercise of Subscription Rights in this category results in an oversubscription, shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Supplemental Eligible Account Holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all Supplemental Eligible Account Holders.

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



     Category 4: Other Members. Each depositor of the Savings Bank as of the Voting Record Date (_____, 1997) will receive nontransferable Subscription Rights to purchase up to $200,000 of Common Stock in the Conversion to the extent shares are available following subscriptions by Eligible Account Holders, the Savings Bank's ESOP and Supplemental Eligible Account Holders. In the event of an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

     SUBSCRIPTION RIGHTS ARE NONTRANSFERABLE. PERSONS SELLING OR OTHERWISE TRANSFERRING THEIR RIGHTS TO SUBSCRIBE FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING OR SUBSCRIBING FOR COMMON STOCK ON BEHALF OF ANOTHER PERSON WILL BE
SUBJECT TO FORFEITURE OF SUCH RIGHTS AND POSSIBLE FURTHER SANCTIONS AND PENALTIES IMPOSED BY THE OTS OR ANOTHER AGENCY OF THE U.S. GOVERNMENT. EACH PERSON EXERCISING SUBSCRIPTION RIGHTS WILL BE REQUIRED TO CERTIFY THAT HE OR SHE IS PURCHASING SUCH SHARES SOLELY FOR HIS OR HER OWN ACCOUNT AND THAT HE OR SHE HAS NO AGREEMENT OR UNDERSTANDING WITH ANY OTHER PERSON FOR THE SALE OR TRANSFER OF SUCH SHARES. ONCE TENDERED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT THE CONSENT OF THE SAVINGS BANK AND THE HOLDING COMPANY.

     The Holding Company and the Savings Bank will make reasonable attempts to provide a Prospectus and related offering materials to holders of Subscription Rights. However, the Subscription Offering and all Subscription Rights under the Plan of Conversion will expire at ____ __.m., Pacific Time, on the Expiration Date, whether or not the Savings Bank has been able to locate each person entitled to such Subscription Rights. ORDERS FOR COMMON STOCK IN THE SUBSCRIPTION OFFERING RECEIVED IN HAND BY THE SAVINGS BANK AFTER THE EXPIRATION DATE WILL NOT BE ACCEPTED. The Subscription Offering may be extended by the Holding Company and the Savings Bank up to ______ __ , 1997 without the OTS's approval. OTS regulations require that the Holding Company complete the sale of Common Stock within 45 days after the close of the Subscription Offering. If the Direct Community Offering and the Syndicated Community Offerings are not completed by _____ __, 1997 (or ______ __, 1997, if the Subscription Offering is fully extended), all funds received will be promptly returned with interest at the Savings Bank's passbook rate (___% per annum as of the date hereof) and all withdrawal authorizations will be canceled or, if regulatory approval of an extension of the time period has been granted, all subscribers and purchasers will be given the right to increase, decrease or rescind their orders. If an extension of time is obtained, all subscribers will be notified of such extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

     Direct Community Offering. Concurrently with the Subscription Offering, the Holding Company is offering shares of the Common Stock to certain members of the general public in a Direct Community Offering, with preference given to natural persons and trusts of natural persons residing in the Local Community. Purchasers in the Direct Community Offering are eligible to purchase up to $200,000 of Common Stock in the Conversion. In the event an insufficient number of shares are available to fill orders in the Direct Community Offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. Orders for the Common Stock in the Direct Community Offering will be filled to the extent such shares remain available after the satisfaction of all orders received in the Subscription Offering. The Direct Community Offering may terminate on or at any time subsequent to the Expiration Date, but no later than 45 days after the close of the Subscription Offering, unless extended by the Holding Company and the Savings Bank, with approval of the OTS. Any extensions beyond 45 days after the close of the fully extended Subscription Offering would require a resolicitation of orders, wherein subscribers for the maximum numbers of shares of Common Stock would be, and certain other large Subscribers in the discretion of the Holding Company and the Savings Bank may be, given the opportunity to continue their orders, in which case they will need to reconfirm affirmatively their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded with interest at the Savings Bank's passbook rate, or be permitted to modify or cancel their orders. THE RIGHT OF ANY PERSON TO PURCHASE SHARES IN THE DIRECT COMMUNITY OFFERING IS SUBJECT TO THE ABSOLUTE RIGHT OF THE HOLDING COMPANY AND THE SAVINGS BANK TO ACCEPT OR REJECT SUCH PURCHASES IN WHOLE OR IN PART. IF AN ORDER IS REJECTED IN PART,

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



the purchaser does not have the right to cancel the remainder of the order. The Holding Company presently intends to terminate the Direct Community Offering as soon as it has received orders for all shares available for purchase in the Conversion.

     If all of the Common Stock offered in the Subscription Offering is subscribed for, no Common Stock will be available for purchase in the Direct Community Offering.

     Syndicated Community Offering. The Plan provides that shares of Common Stock not purchased in the Subscription and Direct Community Offering, if any, may be offered for sale to certain members of the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be managed by Webb acting as agent of the Holding Company. THE HOLDING COMPANY AND THE SAVINGS BANK HAVE THE RIGHT TO REJECT ORDERS, IN WHOLE OR PART, IN THEIR SOLE DISCRETION IN THE SYNDICATED COMMUNITY OFFERING. IF AN ORDER IS REJECTED IN PART, THE PURCHASER DOES NOT HAVE THE RIGHT TO CANCEL THE REMAINDER OF THE ORDER. Neither Webb nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Webb has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

     Stock sold in the Syndicated Community Offering will be sold at the $10.00 Purchase Price, the same price as all other shares in the Offerings. See "-- Stock Pricing and Number of Shares to be Issued." No person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for shares of Common Stock with an aggregate purchase price of more than $200,000. See "-- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to any selected dealers and to Webb.

     Webb may enter into agreements with selected dealers to assist in the sale of shares in the Syndicated Community Offering. During the Syndicated Community Offering, selected dealers may only solicit indications of interest from their customers to place orders with the Holding Company as of a certain date ("Order Date") for the purchase of shares of Conversion Stock. When and if Webb and the Holding Company believe that enough indications of interest and orders have been received in the Subscription Offering, the Direct Community Offering and the Syndicated Community Offering to consummate the Conversion, Webb will request, as of the Order Date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to such customers on the next business day after the Order Date. Selected dealers may debit the accounts of their customers on a date which will be three business days from the Order Date ("Settlement Date"). Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Settlement Date. On the Settlement Date, selected dealers will remit funds to the account that the Holding Company established for each selected dealer. Each customer's funds so forwarded to the Holding Company, along with all other accounts held in the same title, will be insured by the FDIC up to the applicable $100,000 legal limit. After payment has been received by the Holding Company from selected dealers, funds will earn interest at the Savings Bank's passbook rate (____% per annum as of the date hereof) until the completion of the Offerings. At the consummation of the Conversion the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. The shares of Common Stock issued in the Conversion cannot and will not be insured by the FDIC or any other government agency. In the event the Conversion is not consummated as described above, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

     The Syndicated Community Offering may close as early as ____ __.m., Pacific Time, on ________ __, 1997, the Expiration Date, or any date thereafter at the discretion of the Holding Company. The Syndicated Community Offering will terminate no more than 45 days following the Expiration Date, unless extended by the Holding Company with any required regulatory approval, but in no case later than ______ __, 1997. The Syndicated Community Offering may run concurrent to the Subscription and Direct Community Offering or subsequent thereto.


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     In the event the Savings Bank is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of the Savings Bank, if feasible. Such other arrangements will be subject to the approval of the OTS. The OTS may grant one or more extensions of the offering period, provided that (i) no single extension exceeds 90 days, (ii) subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and (iii) the extensions do not go more than two years beyond the date on which the members approved the Plan. If the Conversion is not consummated by ___________, 1997 (or, if the Offerings are fully extended, by ___________, 1997), either all funds received will be returned with interest (and withdrawal authorizations canceled) or, if the OTS has granted an extension of such period, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time prior to 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of such extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by the Holding Company from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest (or withdrawal authorizations will be canceled). No single extension can exceed 90 days.

     Persons in Non-Qualified States. The Holding Company and the Savings Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the Plan of Conversion reside. However, the Holding Company and the Savings Bank are not required to offer stock in the Subscription Offering to any person who resides in a foreign country or resides in a state of the United States with respect to which (i) a small number of persons otherwise eligible to subscribe for shares of Common Stock reside in such state or (ii) the Holding Company or the Savings Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that the Holding Company and the Savings Bank or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of such state, or a request or requirement to register or otherwise qualify the Subscription Rights or Common Stock for sale or submit any filing with respect thereto in such state. Where the number of persons eligible to subscribe for shares in one state is small, the Holding Company and the Savings Bank will base their decision as to whether or not to offer the Common Stock in such state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state (and of actually registering or qualifying the shares) or the need to register the Holding Company, its officers, directors or employees as brokers, dealers or salesmen.

     Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

     The Holding Company and the Savings Bank have retained Webb to consult with and to advise the Savings Bank and the Holding Company, and to assist the Holding Company on a best efforts basis, in the distribution of the shares of Common Stock in the Subscription and Community Offering. The services that Webb will provide include, but are not limited to (i) training the employees of the Savings Bank who will perform certain ministerial functions in the Subscription and Community Offering regarding the mechanics and regulatory requirements of the stock offering process, (ii) managing the Stock Information Center by assisting interested stock subscribers and by keeping records of all stock orders, (iii) preparing marketing materials, and (iv) assisting in the solicitation of proxies from the Savings Bank's members for use at the Special Meeting. For its services, Webb will receive a management fee of $25,000 and a success fee of 1.5% of the aggregate Purchase Price of the shares of Common Stock sold in the Subscription and Direct Community Offerings excluding shares purchased by the ESOP and officers and directors of the Savings Bank. In the event that selected dealers are used to assist in the sale of shares of Common Stock in the Community Offering, such dealers will be paid a fee of up to 5.5% of the aggregate Purchase Price of the shares sold by such dealers. The Holding Company and the Savings Bank have agreed to reimburse Webb for its out-of-pocket expenses, and its legal fees up to a total of $35,000, and to indemnify Webb against certain claims or liabilities, including certain liabilities under the Securities Act, and will contribute to payments Webb may be required to make in connection with any such claims or liabilities.


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



     Sales of shares of Common Stock will be made primarily by registered representatives affiliated with Webb or by the broker-dealers managed by Webb. A Stock Information Center will be established at the main office of the Savings Bank. The Holding Company will rely on Rule 3a4-1 of the Exchange Act and sales of Common Stock will be conducted within the requirements of such Rule, so as to permit officers, directors and employees to participate in the sale of the Common Stock in those states where the law so permits. No officer, director or employee of the Holding Company or the Savings Bank will be compensated directly or indirectly by the payment of commissions or other remuneration in connection with his or her participation in the sale of Common Stock.

Procedure  for  Purchasing  Shares  in the  Subscription  and  Direct  Community
Offering

     To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Stock Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock Order Forms will only be distributed with a Prospectus. The Savings Bank will accept for processing only orders submitted on original Stock Order Forms.

     To purchase shares in the Subscription and Direct Community Offering, the accompanying original Stock Order Form (facsimile copies and photocopies will not be accepted) and a fully executed separate original Certification Form, along with the required full payment for each share subscribed, or with appropriate authorization for withdrawal of full payment from the subscriber's deposit account with the Savings Bank (which may be given by completing the appropriate blanks in the Stock Order Form), must be received by the Savings Bank by Noon, Pacific Time, on the Expiration Date. Stock Order Forms and
Certification Forms that are not received by such time or are executed defectively or are received without full payment (or appropriate withdrawal instructions for full payment) are not required to be accepted. The Holding Company and the Savings Bank have the right to waive or permit the correction of incomplete or improperly executed Stock Order Forms, but do not represent that they will do so. Pursuant to the Plan of Conversion, the interpretation by the Holding Company and the Savings Bank of the terms and conditions of the Plan of Conversion and of the Stock Order Form will be final. Once received, an executed Stock Order Form or Certification Form may not be modified, amended or rescinded without the consent of the Savings Bank, unless the Conversion has not been consummated within 45 days after the end of the Subscription Offering, unless such period has been extended.

     In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (December 31, 1995) and/or the Supplemental Eligibility Record Date (______ __, 1997) and/or the Voting Record Date (________ __, 1997) must list all accounts on the Stock Order Form giving all names in each account, the account number and the approximate account balance as of such date.

     Full payment for subscriptions may be made (i) in cash only if delivered in person at an office of the Savings Bank, (ii) by check, bank draft, or money order, or (iii) by authorization of withdrawal from deposit accounts maintained with the Savings Bank. Appropriate means by which such withdrawals may be authorized are provided on the Stock Order Form. No wire transfers will be accepted and full payment is required. Interest will be paid on payments made by cash, check, bank draft or money order at the Savings Bank's passbook rate (____% per annum as of the date hereof) from the date payment is received until the consummation or termination of the Conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until consummation or termination of the Conversion (unless the certificate matures after the date of receipt of the Stock Order Form but prior to closing, in which case funds will earn interest at the passbook rate from the date of maturity until consummation of the Conversion), but a hold will be placed on such funds, thereby making them unavailable to the depositor until consummation or termination of the Conversion. At the consummation of the Conversion the funds received in the Offerings will be used to purchase the shares of Common Stock ordered. THE SHARES ISSUED IN THE CONVERSION CANNOT AND WILL NOT BE INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY. In the event that

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



the Conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

     If a subscriber authorizes the Savings Bank to withdraw the amount of the Purchase Price from his or her deposit account, the Savings Bank will do so as of the effective date of Conversion. The Savings Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Savings Bank's passbook rate.

     If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Conversion, provided that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Holding Company to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

     IRAs maintained in the Savings Bank do not permit investment in the Common Stock. A depositor interested in using his or her IRA funds to purchase Common Stock must do so through a self-directed IRA. Since the Savings Bank does not offer such accounts, it will allow such a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that such funds will be used to purchase the Common Stock in the Offerings. There will be no early withdrawal or IRS interest penalties for such transfers. The new trustee would hold the Common Stock in a self-directed account in the same manner as the Savings Bank now holds the depositor's IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an Savings Bank IRA to purchase Common Stock should contact the Stock Information Center at the Savings Bank as soon as possible so that the necessary forms may be forwarded for execution and returned prior to the Expiration Date. In addition, the provisions of ERISA and IRS regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of Common Stock in the Subscription and Direct Community Offering make such purchases for the exclusive benefit of IRAs.

     Certificates representing shares of Common Stock purchased, and any refund due, will be mailed to purchasers at such address as may be specified in a properly completed Stock Order Form or to the last address of such person(s) appearing on the records of the Savings Bank as soon as practicable following completion of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law. Until certificates for the Common Stock are available and delivered to subscribers and purchasers, subscribers and purchasers may not be able to sell the shares of Common Stock for which they subscribed or purchased.

Stock Pricing and Number of Shares to be Issued

     Federal regulations require that the aggregate purchase price of the securities sold in connection with the Conversion be based upon an estimated pro forma value of the Holding Company and the Savings Bank as converted (I.E., taking into account the expected receipt of proceeds from the sale of securities in the Conversion), as determined by an independent appraisal. The Savings Bank and the Holding Company have retained Keller to prepare an appraisal of the pro forma market value of the Holding Company and the Savings Bank as converted, as well as a business plan. Keller will receive a fee expected to total approximately $22,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with the appraisal not to exceed $800. The Savings Bank has agreed to indemnify Keller under certain circumstances against liabilities and expenses (including legal fees) arising out of, related to, or based upon the Conversion.

     Keller has prepared an appraisal of the estimated pro forma market value of the Holding Company and the Savings Bank as converted taking into account the formation of the Holding Company as the holding company for the Savings Bank. For its analysis, Keller undertook substantial investigations to learn about the Savings Bank's

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business and operations.  Management supplied financial  information,  including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Keller reviewed the Savings Bank's Form AC Application for Approval of
Conversion  and  the  Holding   Company's  Form  S-1   Registration   Statement.
Furthermore, Keller visited the Savings Bank's facilities and had discussions with the Savings Bank's management and its special conversion legal counsel, Breyer & Aguggia. No detailed individual analysis of the separate components of the Holding Company's or the Savings Bank's assets and liabilities was performed in connection with the evaluation.

     In estimating the pro forma market value of the Holding Company and the Savings Bank as converted, as required by applicable regulatory guidelines, Keller's analysis utilized three selected valuation procedures, the Price/Book ("P/B") method, the Price/Earnings ("P/E") method, and Price/Assets ("P/A") method, all of which are described in its report. Keller placed the greatest emphasis on the P/E and P/B methods in estimating pro forma market value. In applying these procedures, Keller reviewed, among other factors, the economic make-up of the Savings Bank's primary market area, the Savings Bank's financial performance and condition in relation to publicly-traded institutions that Keller deemed comparable to the Savings Bank, the specific terms of the offering of the Holding Company's Common Stock, the pro forma impact of the additional capital raised in the Conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. Keller's analysis provides an approximation of the pro forma market value of the Holding Company and the Savings Bank as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of the Holding Company after the Conversion that were utilized in determining the appraised value. These assumptions included expenses of $884,000 at the midpoint of the Estimated Valuation Range, an assumed after-tax rate of return on the net Conversion proceeds of 3.64%, purchases by the ESOP of 8% of the Common Stock sold in the Conversion and purchases in the open market by the MRP of a number of shares equal to 4% of the Common Stock sold in the Conversion at the Purchase Price. See "PRO FORMA DATA" for additional information concerning these assumptions. The use of different assumptions may yield different results.

     On the basis of the foregoing, Keller has advised the Holding Company and the Savings Bank that, in its opinion, as of June 4, 1997, the aggregate estimated pro forma market value of the Holding Company and the Savings Bank as converted and, therefore, the Common Stock was within the valuation range of $28,135,000 to $38,065,000 with a midpoint of $33,100,000. After reviewing the methodology and the assumptions used by Keller in the preparation of the appraisal, the Board of Directors established the Estimated Valuation Range which is equal to the valuation range of $28,135,000 to $38,065,000 with a midpoint of $33,100,000. Assuming that the shares are sold at $10.00 per share in the Conversion, the estimated number of shares would be between 2,813,500 and 3,806,500 with a midpoint of 3,310,000. The Purchase Price of $10.00 was determined by discussion among the Boards of Directors of the Savings Bank and the Holding Company and Webb, taking into account, among other factors (i) the requirement under OTS regulations that the Common Stock be offered in a manner that will achieve the widest distribution of the stock, (ii) desired liquidity in the Common Stock subsequent to the Conversion, and (iii) the expense of issuing shares for purposes of Oregon franchise taxes. Since the outcome of the Offerings relate in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by the Holding Company at this time. The Estimated Valuation Range may be amended, with the approval of the OTS, if necessitated by developments following the date of such appraisal in, among other things, market conditions, the financial condition or operating results of the Savings Bank, regulatory guidelines or national or local economic conditions.

     Keller's appraisal report is filed as an exhibit to the Registration Statement. See "ADDITIONAL INFORMATION."

     If, upon completion of the Subscription Offering, at least the minimum number of shares are subscribed for, Keller, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of the Holding Company and the Savings Bank as converted, as of the close of the Subscription Offering.

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     No sale of the shares will take place unless prior thereto Keller  confirms to the OTS that, to the best of Keller's knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of the Holding Company and the Savings Bank as converted at the time of the sale. If, however, the facts do not justify such a statement, the Offerings or other sale may be canceled, a new Estimated Valuation Range and price per share set and new Subscription, Direct Community and Syndicated Community Offerings held. Under such circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.

     Depending upon market and financial conditions, the number of shares issued may be more or less than the range in number of shares discussed herein. In the event the total amount of shares issued is less than 2,813,500 or more than 4,377,475 (15% above the maximum of the Estimated Valuation Range), for aggregate gross proceeds of less than $28,135,000 or more than $43,774,750, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. In the event a new valuation range is established by Keller, such new range will be subject to approval by the OTS.

     If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of the Savings Bank and the Holding Company, if possible. Such other purchase arrangements will be subject to the approval of the OTS and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the Plan of Conversion and in excess of the proposed director purchases set forth herein, although no such purchases are currently intended. If such other purchase arrangements cannot be made, the Plan of Conversion will terminate.

     In formulating its appraisal, Keller relied upon the truthfulness, accuracy and completeness of all documents the Savings Bank furnished to it. Keller also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Keller believes this information to be reliable, Keller does not guarantee the accuracy or completeness of such information and did not independently verify the financial statements and other data provided by the Savings Bank and the Holding Company or independently value the assets or liabilities of the Holding Company and the Savings Bank. THE APPRAISAL BY KELLER IS NOT INTENDED TO BE, AND MUST NOT BE INTERPRETED AS, A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF VOTING TO APPROVE THE PLAN OF CONVERSION OR OF PURCHASING SHARES OF COMMON STOCK. MOREOVER, BECAUSE THE APPRAISAL IS NECESSARILY BASED ON MANY FACTORS WHICH CHANGE FROM TIME TO TIME, THERE IS NO ASSURANCE THAT PERSONS WHO PURCHASE SUCH SHARES IN THE CONVERSION WILL LATER BE ABLE TO SELL SHARES THEREAFTER AT PRICES AT OR ABOVE THE PURCHASE PRICE.

Limitations on Purchases of Shares

     The Plan of Conversion provides for certain limitations to be placed upon the purchase of Common Stock by eligible subscribers and others in the Conversion. Each subscriber must subscribe for a minimum of 25 shares. With the exception of the ESOP, which is expected to subscribe for 8% of the shares of Common Stock issued in the Conversion, the Plan of Conversion provides for the following purchase limitations: (i) No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, including, in each case, all persons on a joint account, may purchase shares of Common Stock with an aggregate purchase price of more than $200,000, (ii) no person (including all persons on a joint account), either alone or together with associates of or persons acting in concert with such person, may purchase in the Direct Community Offering, if any, or in the Syndicated Community Offering, if any, shares of Common Stock with an aggregate purchase price of more than $200,000, and (iii) no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of 1% of the total number of shares of Common Stock issued in the Conversion (exclusive of any shares issued pursuant to an increase in the Estimated Valuation Range of up to 15%). For purposes of the Plan of Conversion, the directors are not deemed to be acting in concert

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solely by reason of their  Board  membership.  Pro rata  reductions  within each
Subscription Rights category will be made in allocating shares to the extent that the maximum purchase limitations are exceeded.

     The Savings Bank's and the Holding Company's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation set forth above up to 9.99% of the shares of Common Stock sold in the Conversion, provided that orders for shares which exceed 5% of the shares of Common Stock sold in the Conversion may not exceed, in the aggregate, 10% of the shares sold in the Conversion. The Savings Bank and the Holding Company do not intend to increase the maximum purchase limitation unless market conditions are such that an increase in the maximum purchase limitation is necessary to sell a number of shares in excess of the minimum of the Estimated Valuation Range. If the Boards of Directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of shares of Common Stock will be, and other large subscribers in the discretion of the Holding Company and the Savings Bank may be, given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority Subscription Rights.

     The term "acting in concert" is defined in the Plan of  Conversion  to mean
(i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party.

     The term "associate" of a person is defined in the Plan of Conversion to mean (i) any corporation or organization (other than the Savings Bank or a majority-owned subsidiary of the Savings Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee plans); and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of the Savings Bank or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of such person and, therefore, all shares purchased by such corporation would be included with the number of shares which such person could purchase individually under the above limitations.

     The term "officer" is defined in the Plan of Conversion to mean an executive officer of the Savings Bank, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Common Stock purchased pursuant to the Conversion will be freely transferable, except for shares purchased by directors and officers of the Savings Bank and the Holding Company and by NASD members. See "-- Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Repurchase of Stock

     Pursuant to OTS regulations, OTS-regulated savings associations (and their holding companies) may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in the event of (i) an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the OTS; or (ii) the repurchase of qualifying shares of a director; or (iii) a purchase in the open market by a tax-qualified or non-tax-qualified employee stock benefit plan in an amount reasonable and appropriate to fund the plan. Furthermore, repurchases of any common stock are prohibited if the effect thereof would cause the association's regulatory capital to be reduced below (a) the amount required for the liquidation account or (b) the regulatory capital requirements imposed by the OTS. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the OTS, and if the OTS does not object, an institution may make open market repurchases of its outstanding common stock during years two and

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three following the conversion,  provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the association. Any repurchases of common stock by the Holding Company would be subject to these regulatory restrictions unless the OTS would provide otherwise.

Restrictions on Transferability by Directors and Officers and NASD Members

     Shares of Common Stock purchased in the Offerings by directors and officers of the Holding Company may not be sold for a period of one year following consummation of the Conversion, except in the event of the death of the stockholder or in any exchange of the Common Stock in connection with a merger or acquisition of the Holding Company. Shares of Common Stock received by directors or officers through the ESOP or the MRP or upon exercise of options issued pursuant to the Stock Option Plan or purchased subsequent to the Conversion are not subject to this restriction. Accordingly, shares of Common Stock issued by the Holding Company to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, the Holding Company will give appropriate instructions to the transfer agent for the Holding Company's Common Stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted Common Stock shall be subject to the same restrictions.

     Purchases of outstanding shares of Common Stock of the Holding Company by directors, executive officers (or any person who was an executive officer or director of the Savings Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the OTS. This restriction does not apply, however, to negotiated transactions involving more than 1% of the Holding Company's outstanding Common Stock or to the purchase of stock pursuant to the Stock Option Plan.

     The Holding Company has filed with the SEC a registration statement under the Securities Act of 1933, as amended ("Securities Act") for the registration of the Common Stock to be issued pursuant to the Conversion. The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Holding Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Holding Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Holding Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Holding Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Holding Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     Under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with Subscription Rights and to certain reporting requirements upon purchase of such securities.

               RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY

     The following discussion is a summary of the material provisions of federal law and regulations and the OBCA, as well as the Articles of Incorporation and Bylaws of the Holding Company, relating to stock ownership and transfers, the Board of Directors and business combinations, all of which may be deemed to have "anti-takeover" effects. The description of these provisions is necessarily general and reference should be made to the actual law and regulations and to the Articles of Incorporation and Bylaws of the Holding Company. See "ADDITIONAL INFORMATION" as to how to obtain a copy of these documents.


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Conversion Regulations

     OTS regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution (or its holding company) from another person prior to completion of its conversion. Further, without the prior written approval of the OTS, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution (or its holding company) for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution (or its holding company). The OTS has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to the Savings Bank (or its holding company) or an underwriter or member of a selling group acting on the converting institution's (or its holding company's) behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution (or its holding company) or who controls more than 10% of the outstanding shares or voting rights of a converting or converted institution (or its holding company).

     The Articles of Incorporation of the Holding Company essentially extends the restrictive period for 10% acquisitions of Holding Company stock from three to five years following completion of the Conversion. See "-- Change of Control -- Restrictions on Acquisitions of Securities."


Change of Control

     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings and loan association or its parent holding company unless the OTS has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, OTS regulations provide that no company may acquire control of a savings association without the prior approval of the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock must file with the OTS a certification form that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

     The OTS may prohibit an acquisition of control if it finds, among other things, that (i) the acquisition would result in a monopoly or substantially lessen competition, (ii) the financial condition of the acquiring person might jeopardize the financial stability of the institution, or (iii) the competence, experience or integrity of the acquiring

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

person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

Anti-takeover Provisions in the Holding Company's Articles of Incorporation and Bylaws and in Oregon Law

     A number of provisions of the Holding Company's Articles of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Holding Company's Articles of Incorporation and Bylaws and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Holding Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent Board of Directors or management of the Holding Company more difficult. The following description of certain of the provisions of the Articles of Incorporation and Bylaws of the Holding Company is necessarily general and reference should be made in each case to such Articles of Incorporation and Bylaws, which are incorporated herein by reference. See "ADDITIONAL INFORMATION" as to where to obtain a copy of these documents.

     Authorized Shares of Capital Stock. The Articles of Incorporation of the Holding Company authorizes the issuance of up to 250,000 shares of preferred stock ("Preferred Stock"). Preferred Stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This Preferred Stock, together with authorized but unissued shares of the Holding Company's Common Stock (the Articles of Incorporation also authorizes the issuance of up to 8,000,000 shares of Common Stock), could represent additional capital required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of the Holding Company's stockholders. Issuance of voting Preferred Stock to persons opposed to a proposed acquisition might prevent or deter an acquisition.

     Classified Board of Directors and Removal of Directors. Article XII of the Articles of Incorporation of the Holding Company states that the Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors of the Holding Company in each class will hold office following their initial appointment to office for terms of one year, two years and three years, respectively, and, upon reelection, will serve for staggered three year terms. Each class currently consists of one third of the number of directors. Each director will serve until his or her successor is elected and qualified. Article XIII of the Articles of Incorporation of the Holding Company provides that a director of the Holding Company may be removed by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote at an election of directors. The requirement that directors may be removed only upon an 80% vote makes it difficult for the stockholders of the Holding Company to remove directors of the Holding Company, even if the stockholders believe such removal would be beneficial to the Holding Company.

     A  classified   Board  of  Directors  could  make  it  more  difficult  for stockholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent directors expire each year, at least two annual elections are required for the stockholders to change a majority, whereas a majority of a non-classified Board may be changed in one year. In the absence of the provisions of the Articles of Incorporation classifying the Board, all of the directors would be elected each year. The provision for a staggered Board of Directors affects every election of directors and is not triggered by the occurrence of a particular event, such as a hostile merger. Thus, a staggered Board of Directors makes it more difficult for stockholders to change the majority of directors even when the only reason for the change is the performance of such directors.

     Stockholder Vote Required to Approve Business Combinations With Interested Shareholder. Article XV of the Holding Company's Articles of Incorporation provides that the Holding Company shall not engage in any


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"business combination" with any "Interested Shareholder" for a period of three years following the date that the shareholder became an "Interested Shareholder," unless: (i) prior to that date the Board of Directors of the Holding Company approved either the "business combination" or the transaction which resulted in the shareholder becoming an "interested Shareholder," (ii) upon consummation of the transaction which resulted in the shareholder becoming an "Interested Shareholder," the "Interested Shareholder" owned at least 85% of the voting stock of the Holding Company outstanding at the time the transaction commenced (excluding those shares owned by persons who are directors and also officers of the Holding Company and shares held by employee stock benefit plans in which the employee participants do not have the right to determine confidentially whether such shares will be tendered in a tender or exchange offer), or (iii) on or subsequent to the date that the shareholder became an "Interested Shareholder," the "business combination" is approved by the Board of Directors of the Holding Company and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the "Interested Shareholder."

     For purposes of Article XV of the Articles of Incorporation, the term "Interested Shareholder" is defined to include any individual, corporation, partnership, unincorporated association or other entity is the owner of 15% or more of the outstanding voting stock of the Holding Company or is an affiliate or associate of a corporation that owns 15% or more of the outstanding voting stock of the Holding Company and such person was the owner of 15% or more of the outstanding voting stock of such corporation. The term "business combination," when used in reference to the Holding Company and any "Interested Shareholder" of the Holding Company, means (i) any merger or plan of exchange of the Holding Company or subsidiary thereof with the "Interested Shareholder" or any other corporation if the merger or plan of exchange is caused by the "Interested Shareholder" and as a result of the merger or plan of exchange, the provisions of Article XV of the Articles of Incorporation are not applicable to the surviving corporation, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, to or with an "Interested Shareholder," whether as part of a dissolution or otherwise, of the assets of the Holding Company or any direct or indirect majority-owned subsidiary thereof where the assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Holding Company on a consolidated basis or the aggregate market value of all of the outstanding stock of the Holding Company, (iii) any transaction which results in the issuance or transfer by the Holding Company or by any direct or indirect majority-owned subsidiary thereof of any shares of the Holding Company (except for certain exchanges or distributions made pro rata to all of the same class of stock), (iv) any transaction involving the Holding Company or any direct or indirect majority-owned subsidiary thereof which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible thereto, of the Holding Company or any such subsidiary which is owned by the "Interested Shareholder," or (v) the receipt by the "Interested Shareholder" of the benefit, either direct or indirect, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Holding Company any direct or indirect majority-owned subsidiary thereof.

     Restrictions on Acquisitions of Securities. The Articles of Incorporation provides that for a period of five years from the effective date of the Conversion, no person may acquire directly or indirectly acquire the beneficial ownership of more than 10% of any class of equity security of the Holding Company, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Holding Company's Continuing Directors (as defined in the Articles of Incorporation). This provision does not apply to any employee stock benefit plan of the Holding Company. In addition, during such five-year period, no shares beneficially owned in violation of the foregoing percentage limitation, as determined by the Holding Company's Board of Directors, shall be entitled to vote in connection with any matter submitted to stockholders for a vote. Additionally, the Articles of Incorporation provides for further restrictions on voting rights of shares owned in excess of 10% of any class of equity security of the Holding Company beyond five years after the Conversion of the Savings Bank. Specifically, the Articles of Incorporation provides that if, at any time after five years from the Savings Bank's conversion to stock form, any person acquires the beneficial ownership of more than 10% of any class of equity security of the Holding Company, then, with respect to each vote in excess of 10%, the record holders of voting stock of the Holding Company beneficially owned by such person shall be entitled to cast only one-hundredth of one vote with respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of the Holding Company which such record holders would otherwise be entitled to cast without giving effect to the provision, and the aggregate voting


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power of such  record  holders  shall be allocated  proportionately  among such record holders. An exception from the restriction is provided if the acquisition of more than 10% of the securities received the prior approval by a two-thirds vote of the Holding Company's "Continuing Directors." Under the Holding Company's Articles of Incorporation, the restriction on voting shares beneficially owned in violation of the foregoing limitations is imposed automatically. In order to prevent the imposition of such restrictions, the Board of Directors must take affirmative action approving in advance a particular offer to acquire or acquisition. Unless the Board took such affirmative action, the provision would operate to restrict the voting by beneficial owners of more than 10% of the Holding Company's Common Stock in a proxy contest.

     Board Consideration of Certain Nonmonetary Factors in the Event of an Offer by Another Party. The Articles of Incorporation of the Holding Company directs the Board of Directors, in evaluating a Business Combination or a tender or exchange offer, to consider, in addition to the adequacy of the amount to be paid in connection with any such transaction, certain specified factors and any other factors the Board deems relevant, including (i) the social and economic effects of the transaction on the Holding Company and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Holding Company and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring party or parties; and (iii) the competence, experience and integrity of the acquiring party or parties and its or their management. By having the standards in the Articles of Incorporation of the Holding Company, the Board of Directors may be in a stronger position to oppose any proposed business combination, tender or exchange offer if the Board concludes that the transaction would not be in the best interest of the Holding Company, even if the price offered is significantly greater than the then market price of any equity security of the Holding Company.

     Provisions Relating to Meetings of Stockholders. The OBCA provides that a special meeting of stockholders may be called by a corporation's board of directors or by the holders of at least 10% of all votes entitled to be cast on any issue to be considered at the proposed special meeting.

     Article X of the Holding Company's Articles of Incorporation provides that there will be no cumulative voting by stockholders for the election of the Holding Company's directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a meeting of stockholders may, if they so choose, elect all directors of the Holding Company, thus precluding a small group of stockholders from controlling the election of one or more representatives to the Holding Company's Board of Directors.

     Restriction on Maximum Number of Directors and Filling of Vacancies on the Board of Directors. The OBCA requires that the board of directors of a corporation shall consist of one or more members and that the number of directors shall be set by a corporation's bylaws or articles of incorporation.
Article XII of the Holding Company's Articles of Incorporation provides that the number of directors of the Holding Company (exclusive of directors, if any, to be elected by the holders of any currently authorized but unissued shares of Preferred Stock of the Holding Company) shall not be less than five or more than 25, as shall be provided from time to time in accordance with the Holding Company's Bylaws. Its current Bylaws fix the number of directors at seven. Additionally, the power to determine the number of directors within these numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in the Board of Directors. The effect of such provisions may be to prevent a person or entity from immediately acquiring control of the Holding Company through an increase in the number of the Holding Company's directors and election of the control person's or group's nominees to fill the newly created vacancies, thus allowing existing management to continue in office.

     Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders. Article XI of the Articles of Incorporation of the Holding Company generally provides that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice not less than 30 nor more than 60 days in advance of the meeting. Management believes that it is in the best interests of the Holding Company and its stockholders to provide

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


sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of shareholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

     Supermajority Voting Requirement for Amendment of Certain Provisions of the Articles of Incorporation and Bylaws. Article XX of the Holding Company's Articles of Incorporation provides that specified provisions contained in the Articles of Incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than 80% of the outstanding shares of the Holding Company's stock entitled to vote generally in the election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the OBCA for the repeal or amendment of such provisions of the Articles of Incorporation. The specific provisions covered by
Article XX are (i) Article X governing the calling of special meetings of stockholders and the absence of cumulative voting right, (ii) Article XI requiring written notice to the Holding Company of nominations for the election of directors and new business proposals, (iii) Article XII governing the number of members of the Holding Company's Board of Directors, (iv) Article XIII providing the mechanism for removing directors, (v) Article XIV governing the acquisition of 10% or more of any class of equity security of the Holding Company, (vi) Article XV governing the requirement for the approval of certain business combinations involving "Related Persons," (vii) Article XVI governing evaluation of business combinations; (viii) Article XVII pertaining to the elimination of the liability of the directors to the Holding Company and its stockholders for monetary damages, with certain exceptions, for breaches of fiduciary duty, (ix) Article XVII providing for the indemnification of directors, officers, employees, and agents of the Holding Company; and (x)
Article XIX and Article XX governing the required shareholder vote for amending the Articles of Incorporation and Bylaws of the Holding Company. This latter provision is intended to prevent the holders of less than 80% of the outstanding stock of the Holding Company from circumventing any of the foregoing provisions by amending the Articles of Incorporation to delete or modify one of such provisions. Thus, the holders of more than 20% of the Holding Company's voting stock may prevent amendments to the Holding Company's Articles of Incorporation or Bylaws even if they were favored by the holders of a majority of the voting stock.

     Purpose and Takeover Defensive Effects of the Holding Company's Articles of Incorporation and Bylaws. The Board of Directors of the Savings Bank believes that the provisions described above are prudent and will reduce the Holding Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Savings Bank in the orderly deployment of the Conversion proceeds into productive assets during the initial period after the Conversion. The Board of Directors believes these provisions are in the best interest of the Savings Bank and Holding Company and its stockholders. In the judgment of the Board of Directors, the Holding Company's Board will be in the best position to determine the true value of the Holding Company and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, the Board of Directors believes that it is in the best interest of the Holding Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of the Holding Company and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of the Holding Company and which is in the best interest of all stockholders.

     Attempts to acquire control of financial institutions and their holding companies have recently become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of the Holding Company

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and its stockholders,  with due  consideration  given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Holding Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objective may not be similar to those of the remaining stockholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Holding Company's remaining stockholders of benefits of certain protective provisions of the Exchange Act, if the number of beneficial owners became less than the 300 thereby allowing for Exchange Act deregistration.

     Despite the belief of the Savings Bank and the Holding Company as to the benefits to stockholders of these provisions of the Holding Company's Articles of Incorporation and Bylaws, these provisions may also have the effect of discouraging a future takeover attempt which would not be approved by the Holding Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also render the removal of the Holding Company's Board of Directors and of management more difficult. The Board of Directors of the Savings Bank and the Holding Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

     Pursuant to applicable law, at any annual or special meeting of its stockholders after the Conversion, the Holding Company may adopt additional provisions to the Holding Company's Articles of Incorporation or Bylaws regarding the acquisition of its equity securities that would be permitted for a Oregon business corporation. The Holding Company and the Savings Bank do not presently intend to propose the adoption of further restrictions on the acquisition of the Holding Company's equity securities.

     The cumulative effect of the restriction on acquisition of the Holding Company contained in the Articles of Incorporation and Bylaws and Holding Company, federal law and Oregon law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of the Holding Company may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.

               DESCRIPTION OF CAPITAL STOCK OF THE HOLDING COMPANY

General

     The Holding Company is authorized to issue 8,000,000 shares of Common Stock having a par value of $.01 per share and 250,000 shares of Preferred Stock having a par value of $.01 per share. The Holding Company currently expects to issue up to 3,806,500 shares of Common Stock and no shares of Preferred Stock in the Conversion. Each share of the Holding Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Purchase Price for the common stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

     THE COMMON STOCK OF THE HOLDING COMPANY WILL REPRESENT NONWITHDRAWABLE CAPITAL, WILL NOT BE AN ACCOUNT OF AN INSURABLE TYPE, AND WILL NOT BE INSURED BY THE FDIC.
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

Common Stock

     Dividends. The Holding Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Holding Company is subject to limitations which are imposed by law and applicable regulation. See "DIVIDEND POLICY" and "REGULATION." The holders of Common Stock of the Holding Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Holding Company out of funds legally available therefor. If the Holding Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

     Stock Repurchases. The Plan and OTS regulations place certain limitations on the repurchase of the Holding Company's capital stock. See "THE CONVERSION -- Restrictions on Repurchase of Stock" and "USE OF PROCEEDS."

     Voting Rights. Upon Conversion, the holders of common stock of the Holding Company will possess exclusive voting rights in the Holding Company. They will elect the Holding Company's Board of Directors and act on such other matters as are required to be presented to them under Oregon law or as are otherwise presented to them by the Board of Directors. Except as discussed in "CERTAIN RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY," each holder of Common Stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If the Holding Company issues Preferred Stock, holders of the Holding Company Preferred Stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote thereon. See "CERTAIN RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

     As a federally chartered mutual savings bank, corporate powers and control of the Savings Bank are vested in its Board of Directors, who elect the officers of the Savings Bank and who fill any vacancies on the Board of Directors. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Savings Bank, all of which will be owned by the Holding Company, and voted at the direction of the Holding Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Savings Bank.

     Liquidation. In the event of any liquidation, dissolution or winding up of the Savings Bank, the Holding Company, as holder of the Savings Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Savings Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "THE CONVERSION -- Effects of Conversion to Stock Form on Depositors and Borrowers of the Savings Bank -- Liquidation Account"), all assets of the Savings Bank available for distribution. In the event of liquidation, dissolution or winding up of the Holding Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Holding Company available for distribution. If Holding Company Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

     Preemptive Rights. Holders of the Common Stock of the Holding Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

Preferred Stock

     None of the shares of the authorized Holding Company Preferred Stock will be issued in the Conversion and there are no plans to issue Preferred Stock. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue Preferred Stock with voting, dividend, liquidation and conversion rights which

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could  dilute the voting strength  of the  holders  of the  Common  Stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

     Acquisitions of the Holding Company are restricted by provisions in its Articles of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "REGULATION" and "CERTAIN RESTRICTIONS ON ACQUISITION OF THE HOLDING COMPANY."

                            REGISTRATION REQUIREMENTS

     The Holding Company will register the Common Stock with the SEC pursuant to
Section 12(g) of the Exchange Act upon the completion of the Conversion and will not deregister its Common Stock for a period of at least three years following the completion of the Conversion. Upon such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.

                             LEGAL AND TAX OPINIONS

     The legality of the Common Stock has been passed upon for the Holding Company by Breyer & Aguggia, Washington, D.C. The federal tax consequences of the Offerings have been opined upon by Breyer & Aguggia and the Oregon tax consequences of the Offerings have been opined upon by Deloitte & Touche LLP, Portland, Oregon. Breyer & Aguggia and Deloitte & Touche LLP have consented to the references herein to their opinions. Certain legal matters will be passed upon for Webb by Elias, Matz, Tiernan & Herrick LLP, Washington, D.C.

                                     EXPERTS

     The consolidated financial statements of the Savings Bank as of March 31, 1997 and the nine months ended March 31, 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated balance sheet of the Savings Bank as of June 30, 1996 and the consolidated statements of income, equity and cash flows for the years ended June 30, 1996 and 1995 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      Keller has consented to the publication herein of the summary of its report to the Savings Bank setting forth its opinion as to the estimated pro forma market value of the Holding Company and the Savings Bank, as converted and its letter with respect to subscription rights and to the use of its name and statements with respect to it appearing herein.

                             ADDITIONAL INFORMATION

     The Holding Company has filed with the SEC a Registration Statement on Form S-1 (File No. 333-_______) under the Securities Act with respect to the Common Stock offered in the Conversion. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement also is available through the SEC's World Wide Web site on the Internet (http://www.sec.gov).

     The Savings Bank has filed with the OTS an Application for Approval of Conversion, which includes proxy materials for the Savings Bank's Special Meeting and certain other information. This Prospectus omits certain information contained in such Application. The Application, including the proxy materials, exhibits and certain other information that are a part thereof, may be inspected, without charge, at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the office of the Regional Director of the OTS at the West Regional Office of the OTS, Pacific Telesis Tower, 1 Montgomery Street, Suite 400, San Francisco, California 94101.

     Copies of the Holding Company's Articles of Incorporation and Bylaws may be obtained by written request to the Savings Bank.

                   Index To Consolidated Financial Statements
              Pioneer Bank, a Federal Savings Bank and Subsidiaries



                                                                        Page
                                                                        ----

Independent Auditors' Report - Deloitte & Touche LLP .................   F-1

Report of Independent Accountants - Coopers & Lybrand L.L.P ..........   F-2

Consolidated Balance Sheets as of March 31, 1997
 and June 30, 1996 ...................................................   F-3

Consolidated Statements of Income for the
 Nine Months Ended March 31, 1997
 and the Years Ended June 30, 1996 and 1995 ..........................    21

Consolidated Statements of Equity for the
 Nine Months Ended March 31, 1997 and for the
 Years Ended June 30, 1996 and 1995 ..................................   F-4

Consolidated Statements of Cash Flows for
 the Nine Months Ended March 31, 1997
 and the Years Ended June 30, 1996 and 1995 ..........................   F-5

Notes to Consolidated Financial Statements ...........................   F-7


                                      * * *


     All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

     Separate financial statements for the Holding Company have not been included herein because the Holding Company, which has engaged in only organizational activities to date, has no significant assets, liabilities (contingent or otherwise), revenues or expenses.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Pioneer Bank, a Federal Savings Bank
Baker City, Oregon

We have audited the accompanying consolidated balance sheet of Pioneer Bank, a Federal Savings Bank, (the "Bank") and subsidiaries as of March 31, 1997, and the related consolidated statement of income, equity and cash flows for the nine-month period then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Pioneer Bank, a Federal Savings Bank, and subsidiaries as of March 31, 1997, and the results of their operations and their cash flows for the nine-month period then ended, in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP

Portland, Oregon
May 22, 1997

                [Coopers & Lybrand Letterhead]

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Pioneer Bank, a Federal Savings Bank
Baker City, Oregon

We have audited the accompanying consolidated balance sheet of Pioneer Bank, a Federal Savings Bank, and subsidiaries as of June 30, 1996, and the related consolidated statements of income, equity and cash flows for the years ended June 30, 1996 and 1995. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pioneer Bank, a Federal Savings Bank, and subsidiaries as of June 30, 1996, and their consolidated results of operations and cash flows for the years ended June 30, 1996 and 1995, in conformity with generally accepted accounting principles.





/s/ Coopers & Lybrand LLP
COOPERS & LYBRAND LLP

Boise, Idaho
August 2, 1996
                                F-2

PIONEER BANK, A FEDERAL SAVINGS BANK, AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
MARCH 31, 1997 AND JUNE 30, 1996
--------------------------------------------------------------------------------

ASSETS                                                                 1997             1996
Cash and due from banks                                            $   1,182,255    $     825,106
Interest-bearing deposits                                              3,793,206        2,591,228
                                                                   -------------    -------------

           Total cash and cash equivalents                             4,975,461        3,416,334

Securities:
  Available for sale, at fair value (amortized cost: $35,850,256
    and $39,477,319)                                                  35,651,533       39,401,276
  Held to maturity, at amortized cost (fair value: $15,391,851
    and $16,782,384)                                                  15,302,393       17,010,617
  Trading, at fair value                                                    --          2,569,348
Loans receivable, net of allowance for loan losses of $725,089
  and $540,986                                                       138,880,914      132,347,110
Loans held for sale                                                      428,200             --
Accrued interest receivable                                            1,324,637        1,336,025
Premises and equipment, net                                            4,640,848        4,373,200
Stock in Federal Home Loan Bank of Seattle, at cost                    2,763,300        2,609,200
Other assets                                                             245,380          393,932
                                                                   -------------    -------------
TOTAL ASSETS                                                       $ 204,212,666    $ 203,457,042
                                                                   =============    =============

LIABILITIES AND EQUITY

LIABILITIES:
  Deposits:
    Interest-bearing                                               $  68,049,713    $  66,379,911
    Noninterest-bearing                                                6,282,277        4,894,075
    Time certificates                                                104,825,937      105,345,220
                                                                   -------------    -------------
           Total deposits                                            179,157,927      176,619,206

  Securities sold under agreements to repurchase                       1,430,853        1,432,078
  Accrued expenses and other liabilities                               1,119,465        1,311,225
  Advances from Federal Home Loan Bank of Seattle                        800,000        2,650,000
  Advances from borrowers for taxes and insurance                        678,208        1,440,289
                                                                   -------------    -------------
           Total liabilities                                         183,186,453      183,452,798
                                                                   -------------    -------------

COMMITMENTS AND CONTINGENCIES (Notes 13 and 15)

EQUITY:
  Retained earnings                                                   21,148,510       20,050,916
  Unrealized loss on securities available for sale, net of tax          (122,297)         (46,672)
                                                                   -------------    -------------
               Total equity                                           21,026,213       20,004,244
                                                                   -------------    -------------
TOTAL LIABILITIES AND EQUITY                                       $ 204,212,666    $ 203,457,042
                                                                   =============    =============



See notes to consolidated financial statements.

PIONEER BANK, A FEDERAL SAVINGS BANK, AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY
NINE-MONTH PERIOD ENDED MARCH 31, 1997 AND
YEARS ENDED JUNE 30, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                      Unrealized
                                                                     Gain (Loss)
                                                                    on Securities
                                                      Retained        Available
                                                      Earnings        for Sale         Total
BALANCE, JULY 1, 1994                               $ 15,612,945   $   (135,829)   $ 15,477,116

Net income                                             2,258,842           --         2,258,842

Unrealized gain on securities available for sale,
  net of tax                                                --           75,727          75,727
                                                    ------------   ------------    ------------
BALANCE, JUNE 30, 1995                                17,871,787        (60,102)     17,811,685

Net income                                             2,179,129           --         2,179,129

Unrealized gain on securities available for sale,
  net of tax                                                --           13,430          13,430
                                                    ------------   ------------    ------------
BALANCE, JUNE 30, 1996                                20,050,916        (46,672)     20,004,244

Net income                                             1,097,594           --         1,097,594

Unrealized loss on securities available for sale,
  net of tax                                                --          (75,625)        (75,625)
                                                    ------------   ------------    ------------

BALANCE, MARCH 31, 1997                             $ 21,148,510   $   (122,297)   $ 21,026,213
                                                    ============   ============    ============


See notes to consolidated financial statements.

PIONEER BANK, A FEDERAL SAVINGS BANK, AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE-MONTH PERIOD ENDED MARCH 31, 1997 AND
YEARS ENDED JUNE 30, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                 1997           1996             1995
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $  1,097,594    $  2,179,129    $  2,258,842
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                               271,012         299,611         243,569
      Amortization of deferred loan fees, net                   (195,002)       (301,429)       (184,965)
      Provision for loan losses                                  216,063         115,397          66,548
      Deferred income taxes                                      (90,605)         33,562         223,100
      Amortization and accretion of premiums and
        discounts                                                (21,680)        (35,281)        (18,395)
      Federal Home Loan Bank of Seattle dividends               (154,100)       (184,400)       (142,166)
      Net unrealized (gain) loss on trading securities             2,151          71,274        (279,545)
      Loss on sale of fixed assets                                21,514            --              --
      Other                                                         --             1,859          10,681
      Change in assets and liabilities:
        Trading securities                                       180,675       1,165,434         161,053
        Loans held for sale                                     (428,200)           --              --
        Accrued interest receivable                               11,388         (42,117)        (36,712)
        Other assets                                             148,552          22,981        (339,957)
        Accrued expenses and other liabilities                   (54,435)        (40,760)         92,988
                                                            ------------    ------------    ------------

           Net cash provided by operating activities           1,004,927       3,285,260       2,055,041
                                                            ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Loan originations                                          (27,245,000)    (31,984,744)    (34,464,721)
  Loan principal repayments                                   21,284,824      24,538,000      22,416,000
  Loans purchased                                               (572,000)       (256,000)       (145,000)
  Proceeds from maturity of securities available for sale      5,000,000       3,000,000            --
  Principal repayments of securities available for sale        2,053,409       1,662,503            --
  Purchase of securities available for sale                   (1,000,000)     (4,000,000)           --
  Maturity of securities held to maturity                           --         3,000,000       1,200,000
  Principal repayments of securities held to maturity          1,667,726       4,323,112       4,258,665
  Purchase of securities held to maturity                           --              --           (50,000)
  Purchase of premises and equipment                            (560,174)       (866,893)     (1,018,174)
  Proceeds from sale of premises and equipment                      --             8,000            --
                                                            ------------    ------------    ------------
           Net cash provided by (used in)
             investing activities                                628,785        (576,022)     (7,803,230)
                                                            ------------    ------------    ------------

                                                                     (Continued)

PIONEER BANK, A FEDERAL SAVINGS BANK, AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE-MONTH PERIOD ENDED MARCH 31, 1997 AND
YEARS ENDED JUNE 30, 1996 AND 1995
--------------------------------------------------------------------------------

                                                               1997           1996            1995
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in deposits, net of withdrawals    $  2,538,721    $  4,050,601    $ (4,537,941)
  Increase (decrease) in securities sold under
    agreements to repurchase                                   (1,225)        270,593        (735,010)
  Decrease in advances from borrowers for taxes
    and insurance                                            (762,081)       (107,806)         (2,345)
  Proceeds from Federal Home Loan Bank of
    Seattle advances
  Repayment of Federal Home Loan Bank of
    Seattle advances                                       (1,850,000)     (8,350,000)     11,000,000
                                                         ------------    ------------    ------------

           Net cash provided by (used in)
             financing activities                             (74,585)     (4,136,612)      5,724,704
                                                         ------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                      1,559,127      (1,427,374)        (23,485)

CASH AND CASH EQUIVALENTS,
   BEGINNING OF YEAR                                        3,416,334       4,843,708       4,867,193
                                                         ------------    ------------    ------------

CASH AND CASH EQUIVALENTS,
   END OF YEAR (PERIOD)                                  $  4,975,461    $  3,416,334    $  4,843,708
                                                         ============    ============    ============

SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION:
  Cash paid during the year (period) for:
    Interest on deposits and other borrowings            $  5,615,984    $  8,087,606    $  6,986,005
    Income taxes                                              885,677         945,000       1,734,850
  Noncash investing activities:
    Transfer of loans to foreclosed real estate                  --            46,539          16,789
    Unrealized gain (loss) on securities available for
      sale, net of tax                                        (75,625)         13,430          75,727
    Transfer of trading securities to available for
      sale securities, at fair value                        2,386,522            --              --
    Loans originated for sale                               1,577,000         759,754         991,273
    Proceeds from sales of loans                            1,148,800         759,754         991,273


See notes to consolidated financial statements.                      (Concluded)

PIONEER BANK, A FEDERAL SAVINGS BANK, AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE-MONTH PERIOD ENDED MARCH 31, 1997 AND
YEARS ENDED JUNE 30, 1996 AND 1995
--------------------------------------------------------------------------------


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Nature of Business - Pioneer Bank, a Federal Savings Bank (the "Bank"), is a federally chartered mutual savings bank engaged in the business of accepting savings and demand deposits and providing mortgage, consumer, commercial, commercial real estate loans, and to a lesser extent, agricultural loans to its members and others.

     Principles of Consolidation - The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiaries, Pioneer Development Corporation and Pioneer Bank Investment Corporation. All significant intercompany balances and transactions between the Bank and its subsidiaries have been eliminated.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make assumptions that result in estimates that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of related revenues and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to change in the near term relate to the determination of the allowance for loan losses.

     Cash and Cash Equivalents - For purposes of classification in the consolidated balance sheets and cash flows, the Bank considers all deposits and investment securities with an original term to maturity of three months or less to be cash equivalents. Cash equivalents consist of currency on hand and due from banks and interest-bearing deposits with financial institutions.

     Securities - The Bank accounts for securities in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Securities are classified as held to maturity where the Bank has the ability and positive intent to hold them to maturity. Securities held to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts to maturity. Securities bought and held principally for the purpose of sale in the near term are classified as trading securities and are carried at fair value. Securities not classified as trading, or as held to maturity, are classified as available for sale. Unrealized holding gains and losses on securities available for sale are excluded from earnings and are reported net of tax as a separate component of equity until realized. Unrealized losses on securities resulting from an other than temporary decline in fair value are recognized in earnings when incurred. Realized and unrealized gains and losses are determined using the specific identification method.

     Loans Receivable - Loans are stated at unpaid principal less net deferred loan origination fees. Interest income on loans is recognized based on the principal and the stated interest rates and includes the amortization of net deferred loan origination fees based on the level yield method over the life of the loans. Net deferred loan origination fees on loans held for sale are recognized in earnings when sold. Recognition of interest income is discontinued and accrued interest is reversed when a loan is placed on nonaccrual status. A loan is generally placed on nonaccrual status when the loan becomes contractually past due more than 90 days. Delinquent interest on loans past due 90 days or more is charged off or an allowance established by a charge to income equal to all interest previously accrued. Interest payments received on nonaccrual loans are applied to principal if collection of principal is doubtful. Loans are removed from nonaccrual status only when the loan is deemed current and collectibility of principal and interest is no longer doubtful.

     Loans Held for Sale - To mitigate interest rate sensitivity, from time to time certain fixed rate loans are identified as held for sale in the secondary market. Accordingly, such loans are classified as held for sale in the consolidated balance sheets and are carried at the lower of aggregate cost or net realizable value.

     Allowance for Loan Losses - Allowances for losses on specific problem loans and real estate owned are charged to earnings when it is determined that the value of these loans and properties, in the judgment of management, is impaired. In addition to specific reserves, the Bank also maintains general provisions for loan losses based on evaluating known and inherent risks in the loan portfolio, including management's continuing analysis of the factors and trends underlying the quality of the loan portfolio. These factors include changes in the size and composition of the loan portfolio, actual loan loss experience, current and anticipated economic conditions, detailed analysis of individual loans for which full collectibility may not be assured, and determination of the existence and realizable value of the collateral and guarantees securing the loans. The ultimate recovery of loans is susceptible to future market factors beyond the Bank's control, which may result in losses or recoveries differing significantly from those provided in the consolidated financial statements.

     The Bank accounts for impaired loans in accordance with SFAS No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, as amended by SFAS No. 118, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN-INCOME RECOGNITION AND DISCLOSURES. These statements address the disclosure requirements and allocations of the allowance for loan losses for certain impaired loans. A loan within the scope of these statements is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled interest payments.

     When a loan has been identified as being impaired, the amount of the impairment is measured by using discounted cash flows, except when it is determined that the sole source of repayment for the loan is the operation or liquidation of the underlying collateral. In such case, impairment is measured at current fair value of the collateral, reduced by estimated selling costs. When the measurement of the impaired loan is less than the recorded investment in the loan (including accrued interest, net deferred loan fees or costs, and premium or discount), loan impairment is recognized by establishing or adjusting an allocation of the allowance for loan losses. SFAS No. 114, as amended, does not change the timing of charge-offs of loans to reflect the amount ultimately expected to be collected. At March 31, 1997 and at June 30, 1996, respectively, the Bank had no loans deemed to be impaired as defined by SFAS No. 114.

     Loan Servicing Fees - Fees earned for servicing loans for the Federal Home Loan Mortgage Corporation ("FHLMC") are reported as income when the related mortgage loan payments are collected. Loan servicing costs are charged to expense as incurred.

     Federal Home Loan Bank Stock - The Bank's investment in Federal Home Loan Bank ("FHLB") of Seattle stock is carried at cost, which reasonably approximates its fair value. As a member of the FHLB system, the Bank is required to maintain a minimum level of investment in FHLB stock based on specified percentages of its outstanding mortgages, total assets or FHLB advances. At March 31, 1997, the Bank's minimum investment requirement was approximately $1,432,400. The Bank may request redemption at par value of any stock in excess of the amount the Bank is required to hold. Stock redemptions are granted at the discretion of the FHLB of Seattle.

     Foreclosed Real Estate - Real estate acquired through foreclosure is stated at the lower of cost (principal balance of the former mortgage loan plus costs of obtaining title and possession) or estimated fair value at the time of foreclosure less estimated selling costs. Costs of development and improvement of property are capitalized, and holding costs and market adjustments are charged to expense as incurred. Foreclosed real estate is included in other assets.

     Premises and Equipment - Premises and equipment are stated at cost. Depreciation is recognized on the straight-line method over the estimated useful lives of the assets ranging from 3 to 40 years. Major renewals and betterments are capitalized and repairs are expensed. Gains or losses from disposals of premises and equipment are reflected in other expenses.

     Income Taxes - The Bank uses the asset and liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for temporary differences between tax and financial reporting bases of assets and liabilities based on enacted tax rates. A valuation allowance is established to reduce deferred tax assets to the amount that management believes will more likely than not be realized. The change in the deferred tax assets and liabilities together with income taxes currently payable are reflected as provision for income taxes in the consolidated financial statements.

2.   SECURITIES

     The amortized cost, gross unrealized gains and losses and estimated fair value of securities classified as available for sale and held to maturity for the period ended March 31, 1997 and the year ended June 30, 1996 are summarized as follows:

                                                                       Gross           Gross
                                                      Amortized     Unrealized       Unrealized       Fair
March 31, 1997                                          Cost           Gains           Losses         Value
Available for sale:
  U.S. government and government
    agency obligations:
      Maturing after one year through five years    $ 10,040,824   $      1,710    $   (161,308)   $  9,881,226
      Maturing after five years through ten years      6,194,550          4,065        (173,240)      6,025,375
                                                    ------------   ------------    ------------    ------------

                                                      16,235,374          5,775        (334,548)     15,906,601
                                                    ------------   ------------    ------------
  Mortgage-backed and related securities:
    GNMA maturing after one year through
      five years                                         202,958           --           (14,751)        188,207
    FHLMC maturing after one year through
      five years                                          69,399          3,928            --            73,327
    GNMA maturing after five years through
      ten years                                          273,387           --           (19,911)        253,476
    GNMA maturing after ten years                     12,670,647        454,965         (43,532)     13,082,080
    FHLMC maturing after ten years                        89,634          4,196            --            93,830
    FNMA maturing after ten years                      6,308,857         17,290        (272,135)      6,054,012
                                                    ------------   ------------    ------------    ------------

                                                      19,614,882        480,379        (350,329)     19,744,932
                                                    ------------   ------------    ------------    ------------

           Total available for sale                 $ 35,850,256   $    486,154    $   (684,877)   $ 35,651,533
                                                    ============   ============    ============    ============

                                                                               Gross         Gross
                                                               Amortized     Unrealized    Unrealized      Fair
March 31, 1997                                                   Cost          Gains         Losses        Value
Held to maturity:
  Mortgage-backed and related securities held to maturity:
      GNMA maturing after ten years                          $13,216,550   $   153,686   $   (24,777)   $13,345,459
      FNMA maturing after ten years                            1,717,431          --         (29,603)     1,687,828
      FHLMC maturing after ten years                             368,412          --          (9,848)       358,564
                                                             -----------   -----------   -----------    -----------

           Total held to maturity                            $15,302,393   $   153,686   $   (64,228)   $15,391,851
                                                             ===========   ===========   ===========    ===========


                                                                               Gross         Gross
                                                               Amortized     Unrealized    Unrealized      Fair
June  30, 1996                                                   Cost          Gains         Losses        Value
Available for sale:
  U.S. government and government agency
    obligations:
      Maturing within one year                               $ 5,000,453   $     5,047   $      --      $ 5,005,500
      Maturing after one year through five years               8,034,566        13,819      (163,385)     7,885,000
      Maturing after five years through ten years              7,199,553         7,917      (147,730)     7,059,740
                                                             -----------   -----------   -----------    -----------

                                                              20,234,572        26,783      (311,115)    19,950,240
                                                             -----------   -----------   -----------    -----------

  Mortgage-backed and related securities:
    GNMA maturing after one year through
      five years                                                  47,721          --          (3,238)        44,483
    FHLMC maturing after five years through
      ten years                                                   88,847         3,748          --           92,595
    GNMA maturing after five years through
      ten years                                                  531,239          --         (36,109)       495,130
    GNMA maturing after ten years                             11,686,335       510,949       (39,809)    12,157,475
    FHLMC maturing after ten years                                99,796         4,051          --          103,847
    FNMA maturing after ten years                              6,788,809        24,121      (255,424)     6,557,506
                                                             -----------   -----------   -----------    -----------

                                                              19,242,747       542,869      (334,580)    19,451,036
                                                             -----------   -----------   -----------    -----------

           Total available for sale                          $39,477,319   $   569,652   $  (645,695)   $39,401,276
                                                             ===========   ===========   ===========    ===========

Held to maturity:
  Mortgage-backed and related securities:
    GNMA maturing after ten years                            $14,719,324   $      --     $  (216,889)   $14,502,435
    FNMA maturing after ten years                              1,897,221         1,810        (9,952)     1,889,079
    FHLMC maturing after ten years                               394,072          --          (3,202)       390,870
                                                             -----------   -----------   -----------    -----------

           Total held to maturity                            $17,010,617   $     1,810   $  (230,043)   $16,782,384
                                                             ===========   ===========   ===========    ===========


     Expected maturities of mortgage-backed and related securities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

     Mortgage-backed and related securities totaling $6,039,219 and $6,819,012 were pledged against public funds at March 31, 1997 and June 30, 1996, respectively.

3.   LOANS RECEIVABLE

     Loans receivable are summarized as follows:

                                                          March 31,      June 30,
                                                            1997           1996
Mortgage loans:
  One-to-four family                                    $101,791,973   $101,198,727
  Multi-family                                             1,844,098      1,927,310
  Commercial                                               4,768,603      4,724,338
  Construction                                               852,852      1,744,150
  Land                                                       222,733         14,249
                                                        ------------   ------------
           Total mortgage loans                          109,480,259    109,608,774
                                                        ------------   ------------

Consumer loans:
  Unsecured                                                1,610,402      4,580,116
  Home equity and second mortgage                         17,514,040     12,751,043
  Auto loans                                               2,064,403      1,404,888
  Credit card                                                844,145        790,875
  Loans secured by savings deposits                          730,714        593,450
  Other secured                                            2,627,025      2,586,527
                                                        ------------   ------------
           Total consumer loans                           25,390,729     22,706,899
                                                        ------------   ------------
Commercial business                                        4,066,100      3,142,111
Agricultural                                               2,466,095           --
                                                        ------------   ------------
           Total commercial business and agricultural      6,532,195      3,142,111

           Total loans                                   141,403,183    135,457,784

Less:
  Net deferred loan fees                                   1,028,465        984,623
  Undisbursed portion of loans in process                    768,715      1,585,065
  Allowance for loan losses                                  725,089        540,986
                                                        ------------   ------------
Total loans receivable, net                             $138,880,914   $132,347,110
                                                        ============   ============



     The weighted average interest rate on loans at March 31, 1997 and June 30, 1996 was 8.77% and 8.74%, respectively.

     The unpaid principal balance of loans serviced for the FHLMC, which is not included in the consolidated financial statements, was $1,388,249 at March 31, 1997 and $1,891,598 at June 30, 1996, respectively.

      Allowance for loan loss activity is summarized as follows:


                                           Nine-Month
                                          Period Ended  Year Ended    Year Ended
                                            March 31,    June 30,      June 30,
                                              1997         1996         1995

Balance, beginning of year (period)        $ 540,986    $ 455,059    $ 403,487
Provision for loan losses                    216,063      115,397       66,548
Net charge-offs                              (31,960)     (29,470)     (14,976)
                                           ---------    ---------    ---------

                                           $ 725,089    $ 540,986    $ 455,059
                                           =========    =========    =========



     Nonaccrual loans were $190,124 and $163,000 at March 31, 1997 and June 30, 1996, respectively. Interest income that would have been recorded under the original terms of nonaccrual loans totaled $15,511, $3,520 and $2,189 for the nine-month period ended March 31, 1997 and for the years ended June 30, 1996 and 1995, respectively.

4.   ACCRUED INTEREST RECEIVABLE

     Accrued interest receivable is summarized as follows:


                                                        March 31,       June 30,
                                                          1997           1996

Loans receivable                                      $  805,727      $  739,185
Mortgage-backed and related securities                   218,232         244,168
U.S. government and government agencies                  300,678         352,672
                                                      ----------      ----------

                                                      $1,324,637      $1,336,025
                                                      ==========      ==========


5.   PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:


                                                       March 31,        June 30,
                                                         1997            1996

Land                                                 $  783,835       $  783,835
Buildings and improvements                            3,712,853        3,657,902
Furniture, fixtures and equipment                     1,630,625        1,946,086
Construction in process                                 339,995           11,481
                                                     ----------       ----------
                                                      6,467,308        6,399,304
Less accumulated depreciation                         2,026,762        2,226,406
                                                     ----------       ----------
                                                      4,440,546        4,172,898
Land held for development                               200,302          200,302
                                                     ----------       ----------
                                                     $4,640,848       $4,373,200
                                                     ==========       ==========

6.   DEPOSITS

     Savings deposits are summarized as follows:

                                        At March 31, 1997                       At June 30, 1996
                            -------------------------------------     -------------------------------------
                             Weighted                                 Weighted
                             Average                                   Average
                            Interest                                  Interest
                              Rate        Balance        Percent         Rate        Balance         Percent
Non-interest bearing          -- %     $  6,282,277         3.51%         -- %    $  4,894,075         2.77%
NOW checking                  1.56       27,260,167        15.22         1.51       26,525,915        15.02
Passbook savings accounts     2.89       24,004,738        13.40         2.89       24,969,160        14.14
Money market deposit          3.53       16,784,808         9.37         3.53       14,884,836         8.43
Fixed-rate certificates       5.44      104,825,937        58.50         5.61      105,345,220        59.64
                            ------     ------------       ------       ------     ------------       ------
                              4.13%    $179,157,927       100.00%        4.26%    $176,619,206       100.00%
                            ======     ============       ======       ======     ============       ======



     At March 31, 1997, fixed-rate certificates maturities are as follows:


Within one year                                                     $ 77,440,477
One year to two years                                                  8,768,344
Two years to three years                                              10,488,973
Three years to four years                                              3,471,516
Four years to five years                                               3,180,550
Thereafter                                                             1,476,077
                                                                    ------------
                                                                    $104,825,937
                                                                    ============



     The aggregate amount of fixed-rate certificates with a minimum denomination of $100,000, was approximately $9,633,083 at March 31, 1997 and $9,272,076 at June 30, 1996. Deposit accounts in excess of $100,000 are not insured by the Federal Deposit Insurance Corporation ("FDIC").

     Interest expense on deposits is summarized as follows:


                                    Nine-Month
                                   Period Ended      Year Ended      Year Ended
                                     March 31,        June 30,        June 30,
                                       1997             1996            1995

NOW checking                        $  317,950      $  532,392      $  704,491
Passbook savings accounts              525,987         735,392         895,462
Money market deposit                   403,551         530,403         483,244
Fixed-rate certificates              4,237,508       5,780,854       4,706,552
                                    ----------      ----------      ----------
                                    $5,484,996      $7,579,041      $6,789,749
                                    ==========      ==========      ==========

7.   SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                         Nine-Month
                                                        Period Ended    Year Ended    Year Ended
                                                          March 31,      June 30,      June 30,
                                                            1997           1996         1995
Average balance                                          $1,396,032    $1,259,696    $1,537,273
Maximum month end balance                                $1,458,603    $1,432,417    $1,956,279
Average interest rate at year (period) end                     3.50%         3.53%         3.34%

Mortgage-backed and related securities pledged
  as collateral for securities sold
  under agreements to repurchase at year (period) end:
    Amortized cost                                       $2,047,781    $2,263,096    $2,613,356
    Fair value                                           $2,072,354    $2,295,440    $2,682,814


     The average balance is computed on a monthly average method. All agreements mature the following business day. The Bank maintains control of the securities pledged as collateral.

8.   FHLB OF SEATTLE BORROWINGS

     As a member of the FHLB of Seattle, the Bank maintains an available credit line in the amount equal to 20% of total assets, less current outstanding advances, subject to collateralization requirements. At March 31, 1997 and June 30, 1996, FHLB of Seattle variable rate advances amounted to $800,000 and $2,650,000, respectively. All amounts outstanding are due within one year.

     Borrowings are collateralized in aggregate, as provided for in the Advances, Security, and Deposit Agreement with the FHLB of Seattle, by certain mortgages or deeds of trust, securities of the U.S. Government and agencies thereof and cash on deposit with the FHLB of Seattle. At March 31, 1997, the minimum book value of eligible collateral pledged approximated 120% of borrowings.

     Financial data pertaining to the weighted average cost, the level of FHLB of Seattle borrowings and the related interest expense are summarized as follows:

                                                        Nine-Month
                                                       Period Ended       Year Ended       Year Ended
                                                         March 31,         June 30,         June 30,
                                                           1997              1996             1995
Weighted average interest rate at year (period) end            5.70%            5.85%             6.38%
Weighted monthly average interest rate during
  the year (period)                                            4.88%            6.21%             5.18%
Monthly average FHLB of Seattle borrowings            $     861,513    $   6,965,657    $    4,686,076
Maximum FHLB borrowings at any month end              $   2,850,000    $   9,100,000    $   11,000,000


9.   INCOME TAXES

     A reconciliation of the tax provision based on statutory corporate tax rates on pre-tax income and the provision shown in the accompanying consolidated statements of income is summarized as follows:

                                               Nine-Month Period Ended       Year Ended                 Year Ended
                                                   March 31, 1997          June 30, 1996              June 30, 1995
                                               ---------------------    ----------------------   ----------------------
                                                 Amount      Percent      Amount       Percent     Amount       Percent
Federal income taxes at statutory rate         $  628,000      34.0%    $1,204,292      34.0%    $1,281,992      34.0%
State income taxes at statutory rate, net of
  related federal tax effect                       85,000       4.6        143,351       4.0        164,245       4.4
Other, net                                         36,669       2.0         15,264       0.5         65,487       1.7
                                               ----------      ----     ----------      ----     ----------      ----

                                               $  749,669      40.6%    $1,362,907      38.5%    $1,511,724      40.1%
                                               ==========      ====     ==========      ====     ==========      ====


     Provision for income taxes is summarized as follows:


                                     Nine-Month
                                    Period Ended     Year Ended      Year Ended
                                      March 31,       June 30,        June 30,
                                        1997            1996           1995

Current provision:
  Federal                           $   694,114     $ 1,100,602    $ 1,066,924
  State                                 146,160         228,743        221,700
                                    -----------     -----------    -----------

                                        840,274       1,329,345      1,288,624
Deferred provision (benefit)            (90,605)         33,562        223,100
                                    -----------     -----------    -----------

                                    $   749,669     $ 1,362,907    $ 1,511,724
                                    ===========     ===========    ===========


     The components of net deferred income tax assets and liabilities are summarized as follows:



                                                     March 31,       June 30,
                                                       1997            1996
Deferred tax assets:
  Deferred loan fees                               $   211,293      $   293,714
  Unrealized securities losses                         120,556           79,070
  Vacation accrual                                      75,208           65,973
  Other                                                142,179          141,924
                                                   -----------      -----------

           Total deferred tax assets                   549,236          580,681
                                                   -----------      -----------

Deferred tax liabilities:
  FHLB stock dividends                                (692,720)        (660,825)
  Accumulated depreciation                             (65,342)         (84,824)
  Allowance for loan losses                           (260,379)        (394,842)
                                                   -----------      -----------

           Total deferred tax liabilities           (1,018,441)      (1,140,491)
                                                   -----------      -----------

           Net deferred tax liability              $  (469,205)     $  (559,810)
                                                   ===========      ===========

     For the fiscal year ended June 30, 1996 and years prior, the Bank determined bad debt expense to be deducted from taxable income based on 8% of taxable income before such deduction or based on the experience method as provided by the Internal Revenue Code ("IRC"). In August 1996, the provision in the IRC allowing the 8% of taxable income deduction was repealed. Accordingly, the Bank is required to use the experience method to record bad debt expense for the current period and prospectively, and must also recapture the excess reserve accumulated from use of the 8% method ratably over a six-taxable-year period for all years subsequent to 1987. The income tax provision from 1987 to 1996 included an amount for the tax effect of such reserves. During the nine-month period ended March 31, 1997, the Bank recaptured approximately $260,000 of bad debt deductions taken in prior periods. At March 31, 1997, remaining bad debt deductions to be recaptured approximated $1,300,000.

     As a result of the bad debt deductions taken in years prior to 1988, retained earnings include accumulated earnings of approximately $2,500,000, on which federal income taxes have not been provided. If, in the future, this portion of retained earnings is used for any purpose other than to absorb losses on loans or on property acquired through foreclosure, federal income taxes may be imposed at the then prevailing corporate tax rates. The Bank does not contemplate that such amounts will be used for any purpose which would create a federal income tax liability; therefore, no provision has been made.

10.  REGULATORY MATTERS AND CAPITAL REQUIREMENTS

     Regulatory Capital - The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk weighted assets, of Tier I capital to total assets, and tangible capital to tangible assets (set forth in the table below). Management believes that as of March 31, 1997, the Bank meets all capital adequacy requirements to which it is subject as of March 31, 1997.

     As of March 31, 1997, the most recent notification from the Office of Thrift Supervision ("OTS") categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized," the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events, since the notification, that management believes have changed the institution's category.

     The Bank's actual and required capital amounts and ratios are presented in the table below:

                                                                                           Categorized as
                                                                                     "Well Capitalized" Under
                                                          For Capital Adequacy           Prompt Correction
                                       Actual                   Purposes                 Action Provision
                              ----------------------     ---------------------      --------------------------
As of March 31, 1997              Amount       Ratio         Amount      Ratio          Amount          Ratio
Total Capital
  (To risk weighted assets)    $ 21,635,599    21.2%     $ 8,173,920      8.0 %     $ 10,217,400        10.0%

Core or Tier I Capital
  (To risk weighted assets)    $ 20,910,510    20.5%          N/A          N/A      $  6,130,440         6.0%

Core Capital
  (To total assets)            $ 20,910,510    10.2%     $ 6,122,909      3.0 %     $ 10,198,733         5.0%

Tangible Capital
  (To tangible assets)         $ 20,910,510    10.3%     $ 3,061,454      1.5 %          N/A             N/A



                                                                                     To Be Categorized as
                                                                                   "Well Capitalized" Under
                                                          For Capital Adequacy         Prompt Correction
                                         Actual                Purposes                Action Provision
                              -------------------------  ----------------------    ------------------------
As of June 30, 1996                Amount      Ratio        Amount        Ratio       Amount        Ratio
Total Capital
  (To risk weighted assets)    $ 20,382,222    21.45%    $ 7,602,800      8.00%     $ 9,503,500     10.00%

Core or Tier I Capital
  (To risk weighted assets)    $ 19,841,236    20.87%         N/A         N/A       $ 5,702,100      6.00%

Core Capital
  (To total assets)            $ 19,841,236     9.76%    $ 6,098,741      3.00%    $ 10,164,700      5.00%

Tangible Capital
  (To tangible assets)         $ 19,841,236     9.76%    $ 3,049,370      1.50%         N/A          N/A






     The following table is a reconciliation of the Bank's capital, calculated according to generally accepted accounting principles (GAAP), to regulatory tangible and risk-based capital at March 31, 1997:


Equity                                                             $ 21,026,213
Unrealized securities losses                                            122,297
Equity of non-includable subsidiaries                                  (238,000)
                                                                   ------------

Tangible capital                                                     20,910,510
General valuation allowance                                             725,089
                                                                   ------------

Total capital                                                      $ 21,635,599
                                                                   ============


     Regulatory Matters - On August 23, 1993, the OTS issued a regulation which would add an interest rate risk component to the risk-based capital standards (the "final IRR rule"). Institutions with a greater than normal interest rate risk exposure will be required to take a deduction from the total capital available to meet their risk-based capital requirement. That deduction is equal to one-half of the difference between the institution's actual measured exposure and the normal level of exposure as defined by the regulation. Although no such deduction was required as a result of the Bank's most recent regulatory examination, a deduction may be required as a result of future examinations. The final IRR rule has been postponed and it is not practicable to determine when it will become effective.

     At periodic intervals, the OTS and the FDIC routinely examine the Bank as part of their legally prescribed oversight of the thrift industry. Based on these examinations, the regulators can direct that the Bank's financial statements be adjusted in accordance with their findings. A future examination by the OTS or the FDIC could include a review of certain transactions or other amounts reported in the Bank's 1997 financial statements. In view of the uncertain regulatory environment in which the Bank operates, the extent, if any, to which a forthcoming regulatory examination may ultimately result in adjustments to the 1997 financial statements cannot presently be determined.

     On September 30, 1996, the United States Congress passed and the President signed into law the omnibus appropriations package, including the Bank Insurance Fund/Savings Association Insurance Fund (BIF/SAIF) and Regulatory Burden Relief packages. Included in this legislation was a requirement for SAIF-insured institutions to recapitalize the SAIF insurance fund through a one-time special assessment to be paid within 60 days of the first of the month following enactment. As the Bank is insured by the SAIF, this assessment resulted in a pre-tax charge to other expenses for the nine-month period ended March 31, 1997 of $1,146,387 based on the March 31, 1995 SAIF deposit assessment base of $174,488,122.

11.  EMPLOYEE BENEFIT PLAN

     The Bank and its subsidiaries sponsor a contributory defined contribution plan pursuant to Section 401(k) of the IRC covering substantially all employees. Under the plan, the Bank made contributions limited to 6.67% of participating employees' salaries. Contributions and Plan administration expenses aggregated to $94,622, $133,886, and $119,704 for the nine-month period ended March 31, 1997 and the years ended June 30, 1996 and 1995, respectively.

12.  TRANSACTIONS WITH AFFILIATES

     Loans - Certain directors and executive officers of the Bank and subsidiaries are customers of, and have had transactions with, the Bank in the ordinary course of business, and the Bank expects to have similar transactions in the future.

     An analysis of activity with respect to loans receivable from directors and executive officers of the Bank and its subsidiaries for the nine-month period ended March 31, 1997 and the years ended June 30, 1996 and 1995 is summarized as follows:

                                  Nine-Month
                                 Period Ended       Year Ended      Year Ended
                                   March 31,        June 30,         June 30,
                                     1997             1996             1995

Beginning balance                 $ 204,451        $ 414,472        $ 506,744
  Additions                         133,125          203,700           64,320
  Reductions                        (11,523)        (413,721)        (156,592)
                                  ---------        ---------        ---------
Ending balance                    $ 326,053        $ 204,451        $ 414,472
                                  =========        =========        =========


     At March 31, 1997, all loans to directors and executive officers of the Bank and its subsidiaries were current.

13.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
      AND CONCENTRATIONS OF CREDIT RISK

     The Bank is a party to certain financial instruments with off-balance sheet risk to meet the financing needs of customers. Commitments to extend credit are $11,164,041 and $7,613,627 at March 31, 1997 and June 30, 1996,
     respectively.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee by the customer. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates creditworthiness on an individual customer basis.

     The Bank originates residential real estate loans and, to a lesser extent, commercial and consumer loans. Greater than 90% of all loans in the Bank's portfolio are secured by properties located in communities of eastern Oregon.

14.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     A summary of book value and estimated fair value of financial instruments is summarized as follows:

                                            March 31, 1997              June 30, 1996
                                       ------------------------   ------------------------
                                        Balance                     Balance
                                         Sheet       Estimated       Sheet       Estimated
(Dollars in Thousands)                   Amount      Fair Value      Amount     Fair Value
Financial assets:
  Cash and cash equivalents            $  4,975      $  4,975      $  3,416      $  3,416
  Securities                             50,954        51,043        58,981        58,753
  Loans held for sale                       428           428          --            --
  Loans receivable, net of allowance
    for loan losses                     138,881       140,592       132,347       133,072
  FHLB stock                              2,763         2,763         2,609         2,609

Financial liabilities:
  Demand and savings deposits            74,332        74,332        71,274        71,274
  Time certificates of deposit          104,826       105,168       105,345       106,280
  Securities sold under agreements
    to repurchase                         1,431         1,431         1,432         1,432
   FHLB advances                            800           800         2,650         2,650


     Financial assets and liabilities other than investment securities are not traded in active markets. Estimated fair values require subjective judgments and are approximate. The above estimates of fair value are not necessarily representative of amounts that could be realized in actual market transactions, nor of the underlying value of the Bank. Changes in the following methodologies and assumptions could significantly affect the estimates.

     Financial Assets - The estimated fair value approximates the book value of cash and cash equivalents. For securities, the fair value is based on quoted market prices. The fair value of loans is estimated by discounting future cash flows using current rates at which similar loans would be made. The fair value of loans held for sale and FHLB stock approximates the carrying amounts.

     Financial Liabilities - The estimated fair value of demand and savings deposits, securities sold under agreements to repurchase, and FHLB advances approximates carrying amounts. The fair value of time certificates of deposit is estimated by discounting the future cash flows using current rates offered on similar instruments. The value of long-term relationships with depositors is not reflected.

     Off-Balance Sheet Financial Instruments - Commitments to extend credit represent all off-balance-sheet financial instruments. The fair value of these commitments is not significant. See Note 13 to the consolidated financial statements.

15.  CONTINGENCIES

     The Bank is a defendant in legal proceedings arising in the normal course of business. In the opinion of management, the disposition of litigation will not have a material effect on the Bank's financial position, results of operations, or liquidity.

16.  CONVERSION TO CAPITAL STOCK FORM OF OWNERSHIP

     The Board of Directors of the Bank adopted a Plan of Conversion on May 22, 1997, to convert from a federal chartered mutual savings bank to a federal capital stock savings bank with the concurrent formation of a holding company, subject to approval by the regulatory authorities and members of the Bank. The conversion is expected to be accomplished through amendment of the Bank's federal mutual charter and the sale of the holding company's common stock in an amount equal to the consolidated pro forma market value of the holding company and the Bank after given effect to the conversion. A subscription of the shares of common stock will be offered initially to the Bank's depositors, employee benefit plans and to certain other eligible subscribers. It is anticipated that any shares not purchased in the subscription offering will be offered in a community offering, and then any remaining shares offered to the general public in a syndicated community offering.

     At the time of the conversion, the Bank will establish a liquidation account in an amount equal to its capital as of the last date of the consolidated statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Bank, each eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

     Subsequent to the conversion, the Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements or is such declaration and payment would otherwise violate regulatory requirements.

                                   * * * * * *

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Oregon Trail Financial Corp. or Pioneer Bank, a Federal Savings Bank. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Oregon Trail Financial Corp. or Pioneer Bank, a Federal Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

                               Table of Contents                  Page

Prospectus Summary............................................
Selected Consolidated Financial Information...................
Risk Factors..................................................
Oregon Trail Financial Corp...................................
Pioneer Bank, a Federal Savings Bank..........................
Use of Proceeds...............................................
Dividend Policy...............................................
Market for Common Stock.......................................
Capitalization................................................
Historical and Pro Forma Regulatory Capital Compliance........
Pro Forma Data................................................
Shares to be Purchased by Management Pursuant
  to Subscription Rights......................................
Pioneer Bank, a Federal Savings Bank and Subsidiary
 Consolidated Statements of Income............................
Management's Discussion and Analysis of Financial
 Condition and Results of Operations..........................
Business of the Holding Company...............................
Business of the Savings Bank..................................
Management of the Holding Company.............................
Management of the Savings Bank................................
Regulation....................................................
Taxation......................................................
The Conversion................................................
Restrictions on Acquisition of the Holding Company............
Description of Capital Stock of the Holding Company ..........
Registration Requirements.....................................
Legal and Tax Opinions........................................
Experts.......................................................
Additional Information........................................
Index to Consolidated Financial Statements....................

Until the later of _______, 1997, or __ days after commencement of the Syndicated Community Offering of Common Stock, if any, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.







                          OREGON TRAIL FINANCIAL CORP.

                                     [Logo]

                          (Proposed Holding Company for
                      Pioneer Bank, A Federal Savings Bank)





                        2,813,500 to 3,806,500 Shares of
                                  Common Stock



                                   ----------

                                   Prospectus

                                   ----------








                          CHARLES WEBB & COMPANY, INC.,
                   a Division of Keefe, Bruyette & Woods, Inc.










                                ________ __, 1997

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution(1)

      Legal fees and expenses.....................................  $150,000
      Securities Marketing Firm legal fees........................    35,000
      EDGAR, printing, postage, copying and mailing...............   110,000
      Appraisal/business plan fees and expenses...................    22,800
      Accounting fees.............................................    85,000
      Securities marketing fees...................................   421,000(1)
      Data processing fees and expenses...........................     7,500
      SEC filing fee..............................................    13,266
      OTS filing fee..............................................     8,400
      Blue sky legal fees and expenses............................     5,000
      Other expenses..............................................    25,794
                                                                    --------
         Total....................................................  $883,760
                                                                    ========

----------
(1) Webb will receive a fee of 1.5% of stock sold, excluding ESOP shares (8%) and insider purchases totaling $2.2 million. Amount shown is based on midpoint of Estimated Valuation Range.

Item 14.  Indemnification of Officers and Directors

          Indemnification of Officers and Directors of Oregon Trail Financial Corp.

          Article XVIII of the Articles of Incorporation of Oregon Trail Financial Corp. requires indemnification of directors, officers and employees to the fullest extent permitted by Oregon law.

          Sections 60.387 to 60.414 of the Oregon Business Corporation Act define areas for indemnity coverage, as follows:

     60.387 DEFINITIONS FOR 60.387 TO 60.414. As used in ORS 60.387 to 60.414:

     (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporations' request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation also impose duties on or otherwise involve services by the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (3) "Expenses" include counsel fees.

     (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan or reasonable expenses incurred with respect to a proceeding.

     (5) "Officer" means an individual who is or was an officer of a corporation or an individual who, while an officer of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. An officer is considered to be serving an employee benefit plan at the corporation's request if the officer's duties to the corporation also impose duties on or include services by the officer to the employee benefit plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

     (6) "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

     (7) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     60.391 AUTHORITY TO INDEMNIFY DIRECTORS. (1) Except as provided in subsection (4) of this section, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

     (a) The conduct of the individual was in good faith;

     (b) The individual reasonably believed that the individual's conduct was in the best interests of the corporation, or at least not opposed to its best interests; and

     (c) In the case if any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

     (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of paragraph (b) of subsection (1) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (4) A corporation may not indemnify a director under this section:

     (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     (b) In connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

     (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with a proceeding.

     60.394 MANDATORY INDEMNIFICATION. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     60.397 ADVANCE FOR EXPENSES. (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

     (a) The director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in ORS 60.391; and

     (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

     (2) The undertaking required by paragraph (b) of subsection (1) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

     (3) Any authorization of payments under this section may be made by provision in the articles of incorporation, or bylaws, by a resolution of the shareholders or the board of director or by contract.

     60.401 COURT-ORDERED INDEMNIFICATION. Unless the corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

     (1) The director is entitled to mandatory indemnification under ORS 60.394, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

     (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in ORS 60.391 or as adjudged liable as described in ORS 60.391(4), whether the liability is based on a judgment, settlement or proposed settlement or otherwise.

     60.404 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION. (1) A corporation may not indemnify a director under ORS 60.391 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in ORS 60.391.

     (2) A determination that indemnification of a director is permissible shall be made:

     (a) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

     (b) If a quorum cannot be obtained under paragraph (a) of this subsection, by a majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding. However, directors who are parties to the proceeding may participate in designation of the committee;

     (c) By special legal counsel selected by the board of directors or its committee in the manner prescribed in paragraph (a) or (b) of this subsection or, if a quorum of the board of directors cannot be obtained under paragraph (a) of this subsection and a committee cannot be designated under paragraph (b) of this subsection, the special legal counsel shall be selected by majority vote of the full board of directors, including directors who are parties to the proceeding; or

     (d) By the shareholders.

     (3) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as the reasonableness of expenses shall be made by those entitled under paragraph (c) of subsection (2) of this section to select counsel.

     60.407  INDEMNIFICATION  OF  OFFICERS,   EMPLOYEES  AND  AGENTS.  Unless  a
corporation's articles of incorporation provide otherwise:

     (1) An officer of the corporation is entitled to mandatory indemnification under ORS 60.394, and is entitled to apply for court-ordered indemnification under ORS 60.401, in each case to the same extent as a director under ORS 60.394 and 60.401.

     (2) The corporation may indemnify and advance  expenses under ORS 60.387 to
60.411 to an officer, employee or agent of the corporation to the same extent as to a director.

     60.411 INSURANCE. A corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The corporation may purchase and maintain the insurance even if the corporation has no power to indemnify the individual against the same liability under ORS 60.391 to 60.394.

     60.414 APPLICATION OF ORS 60.387 TO 60.411. (1) The indemnification and provisions for advancement of expenses provided by ORS 60.387 to 60.411 shall not be deemed exclusive of any other rights to which directors, officers, employees or agents may be entitled under the corporation's articles of incorporation or bylaws, any agreement, general or specific action of its board of directors, vote of shareholders or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Specifically and not by way of limitation, a corporation shall have the power to make or agree to make any further indemnification, including advancement of expenses, of:

     (a) Any director as authorized by the articles of incorporation, any bylaws approved, adopted or ratified by the shareholders or any resolution or agreement approved, adopted or ratified, before or after such indemnification or agreement is made, by the shareholders, provided that no such indemnification shall indemnify any director from or on account of acts or omissions for which liability could not be eliminated under ORS 60.047(2)(d); and

     (b) Any officer, employee or agent who is not a director as authorized by its articles of incorporation or bylaws, general or specific action of its board of directors or agreement. Unless the articles of incorporation, or any such agreement or resolution provide otherwise, any determination as to any further indemnify under this paragraph shall be made in accordance with ORS 60.404.

     (2) If articles of incorporation limit indemnification or advance of expenses, any indemnification and advance of expenses are valid only to the extent consistent with the articles of incorporation.

     (3) ORS 60.387 to 60.411 does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to a proceeding. (Last amended by Ch. 883, L. '91, eff. 9-29-91.)

Item 15.  Recent Sales of Unregistered Securities.

          Not Applicable

Item 16.  Exhibits and Financial Statement Schedules:

          The  financial   statements   and  exhibits  filed  as  part  of  this
          Registration Statement are as follows:

(a)       List of Exhibits

 1.1 -- Form of proposed Agency Agreement among Oregon Trail Financial Corp., Pioneer Bank, a Federal Savings Bank and Charles Webb & Co.

 1.2 -- Engagement Letter between Pioneer Bank, a Federal Savings Bank and Charles Webb & Co.

 2    --  Plan of Conversion of Pioneer Bank, a Federal  Savings Bank  (attached as an exhibit to the Proxy Statement included herein as Exhibit 99.5)

 3.1  --  Articles of Incorporation of Oregon Trail Financial Corp.

 3.2  --  Bylaws of Oregon Trail Financial Corp.

 4    --  Form of Certificate for Common Stock

 5    --  Opinion  of  Breyer  &  Aguggia   regarding   legality  of  securities
          registered

 8.1  --  Form of Federal Tax Opinion of Breyer & Aguggia (a)

 8.2  --  Form of State Tax Opinion of Deloitte & Touche LLP (a)

 8.3 -- Opinion of Keller & Company, Inc. as to the value of subscription rights

10.1  --  Proposed Form of Employment Agreement For Certain Executive Officers

10.2  --  Proposed Form of Severance Agreement For Certain Senior Officers

10.3  --  Proposed Form of Employee Stock Ownership Plan

10.4  --  Pioneer Bank, a Federal Savings Bank 401(k) Plan (a)

10.5 -- Proposed Form of Pioneer Bank, a Federal Savings Bank Employee Severance Compensation Plan

10.6  --  Pioneer Bank Director Emeritus Plan (a)

21    --  Subsidiaries of Oregon Trail Financial Corp.

23.1  --  Consent of Deloitte & Touche LLP

23.2  --  Consent of Coopers & Lybrand LLP

23.3  --  Consent of Breyer & Aguggia  (contained in opinion included as Exhibit
          5)

23.4 -- Consent of Breyer & Aguggia as to its Federal Tax Opinion (contained in opinion included as Exhibit 8.1)

23.5  --  Consent of Keller & Company, Inc.

24    --  Power of Attorney  (contained  in signature  page to the  Registration
          Statement)

99.1 -- Order and Certification Form (contained in the marketing materials included as Exhibit 99.2)

99.2  --  Solicitation and Marketing Materials

99.3  --  Appraisal Agreement with Keller & Company, Inc.

99.4  --  Appraisal Report of Keller & Company, Inc.(a)

99.5 -- Proxy Statement for Special Meeting of Members of Pioneer Bank, a Federal Savings Bank

----------
(a)  To be filed by amendment.

Financial Statements and Schedules

               Pioneer Bank, a Federal Savings Bank and Subsidiary

                                                                           Pages
Independent Auditors' Report - Deloitte & Touche LLP...................     F-1

Report of Independent Accountants - Coopers & Lybrand LLP..............     F-2

Consolidated Balance Sheets as of March 31, 1997
 and June 30, 1996 ....................................................     F-3

Consolidated Statements of Income for the
 Nine Months Ended March 31, 1997
 and the Years Ended June 30, 1996 and 1995 ...........................      21

Consolidated Statements of Equity for the
 Nine Months Ended March 31, 1997 and for the
 Years Ended June 30, 1996 and 1995 ...................................     F-4

Consolidated Statements of Cash Flows for
 the Nine Months Ended March 31, 1997
 and the Years Ended June 30, 1996 and 1995 ...........................     F-5

Notes to Consolidated Financial Statements.............................     F-7


     All schedules are omitted because the required information is either not applicable or is included in the financial statements or related notes.

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act, and is therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baker City, Oregon on the 25th day of June, 1997.


                                      OREGON TRAIL FINANCIAL CORP.



                                      By:  /s/  Dan L. Webber
                                           --------------------------
                                           Dan L. Webber
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Oregon Trail Financial Corp., do hereby severally constitute and appoint Daniel L. Webber, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Daniel L. Webber may deem necessary or advisable to enable Oregon Trail Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-1 relating to the offering of Oregon Trail Financial Corp.'s Common Stock, including specifically but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Daniel L. Webber shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                          Title                                    Date
----------                                          -----                                   ----


/s/ Dan L. Webber                       President and Chief Executive                    June 25, 1997
-------------------------               Officer
Dan L. Webber                           (Principal Executive Officer)


/s/ Jerry F. Aldape                     Senior Vice President, Chief                     June 25, 1997
-------------------------               Financial Officer and Secretary
Jerry F. Aldape                         (Principal Financial Officer)


/s/ Nadine J. Johnson                   Vice President and Treasurer/                    June 25, 1997
-------------------------               Controller
Nadine J. Johnson                       (Principal Accounting Officer)


/s/ John Gentry                         Chairman of the Board                            June 25, 1997
-------------------------
John Gentry


/s/ Albert H. Durgen                    Director                                         June 25, 1997
-------------------------
Albert H. Durgen


/s/ Edward H. Elms                      Director                                         June 25, 1997
-------------------------
Edward H. Elms



/s/ John A. Lienkaemper                 Director                                         June 25, 1997
-------------------------
John A. Lienkaemper



/s/ Charles Rouse                       Director                                         June 25, 1997
-------------------------
Charles Rouse



/s/ Stephen R. Whittemore               Director                                         June 25, 1997
-------------------------
Stephen R. Whittemore

      As filed with the Securities and Exchange Commission on June 25, 1997

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    EXHIBITS
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933




                          OREGON TRAIL FINANCIAL CORP.
               (Exact name of registrant as specified in charter)



            Oregon                         6035                 [Applied For]
(State or other jurisdiction of     (Primary SICC No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)



                                2055 First Street
                            Baker City, Oregon 97814
                                 (541) 523-6327
          (Address and telephone number of principal executive offices)




                          John F. Breyer, Jr., Esquire
                          Victor L. Cangelosi, Esquire
                                BREYER & AGUGGIA
                       Suite 470 East 1300 I Street, N.W.
                             Washington, D.C. 20005
                     (Name and address of agent for service)

                                INDEX TO EXHIBITS

 1.1   --      Form of proposed  Agency  Agreement  among Oregon Trail Financial
               Corp.,  Pioneer  Bank, a Federal  Savings Bank and Charles Webb &
               Co.

 1.2   --      Engagement  Letter between  Pioneer Bank, a Federal  Savings Bank and Charles Webb & Co.

 2     --      Plan of  Conversion  of  Pioneer  Bank,  a Federal  Savings  Bank
               (attached as an exhibit to the Proxy Statement included herein as Exhibit 99.5)

 3.1   --      Articles of Incorporation of Oregon Trail Financial Corp.

 3.2   --      Bylaws of Oregon Trail Financial Corp.

 4     --      Form of Certificate for Common Stock

 5     --      Opinion  of Breyer & Aguggia  regarding  legality  of  securities registered

 8.1   --      Form of Federal Tax Opinion of Breyer & Aguggia (a)

 8.2   --      Form of State Tax Opinion of Deloitte & Touche LLP (a)

 8.3   --      Opinion of Keller & Company, Inc. as to the value of subscription rights

10.1   --      Proposed  Form of  Employment  Agreement  For  Certain  Executive
               Officers

10.2   --      Proposed Form of Severance Agreement For Certain Senior Officers

10.3   --      Proposed Form of Employee Stock Ownership Plan

10.4   --      Pioneer Bank, a Federal Savings Bank 401(k) Plan (a)

10.5   --      Proposed  Form of Pioneer  Bank, a Federal  Savings Bank Employee
               Severance Compensation Plan

10.6   --      Pioneer Bank Director Emeritus Plan (a)

21     --      Subsidiaries of Oregon Trail Financial Corp.

23.1   --      Consent of Deloitte & Touche LLP

23.2   --      Consent of Coopers & Lybrand LLP

23.3   --      Consent of Breyer & Aguggia  (contained  in opinion  included  as
               Exhibit 5)

23.4   --      Consent  of  Breyer  &  Aguggia  as to its  Federal  Tax  Opinion
               (contained in opinion included as Exhibit 8.1)

23.5   --      Consent of Keller & Company, Inc.

24     --      Power  of  Attorney   (contained   in   signature   page  to  the
               Registration Statement)

99.1   --      Order  and  Acknowledgement  Form  (contained  in  the  marketing materials included as Exhibit 99.2)

99.2   --      Solicitation and Marketing Materials

99.3   --      Appraisal Agreement with Keller & Company, Inc.

99.4   --      Appraisal Report of Keller & Company, Inc.(a)

99.5   --      Proxy Statement for Special Meeting of Members of Pioneer Bank, a
               Federal Savings Bank
---------------------
(a) To be filed by amendment.